UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TOWER GROUP INTERNATIONAL, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common shares, par value $1.00 per share (the “Common Shares”) of Tower Group International, Ltd. (the “Company”)
	(2)	Aggregate number of securities to which transaction applies: 57,381,686 Common Shares outstanding as of January 31, 2014
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the underlying value of the transaction was calculated as the product of 57,381,686 Common Shares multiplied by the merger consideration of $3.00 per share

	(4)	Proposed maximum aggregate value of transaction: $172,145,058.00
	(5)	Total fee paid: $ 22,172.29

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[TOWER GROUP LETTERHEAD]

            , 2014

Dear Fellow Shareholder:

We cordially invite you to attend a special general meeting of the shareholders of Tower Group International, Ltd., which we refer to as the Company, to be held on             , 2014 at             , local time, at [the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda].

On January 3, 2014 the Company entered into an Agreement and Plan of Merger, which we refer to as the agreement and plan of merger, with ACP Re, Ltd., which we refer to as ACP Re, and London Acquisition Company Limited, a wholly owned subsidiary of ACP Re, which we refer to as Merger Sub. Pursuant to the agreement and plan of merger, Merger Sub will be merged with and into the Company and the Company will continue as the surviving company. We refer to this transaction as the merger. Following the merger, the Company will be a wholly owned subsidiary of ACP Re.

If the merger is completed, you will be entitled to receive $3.00 in cash, without interest, less any applicable withholding taxes, for each common share of the Company that you own.

We are soliciting proxies for use at the special general meeting to consider and vote upon proposals to: (i) approve and adopt the agreement and plan of merger and the agreement between the Company, ACP Re and Merger Sub required by Section 105 of the Bermuda Companies Act of 1981, as amended, which together with the agreement and plan of merger, we refer to as the merger agreement, and approve the merger, (ii) approve, on an advisory basis, certain compensatory arrangements between the Company and its named executive officers that are based on or otherwise relate to the merger, as described in this proxy statement, and (iii) adjourn the special general meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve and adopt the merger agreement and approve the merger. We urge all shareholders to read this proxy statement and the documents included with this proxy statement carefully and in their entirety.

The board of directors of the Company has unanimously determined that the merger is fair to, and in the best interests of, the Company, determined that the fair value for each common share is $3.00, without interest, approved the merger agreement and resolved to recommend that the shareholders approve and adopt the merger agreement and approve the merger. The board of directors made its recommendation after consultation with its independent legal and financial advisers and consideration of a number of factors. The board of directors unanimously recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement and approve the merger, and “FOR” approval of the other proposals described in this proxy statement.

Approval of the proposal to approve and adopt the merger agreement and approve the merger requires the affirmative vote of holders of a majority of the votes cast by shareholders present or represented by proxy and voting at the special general meeting at which a quorum is present. Shareholder approval of this proposal is necessary to complete the merger.

Your vote is very important. Whether or not you plan to attend the special general meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or through the Internet. If you attend the special general meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If your shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your common shares without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your common shares, following the procedures provided by your bank, brokerage firm or other nominee.

The accompanying proxy statement provides you with detailed information about the special general meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.

If you have any questions or need assistance voting your common shares, please call Georgeson Inc., the Company’s proxy solicitor, toll-free at              (banks and brokers call collect at             ).

Thank you in advance for your cooperation and continued support.

Sincerely,

The proxy statement is dated             , 2014, and is first being mailed to the Company’s shareholders on or about             , 2014.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TOWER GROUP INTERNATIONAL, LTD.

Bermuda Commercial Bank Building, 2nd Floor

19 Par-la-Ville Road

Hamilton, HM 11, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Our Shareholders:

A special general meeting of shareholders of Tower Group International, Ltd., which we refer to as the Company, will be held on             , 2014, at             , local time, at the [Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda] for the following purposes:

1.	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 3, 2014, as it may be amended from time to time, which we refer to as the agreement and plan of merger, by and among the Company, ACP Re, Ltd., which we refer to as ACP Re, and London Acquisition Company Limited, which we refer to as Merger Sub, and the agreement between the Company, ACP Re and Merger Sub required by Section 105 of the Bermuda Companies Act of 1981, as amended, which we refer to as the Companies Act, a copy of which is attached as Exhibit A to the agreement and plan of merger, which together with the agreement and plan of merger we refer to as the merger agreement, and to approve the merger contemplated by the merger agreement, which we refer to as the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote on a proposal to approve, on an advisory basis, certain compensatory arrangements between the Company and its named executive officers that are based on or otherwise relate to the merger, as described in the accompanying proxy statement.

3.	To consider and vote on a proposal to direct the chairman of the meeting to adjourn the special general meeting of shareholders to solicit additional proxies if there are insufficient votes at the time of the special general meeting to approve the proposal to approve and adopt the merger agreement and approve the merger.

4.	To transact any other business that may properly come before the special general meeting, or any adjournment or postponement of the special general meeting, by or at the direction of the board of directors of the Company.

Under the merger agreement, upon completion of the merger, each issued common share, par value $0.01 per share, of the Company, (except for shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and dissenting shares as to which appraisal rights have been properly exercised under the Companies Act) will be converted into the right to receive $3.00 in cash, without interest, less any applicable withholding taxes. All common shares that are held by the Company as treasury shares or owned by ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re immediately before the merger will be cancelled and no payment will be made in respect thereof.

Under Bermuda law, in the event of a merger of a Bermuda company with another company, any shareholder of the Bermuda company is entitled to receive fair value for its shares. The Company’s board of directors considers the fair value for each common share to be the merger consideration ($3.00 in cash, without interest, less any applicable withholding taxes). Any shareholder of the Company who is not satisfied that it has been offered fair value for its common shares and whose common shares are not voted in favor of the proposal to approve and adopt the merger agreement and approve the merger, may exercise its appraisal rights under the Companies Act to have the fair value of its common shares appraised by the Supreme Court of Bermuda. Any shareholder intending to exercise appraisal rights MUST file its application for appraisal of the fair value of its common shares with the Supreme Court of Bermuda within ONE MONTH after the date the notice convening the special general meeting is deemed to have been received.

Only Company shareholders of record, as shown on the Company’s register of members at the close of business on             , 2014, are entitled to notice of, and to vote at, the special general meeting or any adjournment thereof, or to exercise the appraisal rights conferred on dissenting shareholders by Bermuda law.

SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL GENERAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTAGE PAID AND PRE-ADDRESSED ENVELOPE OR TO SUBMIT THEIR PROXY BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE SPECIAL GENERAL MEETING BY WRITTEN NOTICE TO THE COMPANY, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,

Elliot S. Orol
Senior Vice President, General Counsel and Secretary

Hamilton, Bermuda

            , 2014

i

Annex A -	Agreement and Plan of Merger, dated January 3, 2014, by and among Tower Group International, Ltd., ACP Re, Ltd. and London Acquisition Company Limited

Annex B -	Support Agreement, dated January 3, 2014, between ACP Re, Ltd. and Michael H. Lee

Annex C -	J.P. Morgan Securities LLC Opinion, dated January 3, 2014

Annex D -	Merrill Lynch, Pierce, Fenner & Smith Incorporated Opinion, dated January 3, 2014

Annex E -	Guaranty, dated January 3, 2014, by The Michael Karfunkel 2005 Grantor Retained Annuity Trust, in favor of Tower Group International, Ltd.

Annex F -	Commercial Lines Cut-Through Quota Share Reinsurance Agreement, dated January 3, 2014, by and among certain subsidiaries of the Company and Technology Insurance Company, Inc.

Annex G -	Personal Lines Cut-Through Quota Share Reinsurance Agreement, dated January 3, 2014, by and among certain subsidiaries of the Company and Integon National Insurance Company

Annex H -	Tower Group International, Ltd. Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on November 26, 2013

Annex I -	Tower Group International, Ltd. Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on November 26, 2013

Annex J -	Tower Group International, Ltd. Quarterly Report on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on November 26, 2013

Annex K -	Tower Group International, Ltd. Quarterly Report on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on February 12, 2014

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special general meeting of shareholders. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully.

Q.	Why am I receiving this document?

A.	Tower Group International, Ltd., which we refer to as the Company, us, our or we, has agreed to be acquired by ACP Re, Ltd., which we refer to as ACP Re, pursuant to the Agreement and Plan of Merger, which we refer to as the agreement and plan of merger, and the agreement required by Section 105 of the Bermuda Companies Act of 1981, as amended, which we refer to as the Companies Act, that is attached as Exhibit A to the agreement and plan of merger, which we refer to as the statutory merger agreement. We refer to the agreement and plan of merger together with the statutory merger agreement, as the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. The Company’s shareholders must vote to approve and adopt the merger agreement and approve the merger before the transactions contemplated by the merger agreement can be completed, and the Company is holding a special general meeting of its shareholders so that its shareholders may vote with respect to the approval and adoption of the merger agreement and approval of the merger.

You are receiving this proxy statement because you own common shares of the Company. This proxy statement contains important information about the proposed transaction and the special general meeting of shareholders, and you should read it carefully. The enclosed proxy statement allows you to vote your common shares without attending the special general meeting in person.

Your vote is extremely important, and we encourage you to vote as soon as possible. For more information on how to vote your shares, please see the section of this proxy statement entitled “The Special General Meeting” beginning on page 19.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of the Company by ACP Re pursuant to the merger agreement. If the proposal to approve and adopt the merger agreement and to approve the merger is approved by our shareholders and the other closing conditions under the merger agreement are satisfied or waived, London Acquisition Company Limited, a wholly owned subsidiary of ACP Re, which we refer to as Merger Sub, will merge with and into the Company, with the Company continuing as the surviving company. We refer to this transaction as the merger. As a result of the merger, the Company will become a wholly owned subsidiary of ACP Re and will no longer be a publicly held company. In addition, as a result of the merger, our common shares will be delisted from the NASDAQ Global Select Market, or the NASDAQ, and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will no longer file periodic reports with the Securities and Exchange Commission, or the SEC, on account of our common shares and you will no longer have any interest in the Company.

Q.	What will I receive if the merger is completed?

A.	Upon completion of the merger, you will be entitled to receive $3.00 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes, for each common share of the Company that you own, unless you properly exercise and do not withdraw your appraisal rights under the Companies Act with respect to your shares. You will not own any of the common shares of the surviving company.

Q.	How does the merger consideration compare to the market price of the common shares of the Company prior to the announcement of the merger?

A.	The merger consideration represents a premium of 2.0% to the closing price of the common shares of the Company on January 3, 2014, the last trading day prior to the public announcement of the merger agreement.

Q.	When do you expect the merger to be completed?

A.	We are working toward completing the merger as soon as possible. Assuming timely satisfaction of the closing conditions, we anticipate that the merger will be completed in the third quarter of 2014. If our shareholders vote to approve the proposal to approve and adopt the merger agreement and approve the merger, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger set forth in the merger agreement.

Q.	What happens if the merger is not completed?

A.	If the proposal to approve and adopt the merger agreement and approve the merger is not approved by the Company’s shareholders, or if the merger is not completed for any other reason, the shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and the common shares will continue to be listed and traded on the NASDAQ. Under specified circumstances, we may be required to reimburse ACP Re for its expenses or pay ACP Re a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fee” beginning on page 70.

You should be aware that there is substantial doubt about our ability to continue as a going concern. Recently, we have experienced significant adverse developments in our business. We have announced substantial reserve strengthening, have restated our financial statements, and have had difficulty complying on a timely basis with the periodic reporting requirements under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. Declines in our financial strength ratings have severely impaired our ability to write new insurance business. In addition, we have $150.0 million principal amount of 5.0% convertible senior notes that mature on September 15, 2014. No assurance can be given that we will be able to obtain any commitments with respect to raising additional capital or liquidating investments that will provide sufficient funds to pay the principal of these notes when they mature.

Concurrently with the execution of the merger agreement, the U.S. insurance company subsidiaries of the Company that write commercial lines business entered into a quota share reinsurance agreement with Technology Insurance Company, Inc., a wholly owned subsidiary of AmTrust Financial Services, Inc., or AmTrust, and the U.S. insurance company subsidiaries of the Company that write personal lines business entered into a quota share reinsurance agreement with Integon National Insurance Company, a wholly owned subsidiary of National General Holdings Corp., or NGHC. Both AmTrust and NGHC are affiliates of ACP RE. We refer to these agreements throughout this proxy statement as the quota share reinsurance agreements. If the proposal to approve and adopt the merger agreement and approve the merger is not approved by the Company’s shareholders, or if the merger is not completed for any other reason, the reinsurer under each of these quota share reinsurance agreements will have the right to terminate such agreement. See “Other Related Agreements—Quota Share Reinsurance Agreements” beginning on page 73 for a summary of the material terms of the quota share reinsurance agreements.

Q.	Is the merger expected to be taxable to me?

A.

The exchange of common shares of the Company for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. If you are a “U.S. holder,” you generally will recognize gain or loss in an amount equal to the difference, if any, between the cash payments you receive pursuant to the merger and your adjusted tax basis in your common shares. If you are a “non-U.S. holder,” any gain that you realize generally will not be subject to U.S. federal income tax, subject to certain exceptions discussed in that section of this proxy statement. You should read “The Merger—Material U.S. Federal Income Tax

Consequences of the Merger” beginning on page 51, which provides a discussion of the U.S. federal income tax consequences of the merger for “U.S. holders” and “non-U.S. holders.” You also should consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.	Yes. In considering the recommendation of the board of directors to vote in favor of the approval and adoption of the merger agreement, you should be aware that our directors and officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved and adopted by the shareholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 47.

Q.	When and where is the special general meeting?

A.	The special general meeting of shareholders of the Company will be held on , 2014 at , local time, at [the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda].

Q.	What am I being asked to vote on at the special general meeting?

A.	At the special general meeting, holders of our common shares will consider and vote on the following proposals:

•	to approve and adopt the merger agreement and approve the merger;

•	to approve, on an advisory basis, certain compensatory arrangements between the Company and its named executive officers that are based on or otherwise relate to the merger, as described in this proxy statement;

•	to direct the chairman of the meeting to adjourn the special general meeting to solicit additional proxies if there are insufficient votes at the time of the special general meeting to approve and adopt the merger agreement and approve the merger; and

•	to transact any other business that may properly come before the special general meeting, or any adjournment of the special general meeting, by or at the direction of the board of directors.

Q.	What vote is required for the Company’s shareholders to approve the proposal to approve and adopt the merger agreement and approve the merger?

A.	Approval of the proposal to approve and adopt the merger agreement and approve the merger requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy and voting at the special general meeting at which a quorum is present.

Q.	What vote is required for the Company’s shareholders to approve the other proposals?

A.	Approval of each of the other proposals described in this proxy statement, other than the proposal to adjourn the special general meeting, requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy at the special general meeting at which a quorum is present and entitled to vote on the proposal.

Approval of the proposal to adjourn the special general meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy at the special general meeting, whether or not a quorum is present.

Q.	Why am I being asked to approve, on a non-binding advisory basis, certain merger-related compensatory arrangements between the Company and its named executive officers?

A.	Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers that is based on or otherwise relates to the merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as the merger-related compensation. See “Shareholder Advisory Vote on Certain Compensatory Arrangements.”

Because the vote on this proposal is advisory, however, it will not be binding on our board of directors. The merger-related compensation is an obligation of the Company to each of our named executive officers, and advisory approval of this proposal is not a condition to the completion of the merger. Thus, regardless of the outcome of this advisory vote, this compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved. For a more complete discussion of the compensation that our named executive officers may receive in connection with the merger, see “The Merger—Interests of Certain Persons in the Merger” and “Shareholder Advisory Vote on Certain Compensatory Arrangements.”

Q.	How does the board of directors recommend that I vote?

A.	The board of directors unanimously recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement and approve the merger and “FOR” approval of each of the other proposals.

Q.	How many votes are already committed to be voted in favor of the adoption of the merger agreement?

A.	Pursuant to a support agreement, dated as of January 3, 2014, between ACP Re and Michael H. Lee, former Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Lee, solely in his capacity as a shareholder, agreed, among other things, to vote in favor of the proposal to approve and adopt the merger agreement and approve the merger and against any competing proposed transaction and any agreement, transaction or proposal that would result in a material breach by the Company of any provision of the merger agreement. See the section entitled “Other Related Agreements—Support Agreement” beginning on page 72 for more information. As of , 2014, the record date for the special general meeting, Mr. Lee was entitled to vote 2,297,926 shares, or approximately 4.0%, of the issued common shares of the Company.

Q.	Who can vote at the special general meeting?

A.	All of the holders of the common shares of the Company that were the record holders as of the close of business on the record date are entitled to receive notice of, and to vote at, the special general meeting. Each holder of common shares of the Company as of the record date is entitled to cast one vote on each matter properly brought before the special general meeting for each common share that such holder owns as of the record date.

Q.	What is a quorum?

A.	The presence, in person or by proxy, of two or more persons at the start of the special general meeting and representing in person or by proxy in excess of 50% of the total issued voting shares of the Company throughout the special general meeting constitutes a quorum. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

Q.	How do I vote?

A.	If you are a shareholder of record as of the record date, you may vote your common shares on matters presented at the special general meeting in any of the following ways:

•	in person—you may attend the special general meeting and cast your vote there;

•	by proxy—shareholders of record have a choice of voting by proxy:

•	over the Internet (the website for submitting your proxy online is on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of common shares of the Company as of the record date, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special general meeting, you must have a legal proxy from your bank, brokerage firm or other nominee.

The control number located on your proxy card is designed to verify your identity and allow you to vote your common shares, and to confirm that your voting instructions have been properly recorded when you submit your proxy over the Internet or by telephone. Please be aware that if you submit your proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.	What is the difference between being a shareholder of record and a beneficial owner?

A.	If your common shares of the Company are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those common shares, the “shareholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your common shares of the Company are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your common shares of the Company by following their instructions for voting.

Q.	If my common shares are held in street name by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your common shares if you instruct your bank, brokerage firm or other nominee as to how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares. If you do not instruct your bank, brokerage firm or other nominee as to how to vote your shares, your shares will not be voted.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, who is also referred to as a proxy, to vote your common shares. This written document describing the matters to be considered and voted on at the special general meeting is called a proxy statement. The document used to designate a proxy to vote your common shares is called a proxy card.

Q.	If a shareholder gives a proxy, how are the common shares voted?

A.	Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, or your proxies, will vote your common shares of the Company in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your common shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the proposals to come before the special general meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” all of the proposals.

Q.	Can I change or revoke my vote?

A.	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary by the time the special general meeting begins, or by attending the special general meeting and voting in person.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold common shares in street name, or through more than one bank, brokerage firm or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special general meeting. These should each be completed with your voting instruction and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares are voted.

Q.	What happens if I sell my common shares before the special general meeting?

A.	The record date for shareholders entitled to vote at the special general meeting is prior to both the date of the special general meeting and the consummation of the merger. If you transfer your common shares before the record date, you will not be entitled to vote at the special general meeting and will not be entitled to receive the merger consideration. If you transfer your common shares after the record date but before the special general meeting you will, unless special arrangements are made, retain your right to vote at the special general meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. The person to whom you transfer your shares after the record date will not have a right to vote those shares at the special general meeting.

Q.	What effect do abstentions and “broker non-votes” have on the proposals?

A.	Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on the proposal to approve and adopt the merger agreement and approve the merger brought before, the special general meeting. Because the vote required to approve the proposal to approve and adopt the merger agreement and approve the merger is the affirmative vote of a percentage of the votes cast, an abstention or “broker non-vote” with respect to such proposal to be voted on at the special general meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting. With respect to each of the other proposals described in this proxy statement, abstentions and broker non-votes will have the same effect as a vote against such proposal.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the special general meeting. The Company estimates that it will pay Georgeson Inc. a fee of approximately $9,500 and reimbursement of certain expenses. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the Company’s common shares for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.	Even if you plan to attend the special general meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special general meeting. If you hold your shares in your own name as the shareholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, by using the telephone number printed on your proxy card or by following the instructions for the use of the Internet printed on your proxy card. If you decide to attend the special general meeting and vote in person, your vote by ballot at the special general meeting will revoke any proxy previously submitted. If you are a beneficial owner of common shares of the Company, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my share certificates now?

A.	No. You will receive a letter of transmittal shortly after the completion of the merger describing how you may exchange your common shares for the merger consideration. If your shares are held in street name by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your street name shares in exchange for the merger consideration. Please do NOT return your share certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the Companies Act instead of receiving the merger consideration for my shares?

A.	Yes. As a holder of common shares of the Company, you are entitled to appraisal rights under the Companies Act in connection with the merger if you take certain actions and meet certain conditions. See “Appraisal Rights” beginning on page 76.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your common shares of the Company, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Georgeson Inc.

For media inquiries, please contact:

Tower Group International, Ltd.

120 Broadway, 31st Floor

New York, NY 10271

Attention: Investor Relations

(212) 655-8943

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement and its annexes. Each item in this summary includes a page reference directing you to a more complete description of that topic.

Parties to the Merger (Page 18)

Tower Group International, Ltd., or the Company, we or us, a Bermuda exempted company, offers a broad range of commercial, specialty and personal property and casualty insurance products and services.

ACP Re Ltd., or ACP Re, a Bermuda exempted company, is a Bermuda based reinsurance company.

London Acquisition Company Limited, or Merger Sub, a Bermuda exempted company, is a wholly owned subsidiary of ACP Re that was formed by ACP Re solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with and into the Company and will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of January 3, 2014, as it may be amended from time to time, among the Company, ACP Re and Merger Sub, as the agreement and plan of merger, and the agreement between the Company, ACP Re and Merger Sub required by Section 105 of the Bermuda Companies Act, or the Companies Act, that is attached as Exhibit A to the agreement and plan of merger, the statutory merger agreement. We refer to the agreement and plan of merger and the statutory merger agreement together as the merger agreement. We refer to the merger of Merger Sub with and into the Company pursuant to the merger agreement as the merger.

Structure of the Merger (Page 55)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving company in the merger and will continue to do business following the merger as a wholly owned subsidiary of ACP Re. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any of the common shares of the surviving company.

Merger Consideration (Page 24)

In the merger, each issued and outstanding common share, par value $0.01 per share, of the Company (except for shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and dissenting shares as to which appraisal rights have been properly exercised under the Companies Act) will be cancelled and converted into the right to receive $3.00 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes.

The Special General Meeting (Page 19)

Time, Place and Purpose of the Special General Meeting (Page 19)

The special general meeting will be held on            , 2014, starting at             , local time, at [the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda]. At the special general meeting, holders of our common shares will consider and vote on the following proposals:

•	to approve and adopt the merger agreement and approve the merger;

•	to approve, on an advisory basis, certain compensatory arrangements between the Company and its named executive officers that are based on or otherwise relate to the merger, as described in this proxy statement;

•	to approve the adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special general meeting to approve the proposal to approve and adopt the merger agreement and approve the merger; and

•	to transact any other business that may properly come before the special general meeting, or any adjournment of the special general meeting, by or at the direction of the board of directors.

Record Date and Quorum (Page 19)

You are entitled to receive notice of, and to vote at, the special general meeting if your name was entered in the register of members of the Company as of the close of business on             , 2014, the record date for the special general meeting, which we refer to as the record date. You will have one vote for each common share that you owned on the record date. As of the record date, there were              common shares issued and entitled to vote at the special general meeting. The presence, in person or by proxy, of two or more persons at the start of the special general meeting and representing in person or by proxy in excess of 50% of the total issued voting shares of the company throughout the special general meeting constitutes a quorum.

Votes Required (Page 20)

Approval of the proposal to approve and adopt the merger agreement and approve the merger requires the affirmative vote of a majority of the votes cast by shareholders present or represented by proxy and voting at the special general meeting at which a quorum is present.

Approval of each of the other proposals described in this proxy statement, other than the proposal to direct the chairman to adjourn the special general meeting, requires the affirmative vote of the holders of a majority of the common shares present or represented by proxy at the special general meeting at which a quorum is present and entitled to vote on the proposal.

Approval of the proposal to direct the chairman of the meeting to adjourn the special general meeting requires the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy at the special general meeting, whether or not a quorum is present.

Concurrently with the execution of the merger agreement, Michael H. Lee, former Chairman of the Board, President and Chief Executive Officer of the Company, solely in his capacity as a shareholder of the Company, entered into a support agreement with ACP Re pursuant to which he, among other things, (i) agreed to vote his common shares of the Company in favor of the proposal to approve and adopt the merger agreement and of any matter necessary to the consummation of the transactions contemplated thereby, against any competing proposed transaction and against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or a failure of any condition to the Company’s obligations thereunder to be satisfied, and (ii) granted ACP Re an irrevocable proxy to vote his shares in accordance with the foregoing. As of             , 2014, the record date for the special general meeting, Mr. Lee was entitled to vote 2,297,926 shares, or approximately 4.0%, of the issued common shares of the Company. A copy of the support agreement is attached to the proxy statement as Annex B.

Proxies and Revocation (Page 22)

Any shareholder of record entitled to vote at the special general meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special general meeting. If your common shares of the Company are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote in person at the special general meeting, or do not provide your bank, broker or other nominee with instructions, as applicable, your shares will not be voted on the proposal to approve and adopt the merger agreement and approve the merger.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting another proxy at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the special general meeting begins, or by attending the special general meeting and voting in person.

Background of the Merger (Page 24)

A description of the actions that led to the execution of the merger agreement, including our discussions with ACP Re, is included under the section entitled “The Merger—Background of the Merger,” which begins on page 24.

Reasons for the Merger; Recommendation of the Board of Directors (Page 32)

After careful consideration, the board of directors unanimously (i) declared advisable the merger agreement, (ii) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, to be fair to and in the best interests of the Company, (iii) determined that the fair value for each common share of the Company is $3.00, without interest, and (iv) approved, authorized and recommended that the shareholders of the Company approve and adopt the merger agreement. For the factors considered by the board of directors in reaching its decision to approve the merger agreement, please see the section entitled “The Merger—Reasons for the Merger,” which begins on page 32.

The board of directors unanimously recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement and approve the merger, and “FOR” approval of the other proposals described in this proxy statement.

Opinions of Financial Advisers (Page 37)

Opinion of J.P. Morgan

In connection with the execution of the merger agreement, the Company’s board of directors received an opinion, dated January 3, 2014, from the Company’s financial adviser, J.P. Morgan Securities LLC, which we refer to as J.P. Morgan, as to the fairness, from a financial point of view, of the consideration to be paid to the holders of the common shares of Company pursuant to the merger agreement, as of the date of the opinion. The full text of the written opinion of J.P. Morgan, dated January 3, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by J.P. Morgan in connection with rendering its opinion, is included as Annex C to this document and is incorporated by reference herein in its entirety. You are encouraged to read the opinion and the description beginning on page 37 carefully in their entirety. This summary and the description of the opinion beginning on page 37 are qualified in their entirety by reference to the full text of the opinion. J.P. Morgan provided its opinion to the board of directors of the Company (in its capacity as such) in connection with, and for purposes of, its evaluation of the transaction contemplated by the merger agreement. J.P. Morgan’s written opinion is addressed to the board of directors of the Company, is directed only to the fairness, from a financial point of view, of the consideration to be paid to the holders of Company common shares pursuant to the merger agreement, and does not address any other matter. The opinion does not constitute a recommendation to any shareholder as to how any shareholder should vote with respect to the proposal to approve and adopt the merger agreement and approve the merger, or whether to take any other action with respect to the merger.

Opinion of BofA Merrill Lynch (Page 40)

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as BofA Merrill Lynch, the Company’s financial adviser, delivered to the Company’s board of directors a written opinion, dated January 3, 2014, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of common shares (other than ACP Re and its affiliates). The full text of the written opinion, dated January 3, 2014, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Company’s board of directors (in its capacity as such) for the benefit and use of the Company’s board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company, or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

No Financing Condition (Page 57)

The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $172.1 million. ACP Re has informed us that it will fund this amount through a combination of cash at ACP Re and the proceeds from certain sales of assets to AmTrust Financial Services, Inc., or AmTrust, and National General Holdings Corp., or NGHC, that will occur substantially simultaneously with the consummation of the merger.

Pursuant to a guaranty, dated as of January 3, 2014, made by The Michael Karfunkel 2005 Grantor Retained Annuity Trust, which we refer to as the Karfunkel Trust, in favor of the Company, the Karfunkel Trust has unconditionally and irrevocably guaranteed ACP Re’s payment of the aggregate merger consideration and the expenses required to be paid by ACP Re and the Merger Sub pursuant to the merger agreement. A copy of the guaranty is attached to this proxy statement as Annex E.

Interests of Certain Persons in the Merger (Page 47)

When considering the recommendation by the board of directors, you should be aware that our officers and directors have interests in the merger that are different from, or in addition to, your interests as a shareholder. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the shareholders of the Company approve the proposal to approve and adopt the merger agreement and approve the merger. These interests include the following:

•	the interests of the Company’s officers in continuing their roles with the Company after the merger;

•	the cash-out of all restricted shares and restricted share units held by our executive officers and directors; and

•	that the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 51)

The exchange of common shares for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Shareholders who are “U.S. holders” and who exchange their common shares in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the cash payments they receive pursuant to the merger and their adjusted tax basis in their common shares of the Company. Shareholders who are “non-U.S. holders” and who realize gain on the exchange of their common shares of the Company in the merger generally will not be subject to U.S. federal income tax on the realized gain, subject to certain exceptions. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 51, which provides a discussion of tax consequences of the merger for “U.S. holders” and “non-U.S. holders” as defined in that discussion. You should consult your tax adviser for a complete analysis of the effect of the merger on your U.S. federal, state, local and foreign taxes.

Regulatory Approvals (Page 53)

The Company has insurance company subsidiaries and affiliates that are domiciled or deemed to be “commercially domiciled” in Bermuda, California, Florida, Illinois, Maine, Massachusetts, New Hampshire, New Jersey and New York. The insurance laws of these jurisdictions require an acquiring person to obtain the approval of the applicable insurance regulator prior to the direct or indirect acquisition of control of an insurance company that is domiciled or commercially domiciled therein. ACP Re, AmTrust and NGHC have initiated preliminary discussions with the applicable insurance regulatory authorities regarding the merger and certain other asset transfers that will occur substantially simultaneously with the merger. Following such discussions, ACP Re, AmTrust and NGHC will file formal applications with the applicable insurance regulatory authorities for the approval of the merger and such other asset transfers. Although the Company and ACP Re do not expect the applicable insurance regulators to withhold their approvals, there is no assurance that such approvals will be obtained. In addition, the merger agreement limits the conditions that ACP Re is required to accept in connection with obtaining such approvals. There is no assurance that an insurance regulator will not impose a “burdensome condition” on its approval of ACP Re’s application that ACP Re will not be required to accept under the merger agreement. See “The Merger Agreement—Filings; Other Actions.”

In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing that discloses certain market share data in that jurisdiction must be made and an applicable waiting period must expire or be terminated.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and ACP Re file a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and ACP Re filed such a notification and report form on January 17, 2014 and requested early termination of the applicable waiting period. On January 30, 2014, the FTC notified the parties that their request for earlier termination of the applicable waiting period under the HSR Act had been granted.

The Merger Agreement (Page 55)

Treatment of Common Shares and Restricted Shares (Page 56)

At the effective time of the merger, or the effective time, each issued and outstanding common share of the Company (except for shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and dissenting shares as to which appraisal rights have been properly exercised under the Companies Act) will be cancelled and converted into the right to receive the merger consideration of $3.00 in cash, without interest, less any applicable withholding taxes.

Each restricted share of the Company, issued and outstanding and subject to forfeiture immediately prior to the effective time, will become fully vested without restrictions at the effective time and will be treated as an unrestricted issued and outstanding common share of the Company. The holder of each such restricted share will be entitled to receive the merger consideration with respect thereto, without interest, less any applicable withholding taxes.

Treatment of Options and Restricted Share Units (Page 56)

At the effective time of the merger, each outstanding option to acquire Company common shares, whether granted under the Company’s 2013 Long-Term Equity Plan or 2004 Long-Term Equity Plan (as amended and restated, effective May 15, 2008), which we refer to as the long-term equity plans, will become vested and exercisable as of the Effective Time and will be exchanged for a cash payment equal to the product of (A) the number of the Company’s common shares subject to the stock option and (B) the excess, if any, of (1) the merger consideration over (2) the exercise price per share subject to such stock option.

Each outstanding restricted share unit granted under the Company’s long-term equity plans will become fully vested and exchanged for a cash payment equal to the merger consideration.

Solicitation of Other Offers (Page 63)

The merger agreement contains detailed provisions that restrict the Company, its subsidiaries and their respective officers, directors, employees, consultants, agents, financial advisers, investment bankers, attorneys, accountants, other advisers, affiliates and other representatives from soliciting, initiating or knowingly facilitating or encouraging the submission of any inquiries regarding, or the making of any proposal, request or offer that constitutes, a takeover proposal (as defined in the merger agreement). The merger agreement also restricts the Company, its subsidiaries and their respective officers, directors, employees, consultants, agents, financial advisers, investment bankers, attorneys, accountants, other advisers, affiliates and other representatives from participating in any discussions or negotiations regarding any other takeover proposal. The merger agreement does not, however, prohibit the board of directors from considering, recommending to the Company’s shareholders and even entering into an alternative transaction with a third party if specified conditions are met, including, in certain cases, that the Company did not violate the non-solicitation provision and the payment of the termination fee to ACP Re required by the merger agreement.

Conditions to the Merger (Page 68)

The respective obligations of the Company, ACP Re and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including the approval of the merger agreement by our shareholders, the receipt of required insurance regulatory and antitrust approvals, the accuracy of the parties’ representations and warranties (subject to specified materiality qualifications), the performance of the parties’ covenants, the absence of legal restrictions on the consummation of the merger, the absence of a material adverse effect on the Company, the requirement that shareholders owning in excess of 15% of our issued and outstanding share capital shall not have dissented from the merger and exercised appraisal rights, and the absence of certain insolvency events involving the Company’s insurance subsidiaries and affiliates.

Termination of the Merger Agreement (Page 69)

The merger agreement may be terminated at any time prior to the completion of the merger by mutual written consent of the Company and ACP Re. The merger agreement may also be terminated by either the Company or ACP Re if:

•	the merger is not consummated on or before September 30, 2014, which date we refer to as the walk-away date;

•	any injunction, judgment, ruling, law, order or decree that prohibits the consummation of the merger shall have become final and non-appealable; or

•	the Company’s shareholders fail to approve the proposal to approve and adopt the merger agreement and approve the merger at the special general meeting or at any adjournment or postponement thereof.

In addition, ACP Re may terminate the merger agreement if:

•	the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to ACP Re’s obligation to close to be satisfied;

•	the board of directors withdraws or modifies its recommendation that the Company’s shareholders approve the merger agreement or fails to include such recommendation in this proxy statement, takes any action to exempt any person from the provisions of any applicable anti-takeover law, or recommends the approval of a takeover proposal;

•	the proxy statement relating to the merger has not been filed with the Securities and Exchange Commission, or SEC, on or prior to March 3, 2014 (this proxy statement was filed with the SEC on February , 2014);

•	the special general meeting of shareholders has not been held on or prior to August 15, 2014;

•	the Company or any subsidiary of the Company has breached in any material respect any of the material covenants set forth in quota share reinsurance agreements between certain of the Company’s insurance subsidiaries and certain affiliates of ACP Re; or

•	if any insurance regulatory approval required to be obtained by the Company or any of its subsidiaries in respect of the quota share reinsurance agreements has not been obtained by January 17, 2014 (all such approvals were obtained by such date).

In addition, the Company may terminate the merger agreement if:

•	ACP Re has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company’s obligation to close to be satisfied;

•	Prior to the approval by the shareholders of the proposal to approve and adopt the merger agreement and approve the merger, the Company enters into a definitive agreement providing for a superior proposal (as defined in the merger agreement), provided that the Company simultaneously pays or had previously paid to ACP Re the termination fee described below; or

•	the Karfunkel Trust has breached in any material respect any of its representations, warranties or covenants under the guaranty.

Termination Fee (Page 70)

The Company has agreed to pay ACP Re a termination fee of $8.18 million, which amount represents approximately 4.75% of the equity value of the merger, if the merger agreement is terminated under any of the following circumstances:

(i)	the Company terminates the merger agreement because it enters into a definitive agreement providing for a superior proposal;

(ii)	ACP Re terminates the merger agreement because the board of directors makes an adverse recommendation change;

(iii)	the Company or ACP Re terminates the merger agreement because the shareholder approval necessary to complete the merger is not obtained at the special general meeting of the Company’s shareholders and the Company’s board of directors has effected an adverse recommendation change before the special general meeting; or

(iv)	any person publicly makes, proposes or communicates (and does not withdraw) a takeover proposal; and

•	thereafter, either party terminates the merger agreement because:

–	the merger has not been completed by the walk-away date; or

–	the shareholder approval necessary to complete the merger is not obtained at the special general meeting; and

•	within nine months after the termination of the merger agreement, the Company enters into a definitive agreement with respect to a takeover proposal or consummates a takeover proposal.

If the merger agreement is terminated as a result of clause (i) above, the termination fee will be payable by the Company to ACP Re prior to or simultaneously with such termination. If the merger agreement is terminated as a result of either clause (ii) or (iii) above, the termination fee will be payable by the Company to ACP Re within two business days after such termination. If the merger is terminated as a result of clause (iv) above, the termination fee will be payable by the Company to ACP Re no later than two business days following the consummation of the takeover proposal.

Expenses (Page 71)

If the merger agreement is terminated by ACP Re or the Company because the Company’s shareholders have not approved the proposal to approve and adopt the merger agreement and approve the merger at the special general meeting and the board of directors has not effected an adverse recommendation change, or by ACP Re because the special general meeting is not convened and held by August 15, 2014, then the Company will reimburse ACP Re for the reasonable and documented costs and expenses of ACP Re, Merger Sub and their affiliates in connection with the transactions associated with the merger, up to a maximum of $2 million. Any termination fee payable by the Company after this expense reimbursement will be reduced by the amount of the reimbursement.

Remedies (Page 71)

If ACP Re receives payment of the termination fee or the expense reimbursement described above from the Company, ACP Re’s receipt of that termination fee or expense reimbursement will be the sole and exclusive remedy of ACP Re against the Company.

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they may be entitled at law or in equity.

Market Price of Common Shares (Page 75)

The closing price of the common shares on the NASDAQ on January 3, 2014, the last trading day prior to the public announcement of the execution of the merger agreement, was $2.94 per common share. On             , 2014, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of the common shares on the NASDAQ was $         per common share. You are encouraged to obtain current market quotations for our common shares in connection with voting your common shares.

Appraisal Rights (Page 76)

Shareholders who do not vote in favor of the merger agreement and who are not satisfied that they have been offered fair value for their common shares may exercise, within one month after the date of the giving of notice convening the special general meeting (that is, no later than             , 2014), appraisal rights under Bermuda law to have the fair value of their common shares appraised by the court subject to compliance with all of the required procedures, as described in the section entitled “Appraisal Rights” beginning on page 76. Failure to follow exactly the procedures specified under the Companies Act will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel.

It is a condition to the closing of the merger that shareholders owning in excess of 15% of our issued and outstanding share capital shall not have exercised their appraisal rights under Section 106 of the Companies Act.

Delisting and Deregistration of Common Shares (Page 81)

If the merger is completed, the Company’s common shares will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. As such, we would no longer file periodic reports with the SEC on account of our common shares.

Litigation Relating to the Merger (Page 54)

On January 14, 2014, a purported shareholder of the Company filed a purported class action complaint against the Company, its directors, ACP Re, Merger Sub, and AmTrust, in the United States District Court for the Southern District of New York. The complaint alleges that the members of the Company’s board of directors breached their fiduciary duties owed to the shareholders of the Company under Bermuda law by approving the Company’s entry into the merger agreement and failing to take steps to maximize the value of the Company to its public shareholders, and that the Company, ACP Re, Merger Sub, and AmTrust aided and abetted such breaches of fiduciary duties. The complaint also alleges, among other things, that the proposed transaction undervalues the Company, that the process leading up to the merger agreement was flawed, and that certain provisions of the merger agreement improperly favor ACP Re and discourage competing offers for the Company. The complaint further alleges oppressive conduct against the Company’s shareholders in violation of Bermuda law. The complaint seeks, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from consummating the proposed transaction, rescission of the merger agreement to the extent already implemented, and other forms of equitable relief. The defendants believe that the complaint is without merit and intend to defend the action vigorously.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	the shareholders of the Company may not approve the proposal to approve and adopt the merger agreement and approve the merger;

•	the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger;

•	the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger agreement may not be satisfied or waived;

•	developments beyond the parties’ control, including, but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or

•	the “risk factors” and other factors referred to in the Company’s Amendment No. 2 to the annual report on Form 10-K/A for the year ended December 31, 2012, which we refer to as the 2012 10-K/A, as filed with the SEC on November 26, 2013, and the Company’s quarterly report on Form 10-Q for the period ended September 30, 2013, which we refer to as the Third Quarter Form 10-Q, as filed with the SEC on February 12, 2014, copies of which are attached to this proxy statement as Annex H and Annex K, respectively.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings “Risk Factors” and “Business” and in our consolidated financial statements and notes thereto included in the 2012 10 K/A and our quarterly reports on Forms 10-Q and 10-Q/A incorporated by reference herein.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

The Company

Tower Group International, Ltd.

Bermuda Commercial Bank Building, 2nd Floor

19 Par-la-Ville Road

Hamilton, HM 11, Bermuda

+1 441.279.6610

The Company is a Bermuda exempted company headquartered in Hamilton, Bermuda. Through its insurance subsidiaries, Tower offers a broad range of commercial, specialty and personal property and casualty insurance products and services to businesses in various industries and to individuals through the United States. Our common shares are publicly traded on the NASDAQ under the symbol “TWGP.”

ACP Re

ACP Re Limited

PO Box HM 242

Hamilton HM AX, Bermuda

+1 441.297.4620

ACP Re, a Bermuda exempted company, is a Bermuda based reinsurance company.

Merger Sub

London Acquisition Company Limited

c/o ACP Re Limited

PO Box HM 242

Hamilton HM AX, Bermuda

+1 441.297.4620

Merger Sub is a Bermuda exempted company and a wholly owned subsidiary of ACP Re that was formed by ACP Re solely for purposes of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. At the effective time of the merger, Merger Sub will merge with and into the Company and will cease to exist, and the Company will continue as the surviving company.

THE SPECIAL GENERAL MEETING

Time, Place and Purpose of the Special General Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the board of directors for use at the special general meeting to be held on             , 2014, starting at , local time, at [the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda], or at any adjournment thereof. At the special general meeting, holders of our common shares will consider and vote on the following proposals:

•	to approve and adopt the merger agreement and approve the merger;

•	to approve, on an advisory basis, certain compensatory arrangements between the Company and its named executive officers that are based on or otherwise relate to the merger, as described in this proxy statement;

•	to adjourn the special general meeting to solicit additional proxies if there are insufficient votes at the time of the special general meeting to approve and adopt the merger agreement and approve the merger; and

•	to transact any other business that may properly come before the special general meeting, or any adjournment or postponement of the special general meeting by or at the direction of the board of directors.

Record Date and Quorum

We have fixed the close of business on             , 2014, as the record date for the special general meeting, and only holders of record of our common shares on the record date are entitled to vote at the special general meeting. You are entitled to receive notice of, and to vote at, the special general meeting if you owned common shares at the close of business on the record date. On the record date, there were          common shares issued and entitled to vote. Each common share entitles its holder to one vote on all matters properly brought before the special general meeting.

The presence, in person or by proxy, of two or more persons at the start of the special general meeting and representing in person or by proxy in excess of 50% of the total issued voting shares of the Company throughout the special general meeting constitutes a quorum. Common shares of the Company represented at the special general meeting but not voted, including shares for which a shareholder directs an “abstention” from voting, as well as “broker non-votes” (as described below), will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special general meeting. Once a share is represented at the special general meeting, it will be counted for the purpose of determining a quorum at the special general meeting, and any adjournment of the special general meeting. If a new record date is set for the adjourned special general meeting, however, a new quorum will have to be established. If a quorum is not present at the special general meeting, then the meeting shall stand adjourned to the same day one week later, at the same time and place, or to such other day, time or place as the chairman of the meeting may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting must be given to each shareholder entitled to attend and vote at the meeting.

Attendance

Only shareholders of record or their duly authorized proxies have the right to attend the special general meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your common shares are held through a bank, brokerage firm or other nominee, please bring to the special general meeting a copy of your brokerage statement evidencing your beneficial ownership of common shares and valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special general meeting.

Vote Required

Approval of the proposal to approve and adopt the merger agreement and approve the merger requires the affirmative vote of the holders of a majority of the votes cast by shareholders present or represented by proxy and voting at the special general meeting at which a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or ‘ABSTAIN.” Abstentions will be counted for determining whether there is a quorum and for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote at the special general meeting, but will not be voted. Because the vote required to approve this proposal is based on a percentage of the votes cast, an abstention will not have the effect of a vote for or against the proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders who do vote.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “shareholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of common shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares by following their instructions for voting.

Under the rules of the NASDAQ, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters. The proposal to approve and adopt the merger agreement and approve the merger is considered a non-routine proposal and, as a result, brokers are not empowered to vote common shares absent specific instructions from the beneficial owner of such shares. We generally refer to situations where brokers have not received such specific instructions from the beneficial owners of the common shares as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum at the special general meeting, but will not be voted on the proposal to approve and adopt the merger agreement and approve the merger. Because the vote required to approve the proposal to approve and adopt the merger agreement and approve the merger is based on a percentage of the votes cast, a broker non-vote with respect to such proposals will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders who do vote.

Approval of each of the other proposals described in this proxy statement, other than the proposal to adjourn the special general meeting, requires the affirmative vote of a majority of the common shares present or represented by proxy at the special general meeting at which a quorum is present and entitled to vote on that proposal. Approval of the proposal to adjourn the special general meeting requires the affirmative vote of a majority of the common shares present or represented by proxy at the special general meeting, whether or not a quorum is present. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to any of these proposals. For purposes of any of these proposals, if your common shares are present at the special general meeting but are not voted with respect to such proposal (including in the event of a broker non-vote), or if you have given a proxy and abstained on such proposal, this will have the same effect as if you voted against the proposal. If you fail to submit a proxy or vote in person at the special general meeting, the common shares not voted will have no effect on the proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholder voting.

If you are a shareholder of record, you may vote your common shares on matters presented at the special general meeting in any of the following ways:

•	in person—you may attend the special general meeting and cast your vote there;

•	by proxy—shareholders of record have a choice of voting by proxy:

•	over the Internet (the website for submitting your proxy online is on your proxy card);

•	by using the toll-free telephone number noted on your proxy card; or

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of our common shares as of the record date, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special general meeting, you must have a legal proxy from your bank, brokerage firm or other nominee naming you as the proxy.

The control number located on your proxy card is designed to verify your identity and allow you to vote your common shares, and to confirm that your voting instructions have been properly recorded when submitting your proxy over the Internet or by telephone. Please be aware that if you submit your proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Corporate Secretary of the Company by the time the special general meeting begins. Please do not send in your share certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your share certificates.

If you vote by proxy, regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your common shares in the way that you indicate. When completing the Internet or telephone voting processes or the proxy card, you may specify whether your common shares of the Company should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific proposals to come before the special general meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the common shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to approve and adopt the merger agreement and approve the merger and “FOR” approval of the other proposals described in this proxy statement.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor, toll-free at              (banks and brokers call collect at             ).

IT IS IMPORTANT THAT YOU VOTE YOUR COMMON SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL GENERAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

Concurrently with the execution of the merger agreement, Michael H. Lee, former Chairman of the Board, President and Chief Executive Officer of the Company, solely in his capacity as a shareholder of the Company, entered into a support agreement with ACP Re pursuant to which he, among other things, (i) agreed to vote his common shares of the Company in favor of the proposal to approve and adopt the merger agreement and approve the merger and of any matter necessary to the consummation of the transactions contemplated thereby, against any competing proposed transaction and against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or a failure of any condition to the Company’s obligations thereunder to be satisfied, and (ii) granted ACP Re an irrevocable proxy to vote his shares in accordance with the foregoing. As of             , 2014, the record date for the special general meeting, Mr. Lee was entitled to vote 2,297,926 shares, or approximately 4.0%, of the Company’s issued common shares.

Proxies and Revocation

Any shareholder of record entitled to vote at the special general meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special general meeting. If your common shares are held in street name by your bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your common shares using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or vote in person at the special general meeting, or abstain, or you do not provide your bank, broker or other nominee with instructions, as applicable, your common shares of the Company will not be voted on any proposal to be voted on at the special general meeting.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the special general meeting begins, or by attending the special general meeting and voting in person.

Adjournments

In the event that a quorum is not present at the special general meeting, the meeting shall stand adjourned to the same day one week later, at the same time and place, or to such other day, time and place as the chairman of the meeting may determine. In addition, the chairman of the meeting may, with the consent of at least a majority of the shareholders present in person or by proxy, and shall if so directed by shareholders holding a majority of the voting rights of those shareholders present in person or by proxy, whether or not a quorum is present, adjourn the meeting. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the date, time and place for the resumption of the adjourned meeting must be given to the shareholders. If there are not sufficient votes at the time of the special general meeting to approve the proposal to approve and adopt the merger agreement and approve the merger, then the Company’s shareholders may be asked to vote on a proposal to adjourn the special general meeting so as to permit further solicitation of proxies. Any adjournment of the special general meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special general meeting as adjourned.

Anticipated Date of Completion of the Merger

We are working toward completing the merger as soon as possible. Assuming timely satisfaction of the closing conditions under the merger agreement, we anticipate that the merger will be completed in the third quarter of 2014. If our shareholders vote to approve and adopt the merger agreement and approve the merger, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Rights of Shareholders Who Exercise Appraisal Rights

Shareholders who do not vote in favor of the merger agreement, and who are not satisfied that they have been offered fair value for their common shares may exercise, within one month after the date of the giving of notice convening the special general meeting (that is, no later than             , 2014), appraisal rights under Bermuda law to have the fair value of their common shares appraised by the court, subject to compliance with all of the required procedures, as described in the section entitled “Appraisal Rights” beginning on page 76. Failure to follow exactly the procedures specified under the Companies Act will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel.

It is a condition to the closing of the merger agreement that shareholders owning in excess of 15% of our issued and outstanding share capital shall not have exercised their appraisal rights in connection with the merger under the Companies Act. See “The Merger Agreement—Conditions to the Merger.”

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged Georgeson Inc. to assist in the solicitation of proxies for the special general meeting. The Company estimates that it will pay Georgeson Inc. a fee of approximately $9,500 and reimbursement of certain expenses. The Company will reimburse Georgeson Inc. for reasonable out-of-pocket expenses and will indemnify Georgeson Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of common shares of the Company for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson Inc., our proxy solicitor, toll-free at              (banks and brokers call collect at             ).

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving company in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any common shares of the surviving company.

Merger Consideration

In the merger, each issued and outstanding common share of the Company (except for shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and dissenting shares as to which appraisal rights have been properly exercised under the Companies Act) will, at the effective time, be cancelled and converted into the right to receive the merger consideration of $3.00 in cash, without interest, less any applicable withholding taxes.

Background of the Merger

The Company’s board and senior management regularly review, evaluate and consider business alternatives that could enhance shareholder value, including strategic alternatives, financing alternatives and opportunities for growth.

Recently, the Company has experienced significant losses in its business operations and a significant reduction in its capital. In the second quarter of 2013, the Company’s management observed higher than expected reported loss development and on August 7, 2013, the Company announced that it was postponing the release of its financial results for the second quarter of 2013 and its Quarterly Report on Form 10-Q for the period ended June 30, 2013, or the Second Quarter 10-Q, which was due to be filed by August 9, 2013, in order to further review its loss reserves, among other matters. On the following day, the Company announced that it had retained an independent actuarial firm to provide a comprehensive review of selected areas of the Company’s loss reserves as of June 30, 2013 and that it would record adverse loss reserve development and potential adjustments to its goodwill and its deferred tax assets. Following this announcement, the Company’s stock price dropped by 24.1% during the August 8 trading day from a closing price of $21.61 per share on August 7 to a closing price of $16.41 per share on August 8 and continued to decline in the following weeks. Prior to presenting its analysis of the Company’s loss reserves on September 23, 2013, the independent actuarial firm retained by the Company conducted its review and provided several updates to management, which in turn updated the audit committee and the full board periodically.

On August 12, 2013, following the Company’s announcements of adverse loss development and the delay in the filing of the Second Quarter 10-Q, A.M. Best Company, or A.M. Best, placed the financial strength rating of A- (Excellent) and issuer credit ratings of “a-” of the insurance subsidiaries of the Company under review with negative implications. A.M. Best indicated that the ratings would remain under review pending further discussions between A.M. Best and the Company’s senior management. On August 15, 2013, the Company received a notification from the NASDAQ Listing Qualifications Department stating that because the Company had not yet filed the Second Quarter 10-Q with the SEC, it was not in compliance with the continued NASDAQ listing requirements.

In response to these developments, the Company began to explore strategic alternatives in August of 2013, including raising capital in the public or private markets and reinsurance transactions, and had initial discussions with investment banks with respect to an engagement to provide advice in the Company’s process of evaluating these strategic alternatives. On September 3 and September 7, 2013, the board had meetings to discuss preliminarily potential strategic alternatives, including prospective capital raising transactions. On September 9, 2013, the board had another meeting where representatives from J.P. Morgan introduced themselves and offered their views on the Company’s strategic options at that time.

The board met in person with representatives from J.P. Morgan in Toronto on September 15, 2013, to discuss the parameters of a potential engagement of J.P. Morgan as the Company’s lead financial adviser. At that meeting, the board also discussed management’s intention to announce a planned release date for its second quarter 2013 financial results. J.P. Morgan was engaged to advise the Company and to assist in exploring strategic transactions. On September 17, 2013, the Company announced that it planned to release its second quarter 2013 financial results during the week of October 7, 2013.

J.P. Morgan subsequently initiated discussions with 14 potential private equity investors, 10 of which had initial meetings with the Company to discuss a capital raising transaction. J.P. Morgan updated the board on such discussions as well as the possibility of raising capital in the public markets at a meeting on September 20, 2013. At board meetings on September 23, September 25 and September 28, 2013, J.P. Morgan provided further updates and, during the September 23 and September 25 meetings, the board reviewed with senior management the presentation that management would make to A.M. Best at a meeting to be held on September 27, 2013. On September 23, the independent actuarial firm delivered to the Company its analysis of the Company’s loss reserves as of June 30, 2013. Management subsequently evaluated this analysis in light of its internal studies. During this time, in order to reduce its capital requirements and exposure to further adverse loss development, the Company also entered into reinsurance agreements with three reinsurers.

On September 27, 2013, the Company presented information to A.M. Best, including the analysis of the independent actuarial firm, the reinsurance agreements noted above, and a capital raising plan designed to offset the loss of capital from the reserve strengthening indicated in the analysis of the independent actuarial firm. The board met on September 28, 2013 to discuss the A.M. Best presentation (including A.M. Best’s initial response) and a proposal to establish a special committee of independent directors, which we refer to as the special committee, to manage a review of the Company’s strategic alternatives and report to the board on the status of such efforts.

On October 1, 2013, the proposed members of the special committee, Jan R. Van Gorder, William W. Fox, Jr. (participating by phone) and Robert S. Smith, together with the independent director Steven W. Schuster, met with the Company’s senior management and representatives from J.P. Morgan to further discuss potential strategic alternatives. As part of the meeting, the directors also met with a financial investor that had discussed a possible $30 million capital investment in the Company with the Company’s management. On October 4, the Company received a confidential letter from A.M. Best informing it that the issuer credit ratings for the Company’s insurance subsidiaries would be downgraded from “a-” to “bbb+” if the Company strengthened its reserves in the magnitude previously indicated to A.M. Best, irrespective of any potential capital raising transaction by the Company.

The board met in person in Toronto on October 5 and 6, 2013 to discuss potential strategic alternatives in light of the expected A.M. Best downgrade and form the special committee, consisting of Messrs. Van Gorder, Fox and Smith. Mr. Van Gorder was elected chairman of the special committee. The Company also approached BofA Merrill Lynch about an engagement as an additional financial adviser and a representative from BofA Merrill Lynch temporarily joined the meeting to introduce himself and discuss his and BofA Merrill Lynch’s experience and qualifications. During these meetings, the board was advised by J.P. Morgan that a capital raising transaction was unlikely to be successful in light of the expected downgrade by A.M. Best. The board asked J.P. Morgan and BofA Merrill Lynch to begin approaching additional companies regarding a potential strategic transaction, and, given the expected downgrade by A.M. Best and the anticipated difficulties in raising capital, broaden the primary focus of discussions from capital raising to other strategic alternatives, including a potential sale of the Company or some of its assets. As a matter of process, it was decided that J.P. Morgan, acting as lead financial adviser to the Company, would approach additional companies as requested by the board. The board decided to engage BofA Merrill Lynch as an additional financial adviser given its substantial experience in mergers and acquisitions and its experience in the insurance industry. On a parallel track, the board asked management to develop a stand-alone plan for the Company taking into account the expected ratings downgrade, noting that such a stand-alone plan could include the exploration of a Managing General Agent agreement, or MGA agreement, under which a third party would be engaged to perform underwriting and other management services, and the possible sale of certain of the Company’s insurance subsidiaries. The board asked Mr. Lee to focus on this stand-alone plan and determined that he should not participate in the evaluation of strategic transactions to the extent that they might involve potential, actual or perceived conflicts of interest. The board also discussed the Company’s outstanding debt, particularly (i) the $70 million outstanding under the Company’s credit facility with Bank of America, N.A. and other lenders, which we refer to as the Credit Facility, and (ii) the $150 million outstanding on the Company’s 5.00% Convertible Senior Notes due September 2014, which we refer to as the Convertible Notes. The board discussed the need for the Company to repay the Credit Facility and the Convertible Notes, each of which would mature within the next 12 months. Additionally, the board reviewed a commitment letter the Company had received from the financial investor interested in a potential capital investment in the Company of $30 million. After reviewing the letter, the board suggested changes thereto and authorized management to proceed with a potential capital investment by the financial investor subject to such suggested changes. In addition, the board discussed with the independent actuarial firm and management their views on the Company’s loss reserves as of June 30, 2013 and determined to announce expected reserve strengthening on October 7.

On October 7, 2013, the Company announced that it expected to strengthen its loss reserves by approximately $365 million, primarily for accident years 2009 through 2011 in commercial insurance lines of business, including workers’ compensation, commercial multi-peril, commercial auto and other liability lines. In addition, the Company announced that it expected to report a non-cash goodwill impairment charge of approximately $215 million for the second quarter of 2013, which represented all goodwill associated with the commercial and specialty and reinsurance segments. The Company also disclosed that the board was reviewing a range of strategic options with J.P. Morgan.

The Company experienced ratings downgrades immediately following this announcement. On October 7, 2013, Fitch Ratings downgraded the Company’s issuer default rating from “BBB” to “B” and the Company’s operating subsidiaries’ insurer financial strength ratings from “A-” to “BB”. On October 8, 2013, A.M. Best downgraded the financial strength rating from A- (Excellent) to B++ (Good), and issuer credit ratings from “a-” to “bbb”, for the Company’s insurance subsidiaries. The Company was assigned an issuer credit rating of “bb”. The issuer credit rating and debt rating for the Convertible Notes were also downgraded by A.M. Best from “bbb-” to “bb”. The Company and its subsidiaries remained under review with negative implications. The Company’s share price decreased by 40.8% on the October 8 trading day from a closing price of $7.41 per share on October 7 to a closing price of $4.39 per share on October 8.

During October and November of 2013, the special committee met multiple times with the Company’s financial advisers to discuss their approach to, and preliminary discussions with, potential counterparties to a strategic transaction. During October 2013, discussions with several of the initial 14 potential private equity investors in the Company continued and J.P. Morgan reached out to 5 additional potential financial counterparties and 71 potential strategic counterparties regarding a strategic transaction. The special committee also met several times with the Company’s senior management to discuss management’s proposed stand-alone plan for the Company. As part of such proposed stand-alone plan, the Company’s senior management negotiated and the Company received from AmTrust, a non-binding letter of intent, dated October 31, 2013, for (i) the sale of two of the Company’s insurance subsidiaries in exchange for cash consideration of $50 million, (ii) a $100 million preferred stock investment in the Company by AmTrust (at a conversion price of $6.25 per share of Company common stock) and (iii) an MGA agreement between the Company and the two sold subsidiaries pursuant to which the sold subsidiaries would exclusively write business produced by the Company. At that time and in subsequent weeks, management discussed and negotiated similar transactions with other insurance companies, including an insurance company referred to herein as MGA Partner A. Management also explored several cost-cutting alternatives.

Also during October of 2013, in order to improve the Company’s liquidity position, and specifically to enable the Company to repay the $70 million outstanding under the Credit Facility, management began discussions with Bregal Capital LLP, or Bregal, the majority owner of Canopius Group Limited, or Canopius, regarding the sale of the Company’s 10.7% stake in Canopius, and continued negotiations of definitive agreements with the financial investor who had provided a commitment letter for a capital investment in the Company of $30 million. The negotiations with the financial investor stalled when, at the end of October 2013, the investor informed the Company that it would not make an investment in the Company before the Company filed the Second Quarter 10-Q and provided representations regarding draft financial statements for the third quarter of 2013.

From November 5 to November 7, the board met in person in Bermuda to discuss expense control measures, management’s proposed stand-alone plan and the Company’s strategic alternatives as well as the filing of the Second Quarter 10-Q and a restatement of previously filed financial statements to the extent required. In light of the recent pressure on the Company’s business, the board approved an expense control initiative that would include a significant reduction in the Company’s workforce. Following the board meeting, on November 8, 2013, the special committee met several more times with management and representatives from J.P. Morgan to discuss the development of management’s stand-alone plan and the status of discussions with companies interested in a potential strategic transaction with the Company.

On November 14, 2013, the Company announced its decision to restate its audited annual consolidated financial statements for the years ended December 31, 2011 and 2012 in light of the previously announced reserve strengthening. As part of the announcement, the Company also stated that there was substantial doubt about its ability to continue as a going concern, primarily due to (i) the losses of the Company and general reduction in statutory surplus of the Company’s insurance subsidiaries suffered in 2013 and the fact that Tower Re, one the Company’s two Bermuda-based reinsurers, had capital and surplus levels that did not meet the minimum capital and surplus requirements of the Bermuda Monetary Authority as of June 30, 2013 and (ii) the absence of an executable plan to repay or refinance the Company’s outstanding debt obligations, including the Credit Facility under which $70 million was scheduled to mature in May of 2014, and the Convertible Notes that had $150 million scheduled to mature in September of 2014.

Also on November 14, 2013, the Company received another notification from the NASDAQ Listing Qualifications Department regarding the Company’s non-compliance with the continued NASDAQ listing requirements, this time due to its failure to timely file its Quarterly Report on Form 10-Q for the third quarter of 2013 with the SEC.

During the week of November 18, 2013, J.P. Morgan received five non-binding preliminary proposals for an acquisition of the whole Company, or of certain Company assets, for cash consideration. The proposals included two non-binding preliminary proposals for an acquisition of the whole Company, with Bidder A submitting a proposal with a price range between $3.92 and $4.79 per share and Bidder B submitting a proposal for approximately $2.50 per share. Bidder B’s proposal did not ascribe value to the Company’s personal lines business, thereby allowing the Company to pursue a separate sale of that business.

Two non-binding proposals were made solely for certain of the Company’s insurance subsidiaries, including one by Bidder B as an alternative to its whole Company proposal for an acquisition of all of the Company’s insurance subsidiaries for $276 million. Bidder C offered net proceeds of approximately $190 million for 80% of Tower Re and an 80% stake in all of Tower Group Inc.’s subsidiaries, including its stake in Canopius. J.P. Morgan received one non-binding proposal for the sale of a portion of the Company’s personal lines business, with Bidder D proposing a price range of $50 to $70 million for such business. Unlike the two proposals made for an acquisition of the whole Company, proposals for certain of the Company’s insurance subsidiaries and for a portion of the Company’s personal lines business contemplated the retention of debt obligations, including under the Credit Facility and the Convertible Notes, and other significant liabilities by the Company.

On November 22, 2013, the Company announced its results of operations for the second quarter ended June 30, 2013. This announcement also referenced an expense control initiative implemented by the Company, pursuant to which the Company stated that it planned a workforce reduction affecting approximately 10% of its total employee population of approximately 1,400. Also on November 22, the special committee met with J.P. Morgan to discuss the five preliminary non-binding proposals for a strategic transaction with the Company received earlier that week and on November 25, 2013, all the independent directors of the board reviewed such proposals with J.P. Morgan and BofA Merrill Lynch. As part of such meeting, management briefed the board on the latest developments with respect to management’s proposed stand-alone plan for the Company. On November 25, 2013, the Company also received a preliminary non-binding proposal from another company, Bidder E, to acquire four of the Company’s insurance subsidiaries for a purchase price of $165 million. Bidder E’s proposal also contemplated the retention of debt obligations and other significant liabilities by the Company.

On November 26, 2013, the Company filed the Second Quarter 10-Q, along with amendments to its Quarterly Report on Form 10-Q for the period ended March 31, 2013 and Annual Report on Form 10-K for the period ended December 31, 2012.

Since the ratings downgrade in early October 2013, the Company had experienced a decrease in the amount of premiums its insurance subsidiaries were writing, particularly in its commercial lines business. The going concern qualification first disclosed on November 14 (and subsequently reflected in the Company’s SEC filings) contributed further to this decline, according to feedback the Company received from customers. Following such disclosures, management also noticed increased attention from several state regulatory agencies with jurisdiction over the Company’s insurance subsidiaries. In late November, management also began to discuss with the independent actuarial firm whether further reserve strengthening could become necessary for the third quarter of 2013.

On November 28, 2013, during discussions of a strategic partnership to be proposed as part of management’s stand-alone plan for the Company, Barry Zyskind, Chief Executive Officer of AmTrust, indicated to Mr. Lee, and in separate conversations with representatives of J.P. Morgan around that time, that AmTrust would be interested in an acquisition of the whole Company. Both Mr. Lee and J.P. Morgan responded that, while they couldn’t speak for the board, it was their sense that the board would consider a proposal at an appropriate and fair price. The special committee met on December 1, 2013 to discuss the preliminary information J.P. Morgan had with respect to AmTrust’s forthcoming proposal at that time. On December 2, 2013, AmTrust submitted a draft letter of intent, which we refer to as the AmTrust LOI, to J.P. Morgan reflecting a non-binding proposal for an acquisition of the whole Company at $5.50 per share in cash. The proposal indicated that it was conditioned upon the continued employment of Mr. Lee and other senior executives among other things.

The board convened on December 3, 2013 to discuss AmTrust’s proposal and next steps with respect thereto as well as management’s stand-alone plan. As a result of AmTrust’s indication that its proposal was predicated on Mr. Lee’s continued employment, the board decided that neither Mr. Lee nor any other member of the Company’s senior management should participate in any discussions with AmTrust with respect to its proposal or the terms of any future employment by AmTrust unless authorized by the board, and then only under the supervision of J.P. Morgan or counsel. Later that day, a draft merger agreement prepared by Willkie Farr & Gallagher LLP, or Willkie, counsel to the Company, was distributed by J.P. Morgan to AmTrust and Bidder B. Bidder A declined to move forward with its proposal, citing the significant costs and time required for comprehensive due diligence as well as its inability to be competitive on timing relative to other bidders. Bidder C’s bid was not pursued further due to the execution risk embedded in the proposed structure and the board’s concerns about leaving behind a holding company with remaining debt and other liabilities but stripped of its core operating assets. After discussion of the matter with the board and at the direction of the board, J.P. Morgan suggested to Bidder B and Bidder D that they partner on a revised proposal for the whole Company. Bidder E was not interested in an acquisition of the whole Company but remained interested in a transaction along the lines of its proposal if the board decided not to pursue a whole Company transaction.

On December 4, 2013, the special committee met to further discuss AmTrust’s proposal and next steps in facilitating AmTrust’s due diligence investigation. During the course of the following week, AmTrust conducted several due diligence sessions with representatives from the Company and J.P. Morgan. Following discussions with J.P. Morgan, AmTrust provided a revised AmTrust LOI reflecting its proposal on December 5, 2013, which expressly permitted the Company to consummate the sale of its stake in Canopius, subject to certain restrictions.

The board met in person in Toronto on December 6 and 7, 2013 and approved the sale of the Canopius stake and entry into the non-binding AmTrust LOI. During the meeting, J.P. Morgan received issues lists regarding the merger agreement it had sent to AmTrust and Bidder B from Kramer Levin Naftalis & Frankel LLP, or Kramer Levin, counsel to AmTrust, and from counsel to Bidder B, respectively. The board discussed the issues lists with representatives from Willkie and Sullivan & Cromwell LLP, or S&C, counsel to the independent directors. The special committee convened on December 8, 2013 to discuss the status of the sale of the Canopius stake and discussions with AmTrust, and determined that it was necessary for Mr. Lee to participate in certain aspects of the ongoing due diligence investigation of the Company’s business by AmTrust, but that, in light of the fact that AmTrust’s non-binding proposal for a strategic transaction was conditioned on the continued employment of Mr. Lee, Mr. Lee should be accompanied by representatives from J.P. Morgan or S&C in such meetings. Kramer

Levin provided a revised version of the merger agreement to Willkie on December 10, 2013. The special committee met on December 10, December 11 and December 12, 2013 to discuss the ongoing due diligence work performed by, and discussions held by J.P. Morgan with, AmTrust as well as the revisions to the merger agreement proposed by Kramer Levin.

On December 12, 2013, shortly after a due diligence discussion between representatives from AmTrust and representatives of the Company’s management and audit committee, Adam Karkowsky, Senior Vice President, Strategic Development, Mergers and Acquisitions at AmTrust, advised Mr. Lee and J.P. Morgan in separate phone calls that AmTrust was withdrawing its proposal for an acquisition of the Company, citing concerns regarding the Company’s ability to timely file reports with the SEC and related issues, as the reason for the withdrawal. The special committee, with other directors, management and the Company’s advisers participating at the invitation of the special committee, met in the afternoon of December 12, 2013 to discuss, among other issues, the withdrawal of AmTrust’s bid and the status of the proposal from Bidder B. Over the course of the ensuing days and with the assistance of the Company’s advisers, management increased its focus on a stand-alone plan for the Company, and the special committee convened on December 13 and 17, 2013 to discuss the status of management’s discussions with companies interested in a strategic partnership, including Bidder E. During this time, the Company also received additional requests from state regulatory agencies regarding certain of the Company’s insurance subsidiaries.

As part of its focus on the stand-alone plan, the Company intensified discussions to enter into an MGA agreement with a prospective partner with the goal of allowing the Company to continue writing insurance policies in ratings-sensitive businesses despite its insurance subsidiaries’ A.M. Best ratings of less than “A-”. The envisioned MGA agreement would allow the Company to write such business in cooperation with a higher-rated strategic partner. On December 13, 2013, the Company contacted AmTrust to ask whether it had any potential interest in entering into an MGA agreement with the Company. In response, on December 13, 2013, AmTrust indicated it would be interested in pursuing an MGA agreement. At that point, negotiations with MGA Partner A over an MGA agreement had stalled over MGA Partner A’s request to receive warrants for the Company’s capital stock (without making any initial capital investment) and a purchase option for the Company’s subsidiaries that would be subject to the strategic partnership contemplated by the MGA agreement upon certain events. Also on that day, the Company consummated the sale of its 10.7% stake in Canopius to an investment fund managed by Bregal. In consideration for its stake in Canopius, the Company received a cash payment of $69.7 million and the right to a potential future payment if shares representing a majority of the voting power of Canopius were sold or transferred within six months after the date of the purchase agreement between the Company and Bregal. Using the proceeds from the sale, the Company repaid the $70 million outstanding under, and terminated, the Credit Facility. On December 17, 2013, the Company announced the sale of its Canopius stake and repayment and termination of the Credit Facility and also announced that it anticipated strengthening its loss reserves in the third quarter of 2013 in an amount between $75 million and $105 million. Following this announcement, the Company’s stock price dropped by 30.3% during the December 18 trading day from a closing price of $3.93 per share on December 17 to a closing price of $2.74 per share on December 18.

The special committee convened on December 18, 2013, to discuss the status of negotiations of an MGA agreement with AmTrust. Also on December 18, AmTrust delivered a letter of intent reflecting its proposal for an MGA agreement to the Company. The board met on December 19, 2013 to, among other things, discuss recent communications with insurance regulators regarding certain of the Company’s insurance subsidiaries and approve the entry into an MGA agreement with AmTrust, subject to satisfactory negotiations of the remaining open points.

On December 20, 2013, A.M. Best lowered the financial strength rating from “B++” (Good) to “B” (Fair), and the issuer credit ratings from “bbb” to “bb”, for the Company’s insurance subsidiaries. The Company’s issuer credit rating was downgraded from “bb” to “b-”. The issuer credit rating and debt rating for the Convertible Notes were also downgraded from “bb” to “b-”. The ratings remained under review with negative implications. These latest downgrades further limited the ability of the Company to write and renew existing businesses. In light of these downgrades, management anticipated that without a strategic transaction or partnership, most, if not all, of its commercial lines business would be lost, and that keeping and renewing even its less ratings sensitive personal lines, reciprocals and assumed reinsurance businesses would become very challenging.

Also on December 20, 2013, Mr. Lee received a phone call from a representative from AmTrust indicating that AmTrust was working on a revised proposal that would involve the purchase of the Company’s renewal rights and possibly some or all of the Company’s other assets. Later that day, the board met to discuss the A.M. Best downgrade as well as the status of discussions with AmTrust regarding the proposed MGA agreement and a possible revised bid and discussions with Bidder B. J.P. Morgan reported that Bidder B was preparing a revised proposal for an acquisition of the Company and that J.P. Morgan had recently received an expression of interest in an acquisition of the Company by another party. Such party had previously been approached by J.P. Morgan and indicated that it was not interested in a strategic transaction. J.P. Morgan further reported that such party had conducted significantly less due diligence on the Company’s business and operations and that it was unlikely to be able to enter into a definitive acquisition agreement as quickly as AmTrust or Bidder B. Such party also indicated in its recent indication of interest to J.P. Morgan that it would not participate in a competitive bidding process. In light of the expected proposals from AmTrust and Bidder B, the uncertainty around such additional party’s early stage indication of interest and the board’s view that prompt entry into a definitive agreement was necessary due to the challenges the Company’s business was facing, the board decided not to proceed with discussions with such party.

On December 22, 2013, the board met to discuss the MGA agreement with AmTrust. The board discussed the possibility that the MGA agreement could impede a prospective strategic transaction to sell the Company or some of its assets. Representatives of the special committee met later that day with representatives of AmTrust to discuss the remaining open points with respect to the MGA agreement and, subsequently, AmTrust’s desire to proceed with the purchase of the Company’s renewal rights instead.

On December 23, 2013, several directors of the Company, management, J.P. Morgan and the Company’s legal advisers had multiple discussions with representatives from AmTrust. During these discussions, AmTrust advised that it no longer felt that it could pursue an MGA agreement with the Company and would proceed only with a proposal to acquire the Company’s renewal rights due to AmTrust’s belief that an MGA agreement would not preserve as much of the Company’s business as AmTrust desired.

Later on December 23, 2013, Bidder B provided a revised non-binding proposal to J.P. Morgan along with a revised draft merger agreement. The revised proposal reflected a joint bid with Bidder D and provided for consideration of $50 million in cash or Bidder B stock, at the Company’s election, along with contingent value rights, or CVRs, for up to $80 million. The value of the CVRs would be determined prior to March 31, 2017, and would be based on (i) changes to the projected loss reserves of the Company’s subsidiaries between September 30, 2013, and December 31, 2016, and (ii) the total amount paid (and not recovered or reimbursed through third party insurance) by the Company and any of its subsidiaries with respect to any shareholder litigation, regulatory investigation and civil or criminal proceeding.

The board met on December 24, 2013, to receive an update from J.P. Morgan regarding J.P. Morgan’s discussions with AmTrust the previous night and the revised bid from Bidder B. AmTrust had reiterated its desire to proceed only with a purchase of the Company’s renewal rights, and expressed that it would only pursue such a transaction if it could be accomplished as soon as possible in light of the risk that the Company’s renewal business would rapidly deteriorate. The board discussed the feasibility of completing such a transaction on an accelerated timeline, including the timing of approaching the applicable regulators, and the need to coordinate the sale of the Company’s renewal rights and related assets, as well as the transfer of employees, to AmTrust, with a potential sale of the Company to Bidder B.

J.P. Morgan then discussed Bidder B’s revised bid with the board. J.P. Morgan noted that Bidder B’s revised bid of $50 million in cash or stock along with CVRs for up to $80 million was due to its concerns regarding the Company’s potential additional reserve increases and pending litigation. The board concluded that, while the bid was low, at the time it was the only actionable proposal that would provide value to shareholders, protect the Company’s policyholders and provide for the repayment or assumption of the Company’s indebtedness. Accordingly, the board instructed J.P. Morgan to attempt to obtain a higher offer from Bidder B and determined that while negotiations with Bidder B were ongoing, the Company should primarily focus on the completion of a renewal rights transaction with AmTrust in a manner that would not impair a possible transaction with Bidder B. Upon the request of the board, J.P. Morgan then summarized the status of negotiations with the other parties who had submitted non-binding proposals for a strategic transaction with the Company and discussed the feasibility of these other proposals. In particular, J.P. Morgan noted that these other bidders likely would not develop into credible or feasible alternatives, as one bidder had performed limited diligence on the Company, despite the availability of diligence materials, and two other bidders had consistently expressed the view that they did not have any interest in purchasing the entire Company. The board instructed J.P. Morgan to continue engaging with all parties who had expressed interest in entering into a strategic transaction with the Company.

Also on December 24, 2013, Demotech, Inc. withdrew its financial stability rating of the Company’s insurance subsidiaries. Management advised the board that such withdrawal would further limit the Company’s insurance subsidiaries’ ability to write new business.

The special committee convened on December 26, 2013, to receive an update from S&C, Willkie and J.P. Morgan regarding discussions with AmTrust, during which AmTrust had proposed that the agreement to purchase the Company’s renewal rights include a ninety-day option to purchase assets of the Company that it determined as necessary for the transaction, without any additional consideration to be paid to the Company. AmTrust also indicated that due to its growing concern around the continuing deterioration of the business of the Company, it viewed the following Monday, December 30, 2013, as the deadline for negotiating a final agreement and obtaining regulatory approval. The special committee noted that the Monday deadline might not be feasible, and asked J.P. Morgan to provide an update on the status of discussions with other bidders. J.P. Morgan informed the special committee that it had received a proposed letter of intent from MGA Partner A, indicating its willingness to enter into an MGA agreement for certain of the Company’s commercial lines businesses on a very prompt basis. During this time, the Company and its advisers continued discussions with Bidder B and its advisers in an attempt to obtain a higher offer from Bidder B.

The board met on December 27, 2013 to discuss recent communications with insurance regulators regarding certain of the Company’s insurance subsidiaries and to receive an update from J.P. Morgan on its discussions with AmTrust and Bidder B, as well as its discussions with MGA Partner A in response to such company’s recent letter of intent.

On December 28, 2013, the independent actuarial firm delivered to the Company its analysis of the Company’s loss reserves as of September 30, 2013 indicating that the Company’s loss reserves as of such date should be strengthened by $101 million.

On December 29, 2013, the board met to receive an update from J.P. Morgan on discussions with AmTrust, during which AmTrust had communicated that it intended to withdraw its existing proposal with immediate effect and that instead its affiliate, ACP Re, proposed to acquire the entire Company at a price of $3.00 per share. The proposal included a guarantee from the Karfunkel Trust and reinsurance agreements with AmTrust and NGHC, also an affiliate of ACP Re, as well as cut-through endorsements for most of the Company’s new business. The board requested that J.P. Morgan and management obtain more information about ACP Re, and to continue their discussions with Bidder B as well. Later on December 29, 2013, AmTrust and ACP Re sent a draft letter of intent reflecting this proposal to Willkie.

On the afternoon of December 30, 2013, Willkie and management sent a revised draft to ACP Re of the draft merger agreement that had been received by the Company from AmTrust on December 10, 2013, and a revised draft of a merger agreement to Bidder B that had been received by the Company from Bidder B on December 23, 2013. Later that evening, Willkie and management participated in negotiations with ACP Re. ACP Re informed the Company’s representatives that it no longer required the continued employment of Mr. Lee or any other senior executive as a condition to the merger.

On December 31, 2013, the board convened to receive an update from Willkie on the negotiations of the revised draft of the merger agreement sent to ACP Re. Willkie discussed with the board the outstanding open issues in the revised draft of the merger agreement with ACP Re, including deal protection provisions and closing conditions. In addition, management noted that certain producers and agents had communicated to management their intention to cancel their existing business with the Company, due to the continuing deterioration of the Company’s business and ratings. Willkie noted that ACP Re had indicated their intention to provide comments to the Company’s revised draft of the merger agreement later that evening, and that they would participate in discussions with ACP Re shortly thereafter.

The Company received a revised draft of the merger agreement from ACP Re on the evening of December 31, 2013 and Willkie participated in related negotiations on January 1, 2014. The board met on the evening of January 1, 2014, to receive an update from Willkie on the revised draft of the merger agreement from ACP Re and

Willkie’s discussions with ACP Re. Willkie discussed with the board the outstanding open issues, including closing conditions, deal protection provisions, the break-up fee, indemnification of directors and officers, the guarantee to be provided by the controlling shareholder of ACP Re, reinsurance agreements with AmTrust and NGHC and proposed covenants requiring the Company to submit certain filings with the SEC and to hold a special general meeting of its shareholders by a specified date. After such discussion, the board requested that Willkie conduct further negotiations around these open issues with AmTrust, NGHC and ACP Re. Based on this discussion with the board and subsequent discussions with AmTrust, NGHC and ACP Re, Willkie circulated a revised draft of the merger agreement to ACP Re in the morning of January 2, 2014. Later that afternoon, the Company received comments on the revised draft of the merger agreement from ACP Re. The board convened that evening to discuss the results of due diligence performed by the Company and its legal advisers with respect to the controlling shareholder of ACP Re, the status of negotiations of the merger with ACP Re and reinsurance agreements with AmTrust and NGHC and the timing and process required for regulatory approval of the proposed transaction.

Also on January 2, 2014, Fitch Ratings downgraded the Company’s issuer default rating from “B” to “CC” and the Company’s operating subsidiaries’ insurer financial strength ratings from “BB” to “B”.

On January 3, 2014, the board convened to consider the terms of the proposed merger agreement and related documentation. Representatives from S&C and Conyers Dill & Pearman, the Company’s Bermuda counsel, led the board in a discussion regarding their fiduciary duties, especially with respect to a change of control transaction. Afterwards, representatives from Willkie reviewed with the board the material terms of the merger agreement and related documentation reflecting the negotiation thereof, including deal protection provisions, director and officer indemnification, closing conditions, and covenants of the Company. As part of this review, Willkie described final changes to the merger agreement made in response to the board’s feedback at earlier meetings, including an increase in the scope of ACP Re’s commitments to obtain regulatory approvals and a clarification that any adverse developments resulting from the reinsurance agreements with AmTrust and NGHC would not be taken into account in determining whether there had been a material adverse effect on the Company. Mr. Hitselberger then led the board in a discussion of the stand-alone projections of the Company, noting in particular the continuing deterioration of the Company’s business. Thereafter, J.P. Morgan and BofA Merrill Lynch reviewed with the board their respective financial analyses of the merger consideration and delivered their respective oral opinions, each subsequently confirmed by delivery of a written opinion, dated January 3, 2014, to the effect that, as of that date and based on and subject to various assumptions and limitations set forth in their respective opinions, the merger consideration to be paid to the Company’s shareholders (other than ACP Re and its affiliates), was fair, from a financial point of view, to such shareholders. After the delivery of the opinions, the board unanimously (i) declared advisable the merger agreement, (ii) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and (iii) approved, authorized and recommended that the shareholders of the Company approve and adopt the merger agreement.

Late in the afternoon on January 3, 2014, the Company, ACP Re and Merger Sub executed and delivered the merger agreement.

Reasons for the Merger

The Company’s board, at the meeting described above on January 3, 2014, unanimously (i) declared advisable the merger agreement, (ii) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and (iii) approved, authorized and recommended that the shareholders of the Company approve and adopt the merger agreement.

In evaluating the merger agreement, the merger, and the other transactions contemplated by the merger agreement, and in reaching its decision to (i) declare advisable the merger agreement, (ii) determine that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company, (iii) determine that the fair value for each common share of the Company to be $3.00, without interest, and (iv) approve, authorize and recommend that the shareholders of the Company approve and adopt the merger agreement, the Company’s board consulted with senior management as well as the Company’s internal and outside legal and financial advisers (and, in the case of the independent directors, their outside legal counsel) and considered a number of factors. The material factors considered by the board included the following:

•	The Company’s Business and Prospects. The board believed that the merger would maximize value to the Company’s shareholders and would be a more attractive option for the Company’s shareholders than any other reasonably available option, including continuing to operate the Company on an independent, stand-alone basis. The board also believed that the merger would provide the best opportunity for the Company to protect the Company’s existing policyholders and provide for the assumption or repayment of the Company’s indebtedness, including the Convertible Notes and the Company’s $235 million in outstanding principal of trust preferred securities, and that doing so would be in the best interests of the Company. In making this determination, the board considered, among other things, the Company’s business, results of operation, deteriorating revenues and earnings, financial condition, prospects, the current and prospective regulatory environment for the Company, the recent ratings downgrades for the Company and its subsidiaries, the market price and volatility of, and trading information with respect to, the Company’s common stock, the Company’s reserve strengthening for the second quarter of 2013 and announcement that further reserve strengthening was anticipated, the challenges the Company would face to pay off the Convertible Notes or refinance them on favorable terms in the absence of a strategic transaction and the Company’s liquidity position and ability to continue as a going concern in the absence of a strategic transaction.

•	Recent Ratings Downgrades. On October, 8, 2013 and December 20, 2013, the issuer credit and financial strength ratings of the Company’s insurance subsidiaries were lowered by A.M. Best Company from “A-” (Excellent) to “B++” (Good) and then from “B++” (Good) to “B” (Fair), respectively. Their issuer credit rating was downgraded from “a-” to “bbb” and then from “bbb” to “bb”, respectively. The Company’s issuer credit rating was downgraded to “bb” and then to “b-”, respectively. On October 7, 2013 and January 2, 2014, Fitch Ratings downgraded the Company’s issuer default rating from “BBB” to “B” and from “B” to “CC” and the Company’s operating subsidiaries’ insurer financial strength ratings from “A-” to “BB” and from “BB” to “B”, respectively. On December 24, 2013, Demotech, Inc. withdrew its financial stability rating of the Company’s insurance subsidiaries. At the time that the board evaluated the merger agreement, the merger, and the other transactions contemplated by the merger agreement, such downgrades had already resulted in a significant decrease in the amount of premiums the Company’s insurance subsidiaries were writing and renewing and, without a strategic transaction, the Company’s senior management expected such downgrades to result in further material decreases in the amount of such premiums and believed there was a risk that the policies already written by the Company’s insurance subsidiaries would be cancelled.

•	Reserve Strengthening. The board considered the fact that the Company had strengthened its loss reserves by approximately $365 million and reported a non-cash goodwill impairment charge of approximately $215 million for the second quarter of 2013 and announced that it anticipated additional loss reserve strengthening for the third quarter of 2013. The board further considered the impact that the reserve strengthening in the second quarter, and the announcement of anticipated reserve strengthening for the third quarter, had on the Company’s financial condition, including the regulatory capital and surplus of its insurance subsidiaries and the trading price of its shares, and the potential impact of any additional reserve strengthening on the Company’s financial condition and the trading price of its shares.

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The Company’s Liquidity Position and Ability to Continue as a Going Concern. On November 14, 2013, the Company disclosed that there was substantial doubt about its ability to continue as a going concern. While the board believed that the Company’s recent repayment of its credit facility was an important step in improving its ability to continue as a going concern, the Company currently has $150 million of principal outstanding on the Convertible Notes that will mature in September of 2014. The board considered that the Company would need to refinance the Convertible Notes, or provide another liquidity solution, in order to meet its payment obligations for the Convertible Notes by the stated maturity date. The board believed that any refinancing transaction would be unlikely to be completed on favorable terms to the Company if at all in light of the recent and anticipated reserve strengthening and ratings downgrades and their impact on the Company’s business and financial condition, regulatory restrictions on distributions to the Company by its insurance subsidiaries, and the Company’s deteriorating earnings power that could call into question its ability to service any refinanced debt. In addition to this future payment obligation, the board considered the reduction in statutory surplus of its insurance subsidiaries in 2013, the fact that as of June 30, 2013, a subsidiary of the Company, Tower Re, had capital and surplus amounts that did not meet the minimum capital requirements of the Bermuda Monetary Authority and that regulatory approvals for the Company’s plan to address Tower Re’s failure to meet such minimum requirements had not yet been obtained.

•	The Quota Share Reinsurance Agreements. The board considered the material terms and conditions of the quota share reinsurance agreements, and balanced the fact that the quota share reinsurance agreements would permit the Company to continue to renew and write new business against the consideration that these agreements could result in the Company incurring losses for producing such business if the amount of the consideration received from the counterparties to such agreements and the expense reduction expected to be realized by the Company were insufficient to cover the Company’s costs incurred in connection with renewing or writing such business.

•	Regulatory Environment. The Company operates in a highly regulated industry, and the board considered the recent attention of the Company’s business by its insurance regulators in a number of jurisdictions where the Company’s insurance subsidiaries operate. The board also considered the risk of further regulatory attention and adverse regulatory actions, particularly in light of the Company’s going concern disclosure, the recent ratings downgrades, the anticipated additional reserve strengthening and Tower Re’s failure to meet the minimum capital requirements of the Bermuda Monetary Authority as of June 30, 2013.

•	The Company’s Challenges in Continuing as a Smaller Independent Company. The board considered the risks and benefits associated with the Company’s continued conduct of its business as an independent, stand-alone company as compared to the risks and benefits associated with the merger. The board considered (i) the burdensome compliance costs commensurate with being a public company that the Company operating on a stand-alone basis would bear (including the investments that the Company operating on a stand-alone basis would make in order to address the material weaknesses in its internal controls over financial reporting identified in its Quarterly Report on Form 10-Q for the second quarter of 2013), (ii) the challenges the Company would face to pay off the Convertible Notes or refinance them on favorable terms in the absence of a strategic transaction, (iii) the Company’s potential exposure from the putative securities class action lawsuits brought by alleged shareholders alleging violations of the federal securities laws and (iv) the absence in the U.S. of any other publicly traded insurance companies with an A.M. Best financial strength rating lower than “B++” for its insurance subsidiaries and the existence of only one publicly traded insurance company in the U.S. with an A.M. Best financial strength rating of “B++” for its insurance subsidiaries, indicating the challenges the Company would face on a stand-alone basis in light of its recent ratings downgrades.

•	Comparison of the Merger Consideration to Pre-Announcement Trading Price. The board considered that the merger consideration represented a discount of 11.2% to the closing price of the Company’s common stock of $3.38 on December 31, 2013 as well as a discount to recent historical stock price averages for the Company, among other factors. However, the board also considered that the merger consideration represented a 2.0% premium to the closing price of $2.94 on January 3, 2014, the day that the board approved the merger agreement and the last full trading day before the merger agreement was announced, and a 24.5% premium to the 52-week low trading price of $2.41 on December 20, 2013.

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J.P. Morgan and BofA Merrill Lynch Opinions. The board considered the opinions of J.P. Morgan and BofA Merrill Lynch, each dated as of January 3, 2014, to the Company’s board as to the fairness, from a financial point of view and as of the date of each opinion, of the merger consideration to be paid to holders of the Company’s common stock (other than ACP Re and its affiliates), as more fully described below in the sections entitled “— Opinions of Financial Advisers —Opinion of J.P. Morgan and —Opinion of BofA Merrill Lynch.”

•	Extensive Pre-Signing Market Check. The board considered the extensive process it had undertaken through its financial advisers to review strategic alternatives prior to signing the merger agreement with ACP Re.

•	The Ability of the Board to Change its Recommendation and Terminate the Merger Agreement. The board considered the fact that the merger agreement allows the Company to respond to unsolicited takeover proposals, to change or withdraw its recommendation to the Company’s shareholders with respect to the approval and adoption of the merger agreement and approval of the merger and to terminate the merger agreement to enter into an alternative agreement relating to a superior proposal, subject, in certain situations, to the payment to ACP Re of a $8.18 million termination fee and reimbursement of ACP Re’s transaction expenses, subject to a cap of $2 million. The board considered the restrictions contained in the merger agreement on the Company’s ability to solicit competing proposals from third parties and the possibility that the $8.18 million termination fee and the Company’s obligation to reimburse ACP Re for certain transaction expenses may discourage an interested third party from submitting a competing, superior proposal to acquire the Company. The board also considered the voting agreement between ACP Re and the Company’s former Chairman and Chief Executive Officer as well as the requirement for the Company, before the board makes an adverse recommendation change or the Company accepts a superior proposal, to give ACP Re at least three business days’ written notice and negotiate in good faith during such time any adjustments to the terms of the merger agreement proposed by ACP Re to either address the reasons for such intended adverse recommendation change or match the terms of the superior proposal.

•	The Likelihood that the Transaction with ACP Re will be Completed. In assessing the likelihood that the transaction with ACP Re will be completed, the board considered, among other factors, (i) ACP Re’s financial condition, the guaranty given by the controlling shareholder of ACP Re with respect to ACP Re’s obligation to pay the merger consideration and the fact that the merger agreement does not contain any financing contingency, (ii) the commitment by ACP Re to obtain applicable regulatory approvals and assume certain risks related to conditions and requirements imposed by regulators in connection with securing such approvals and (iii) the Company’s ability, pursuant to the merger agreement, to seek specific performance to prevent breaches of the merger agreement by ACP Re or Merger Sub and to specifically enforce the terms of the merger agreement, subject to certain limitations. The board also considered the closing condition to ACP Re’s benefit requiring that no more than 15% of the Company’s shareholders demand appraisal of their shares in accordance with the procedures established by Bermuda law and ACP Re’s termination rights with respect to the March 3, 2014 deadline for the filing of this proxy statement and the August 15, 2014 deadline with respect to the special general meeting and the January 17, 2014 deadline with respect to regulatory approvals for the quota share reinsurance agreements.

•	Merger Consideration. The board considered the fact that the merger consideration will be payable 100% in cash, so that the merger will allow the Company’s shareholders to immediately realize a certain value for their investment, and will remove the shareholders’ exposure to risks inherent in operating the Company as a public stand-alone company. The board also considered the fact that, following the merger, the Company’s public shareholders will cease to participate in any potential future earnings growth of the Company or benefit from any potential future increase in the Company’s value.

•	Shareholder Approval and Appraisal Rights. The board considered the fact that the merger is subject to the approval of the Company’s shareholders, who therefore have the option to reject the merger by voting against the proposal to approve and adopt the merger agreement and approve the merger as described in this proxy statement. In addition, the board considered the fact that the Company’s shareholders will have the right to demand appraisal of their shares in accordance with the procedures established by Bermuda law as well as the closing condition to ACP Re’s benefit requiring that no more than 15% of the Company’s shareholders will exercise such appraisal rights. See the section entitled “Appraisal Rights.”

•	The Requirement to Operate in the Ordinary Course. The board considered the requirement in the merger agreement that the Company conduct its business in the ordinary course and the other restrictions on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

•	The Terms of the Merger Agreement, the Guarantee and the Voting Agreement. The board considered all of the other material terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the termination rights. The board further considered the material terms and conditions of the guarantee given by the controlling shareholder of ACP Re, and material terms and conditions of the voting agreement with the Company’s former Chairman and Chief Executive Officer.

•	The Risk that the Merger will be Delayed or will not be Completed. The board considered the risk that the merger will be delayed or will not be completed, including the risk that the affirmative vote of the Company’s shareholders or the required regulatory approvals, in particular the insurance regulatory approvals, may not be obtained, as well as the potential loss of value to the Company’s shareholders and the potential negative impact on the operations and prospects of the Company if the merger were delayed or were not completed for any reason.

•	The Potential Impact of the Announcement of the Merger Agreement. The board considered that the pendency of the merger could affect the relationship of the Company and its subsidiaries with their respective employees, agents, policyholders and others with whom they have business dealings.

•	The Significant Costs Involved. The board considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger and the fact that the Company may be required to bear such costs if the merger is not consummated.

•	The Interests of Certain Individuals in the Merger. The board considered that the Company’s officers and directors have interests in the merger that are different from, or in addition to, the interests of the Company’s shareholders, including those described in this proxy statement in the section “—Interests of Certain Persons in the Merger”, and the interests of the Company’s directors and officers in their rights to indemnification and insurance coverage from the surviving corporation under the merger agreement. For more information about such interests, see “—Interests of Certain Persons in the Merger.”

The foregoing discussion of the factors considered by the Company’s board is not intended to be exhaustive, but rather includes the material factors considered by the Company’s board. In reaching its decision to (i) declare advisable the merger agreement, (ii) determine that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company, (iii) determine that the fair value for each common share of the Company to be $3.00, without interest, and (iv) approve, authorize and recommend that the shareholders of the Company approve and adopt the merger agreement, the Company’s board did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to the various factors.

Recommendation of the Board of Directors

The board of directors unanimously recommends that the shareholders vote “FOR” approval of the proposal to approve and adopt the merger agreement and approve the merger.

Opinion of J.P. Morgan

Pursuant to an engagement letter effective as of September 14, 2013, the Company retained J.P. Morgan as its financial adviser in connection with the proposed merger.

At the meeting of the board of directors of the Company on January 3, 2014, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing on the same day, to the board of directors of the Company that, as of such date and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth in its opinion, the consideration to be paid to holders of the Company common shares pursuant to the merger agreement was fair, from a financial point of view, to such shareholders. No limitations were imposed by the board of directors of the Company upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan, dated January 3, 2014, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the board of directors of the Company, is directed only to the consideration to be paid to the holders of the Company’s common shares pursuant to the merger agreement, and does not address any other matter. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. J.P. Morgan’s opinion does not constitute a recommendation to any holder of common shares of the Company as to how such shareholder should vote with respect to the transaction contemplated by the merger agreement or any other matter at the special general meeting. The summary of J.P. Morgan’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated January 3, 2014 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which we operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies in the same or similar industries and reviewed the current and historical market prices of the Company’s common shares and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by, or at the direction of, the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of the Company and ACP Re with respect to certain aspects of the merger, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company and ACP Re or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or ACP Re under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement did not differ in any material respect from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and ACP Re in the merger agreement and the related agreements are true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisers to the Company with respect to such issues. J.P. Morgan expressed no view or opinion as to any terms or other aspects of the quota share reinsurance agreements entered into by the Company and each of AmTrust and NGHC concurrently with the merger agreement, as more fully described in the merger agreement. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Company’s common shareholders in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of shares of Company common shares in the merger or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion to the board of directors of the Company at its meeting on January 3, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Selected Transactions Analysis

Using publicly available information, J.P. Morgan reviewed the following selected transactions involving businesses that J.P. Morgan judged to be analogous to the business of the Company and relevant for purposes of an evaluation of the merger. The transactions that were considered are as follows.

Target	Acquiror	Announcement Date
American Safety Insurance Holdings, Ltd.	Fairfax Financial Holdings Limited	June 2013
Flagstone Reinsurance	Validus Holdings	August 2012
Seabright Holdings	Enstar Group	August 2012
Transatlantic Holdings	Alleghany Corporation	November 2011
Clarendon National Insurance Co.	Enstar Group	December 2010
General Fidelity	Fairfax Financial	June 2010
PMA Capital Corporation	Old Republic Int’l Corp.	June 2010

IPC Holdings	Validus Holdings	July 2009
Quanta Capital	Catalina Holdings Ltd.	May 2008
NRG N.V.	Berkshire Hathaway, Ltd.	December 2007
PXRE Reinsurance	Tawa Plc.	November 2007
Alea Group Holdings (Bermuda)	Fortress Investment	April 2007
Converium NA	Berkshire Hathaway, Ltd.	October 2006
Aioi Insurance	Enstar Group	December 2005
Overseas Partners Re	Catalina Holdings Ltd.	September 2005
Overseas Partners US Reinsurance	Odyssey Re	July 2004

For each of the selected transactions, to the extent information was publicly available, J.P. Morgan reviewed, among other things, the equity value for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s tangible book value.

J.P. Morgan then applied a range of selected multiples of 0.40x to 0.80x derived from those selected transactions to the Company’s tangible book value per share as of September 30, 2013. This analysis indicated an implied per share equity value reference range for the Company of $2.11 to $4.22, compared to the merger consideration of $3.00 per share.

Dividend Discount Analysis

J.P. Morgan conducted a dividend discount analysis of the Company for the purpose of determining the implied equity price per share of the Company. A dividend discount analysis is a method of evaluating the equity value of a company using estimates of the future dividends to shareholders generated by the Company and taking into consideration the time value of money with respect to those future dividends by calculating their “present value.” “Present value” refers to the current value of future dividends to shareholders paid by the Company and is obtained by discounting those future dividends back to the present using a discount rate that takes into account macro–economic assumptions, estimates of risk, the opportunity cost of capital, and other appropriate factors.

The Company provided J.P. Morgan a financial forecast prepared by the management of the Company for fiscal years 2014 through 2016. The Company also provided J.P. Morgan with the model utilized by the management of the Company to develop the financial forecast for fiscal years 2014 through 2016 and certain assumptions relating to the business and operations of the Company for fiscal years 2017 through 2023. The Company directed J.P. Morgan to use such model and assumptions to prepare an extrapolation of the financial forecast for fiscal years 2017 through 2023. The management of the Company then reviewed and approved such extrapolation of the financial forecast. The financial forecast and extrapolation assumed no new premiums were written by the Company beginning in 2014 and that no transformational transactions were consummated. The Company doesn’t publicly disclose internal management financial forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the transaction, and such financial forecast and extrapolation were prepared in connection with the transaction and not prepared with a view toward public disclosure. The financial forecast and extrapolation were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial forecast and extrapolation. The dividend discount analysis conducted by J.P. Morgan was based on this financial forecast and extrapolation. The Company indicated it would not be able to distribute any dividends to its shareholders during any of the fiscal years included in the financial forecast and extrapolation. Due to the lack of dividends available for distribution, the “present value” of such dividends was zero. Included as part of the dividend discount analysis, J.P. Morgan calculated the projected tangible book value of the Company during fiscal years 2014 through 2023 based on the financial forecast and extrapolation, which indicated that the Company would have a negative tangible book value starting in fiscal year 2022. This analysis yielded a negative implied equity price per share for the Company, as compared to the merger consideration of $3.00 per share.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisers. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected transactions reviewed was identical to the merger. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected on the basis of such experience and its familiarity with the Company to advise the Company with respect to the merger and to deliver a fairness opinion to the board of directors of the Company with respect to the merger.

For services rendered in connection with the merger, the Company has agreed to pay J.P. Morgan an aggregate fee currently estimated to be $6.95 million in respect thereof, a substantial portion of which will become payable only if the merger is consummated. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

During the two years preceding the date of the delivery of its opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with the Company and with an affiliate of ACP Re, AmTrust, for which J.P. Morgan and such affiliates received customary compensation. Such services during such period included acting as (i) joint bookrunner on AmTrust’s offering of debt securities in August 2013, (ii) joint bookrunner on AmTrust’s offering of preferred stock in June 2013, (iii) lead left arranger on AmTrust’s credit facility in August 2012 and (iv) joint lead arranger on a revolving credit facility for a subsidiary of the Company in February 2012 and an amendment to the facility in November 2012. In addition, J.P. Morgan’s commercial banking affiliate provides certain treasury and cash management services to the Company and AmTrust and is an agent bank and a lender under an outstanding credit facility of AmTrust, for which it receives customary compensation or other financial benefits. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or AmTrust for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Opinion of BofA Merrill Lynch

The Company has retained BofA Merrill Lynch to act as the Company’s financial adviser in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm that is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Merrill Lynch to act as one of the Company’s financial advisers in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community and its familiarity with the Company and its business.

On January 3, 2014, at a meeting of the Company’s board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the board of directors an oral opinion, which was confirmed by delivery of a written opinion dated January 3, 2014, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of the Company’s common shares (other than ACP and its affiliates) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the board of directors for the benefit and use of the board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company, or in which the Company might engage, or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the management of the Company, including certain financial forecasts relating to the Company prepared by or at the direction of and approved by the management of the Company, referred to herein as Company management forecasts;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

•	reviewed the trading history for common share and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•	considered the fact that the Company publicly announced that it would explore its strategic alternatives, and the results of the efforts of J.P. Morgan Securities LLC on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•	reviewed a draft, dated January 3, 2014, of the merger agreement and a draft, dated January 2, 2014, of the Guaranty; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available, or provided to or otherwise reviewed by or discussed with it, and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company management forecasts, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good-faith judgments of the management of the Company as to the future financial performance of the Company. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company or ACP Re under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch is not an expert in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and it did not make an independent evaluation of the adequacy of the reserves of the Company. In that regard, BofA Merrill Lynch did not make any analysis of, and did not express an opinion as to, the adequacy of the losses and loss adjustment expense reserves for the Company. BofA Merrill Lynch assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of the Company, that the final executed merger agreement would not differ in any material respect from the draft merger agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion) or any other related transaction, including, without limitation, the form or structure of the merger, the Support Agreement, the quota share reinsurance agreements or any other agreements related to the sale of the Company. BofA Merrill Lynch assumed that none of the ancillary documents related to the transaction, including without limitation, the Quota Share Agreements, would adversely affect the Company’s rights, benefits and obligations under the merger agreement. BofA Merrill Lynch was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common shares (other than ACP Re and its affiliates) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage, or as to the underlying business decision of the Company to proceed with or to effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Company Financial Analyses

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone distributable, after-tax free cash flows that the Company was forecasted to generate during the Company’s fiscal years 2014 through 2018 based on financial forecasts for the Company prepared by or at the direction of and approved by the Company’s management. The Company’s management forecasts projected no distributable cash through dividends for such fiscal years. BofA Merrill Lynch calculated terminal values for the Company by applying terminal forward multiples ranging from 0.75x to 0.95x to the Company’s December 31, 2018 estimated tangible book value. The terminal values were then discounted to present value as of January 1, 2014, using discount rates ranging from 14.0% to 18.0%, which were based on an estimate of the Company’s cost of equity. This analysis indicated the following approximate implied per-share equity value reference range for the Company as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company	Consideration

$0.77 - $1.16	$3.00

Selected Precedent Transactions Analysis

BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 11 selected transactions involving companies in the property and casualty insurance sector:

Acquiror	Target
Enstar Group Limited & Stone Point Capital	Torus Insurance Holdings
Fairfax Financial Holdings Ltd.	American Safety Insurance Holdings, Ltd.
Validus Holdings Ltd.	Flagstone Reinsurance SA
Enstar Group Limited	SeaBright Holdings, Inc.
Alleghany Corp.	Transatlantic Holdings Inc.
United Fire & Casualty Co.	Mercer Insurance Group, Inc.
Fairfax Financial Holdings Limited	First Mercury Financial Corporation
ProSight Specialty Insurance Holdings, Inc.	NYMAGIC, Inc.
Old Republic International Corp.	PMA Capital Corp.
Max Capital Group Ltd.	Harbor Point Limited
Validus Holdings Ltd.	IPC Holdings Ltd.

BofA Merrill Lynch calculated various multiples and ratios implied for the target companies. In considering such multiples and ratios, BofA Merrill Lynch determined that tangible book value should be used as the primary valuation metric. BofA Merrill Lynch considered an analysis of historical and expected earnings of the Company, but determined that in light of significant changes in the earnings profile of the Company, such an analysis did not provide a meaningful valuation benchmark. BofA Merrill Lynch then applied a range of tangible book value multiples from 0.50x to 0.75x, derived from selected transactions involving those companies that had operating characteristics that were generally in line with the Company, to the Company’s estimated September 30, 2013 tangible book value provided by the Company’s management.

Based on the analysis of the selected transactions, BofA Merrill Lynch derived the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for the Company		Consideration
Low	High
$2.64	$3.96	$3.00

No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

Other Analyses

BofA Merrill Lynch considered an analysis of selected publicly traded companies in the property and casualty insurance industry; however, it did not consider such an analysis to be a meaningful valuation approach given the significant differences in the ratings profile and business prospects of the Company as compared to such companies.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Company’s board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Company’s board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of the Company.

The type and amount of consideration payable in the merger was determined through negotiations between the Company and ACP Re, rather than by any financial adviser, and was approved by the Company’s board of directors. The decision to enter into the merger agreement was solely that of the Company’s board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Company’s board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the merger consideration.

The Company has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $4.9 million, a portion of which was payable in connection with its opinion and a significant portion of which is contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, ACP Re and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and have received, or in the future may receive, compensation for the rendering of these services, including (i) having acted as joint lead arranger and joint bookrunner for, and a lender under, certain credit facilities of the Company, (ii) having provided or providing certain derivatives trading services to the Company and (iii) having provided or providing certain treasury and trade management services and products to the Company.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to ACP Re and certain of its affiliates and have received, or in the future may receive, compensation for the rendering of these services, including (i) having acted or acting as manager or underwriter for various debt (including convertible debt) offerings of certain of ACP Re’s affiliates, (ii) having acted or acting as lender under certain term loans, letters of credit and credit and/or leasing facilities for certain of ACP Re’s affiliates and (iii) having provided or providing certain treasury and trade management services and products to certain of ACP Re’s affiliates.

Certain Forward-Looking Financial Data

The Company does not, as a matter of course, prepare or publicly disclose prospective financial information about its future financial performance, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company prepared certain financial data and made such data available to the board of directors, J.P. Morgan and BofA Merrill Lynch in connection with (i) the board’s evaluation of various strategic alternatives and (ii) the rendering by J.P. Morgan and BofA Merrill Lynch of their respective opinions to the board and performing their respective related financial analyses described above. This financial data was also provided to ACP Re during the due diligence process. This forward looking financial data assumed the ratings downgrades that occurred in December 2013 would not be changed, and further assumed that there would not be another strategic partner or capital provider that would emerge if such strategic evaluations continued, and as a consequence of these assumptions, there would not be the ability to produce new or renewal insurance business in 2014 and beyond.

The Company is not including this prospective financial information in this proxy statement to influence a stockholder’s decision or for any other purpose, but is including such information to provide its shareholders access to certain non-public unaudited forward-looking financial information that was made available to the board of directors, J.P. Morgan and BofA Merrill Lynch in connection with the approval of the merger agreement. The inclusion of this information in this proxy statement should not be regarded as an indication that the Company, the board of directors, J.P. Morgan and BofA Merrill Lynch, ACP Re or any other recipient of this information considered, or now considers, this information to be reliable predictions of future results, and it should not be relied upon as such.

The prospective financial information is subjective in many respects and reflects numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond the Company’s control, including estimates and assumptions regarding general economic conditions, premium rate levels, loss ratios, expense ratios, loss cost trends, reinsurance costs, capital adequacy, investment yields and other financial metrics. Important factors that may affect actual results and cause this information not to be accurate include, but are not limited to, general economic trends, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods and to continue as a going concern), industry performance, the regulatory environment, premium rate levels, property and casualty insurance industry loss cost trends, competition, reinsurance costs, capital adequacy and other factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Information” beginning on page 17 of this proxy statement and also described in the “Risk Factors” sections of our 2012 10-K/A and Third Quarter Form 10-Q, copies of which are attached as Annex H and Annex K, respectively, to this proxy statement. In addition, the prospective financial information does not reflect any events that could affect the Company’s prospects, including changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared. The prospective financial information also covers multiple years and by its nature becomes subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, this information should not be construed as commentary by the Company’s management as to how the Company’s management expects the Company’s actual results to compare to research analysts’ estimates. There can be no assurance that the prospective financial information is or will be accurate or that the Company’s future financial results will not vary, even materially, from this information. None of the Company, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the prospective financial information, including to reflect circumstances existing or arising after the date such information was generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error or to have changed.

Set forth below is a summary of selected unaudited prospective financial information prepared by the Company’s management and provided to the board of directors, J.P. Morgan, BofA Merrill Lynch and ACP Re.

	2014	2015	2016
		($ in thousands)
Revenues
Net premiums earned	$708,338	$0	$0
Ceding commission revenue	53,488	0	0
Net investment income	65,063	44,398	31,967

Total revenues	826,889	44,398	31,967
Expenses
Loss and loss adjustment expenses	419,901	0	0
Commission expense	181,653	0	0
Other operating expenses	207,382	45,060	35,731
Interest expense	32,025	34,025	34,025

Total expenses	840,961	79,085	69,756

Income before income taxes	(14,072)	(34,687)	(37,789)
Income tax expense (benefit)

Net income (loss) attributable to Company	$(14,072)	$(34,687)	$(37,789)

The prospective financial information should be read together with the historical financial statements of the Company contained in our 2012 10-K/A and the quarterly reports on Forms 10-Q and 10-Q/A, which are incorporated by reference and attached as Annexes H-K to this proxy statement. The prospective financial information was not prepared with a view toward public disclosure and, accordingly, does not comply with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or given any form of assurance on the prospective financial information or its achievability, and accordingly assume no responsibility for it or its achievability.

There can be no assurance that any prospective financial information will be, or is likely to be, realized, or that the assumptions on which it is based will prove to be, or is likely to be, correct. None of the Company, ACP Re or their respective affiliates, advisers, officers, directors or representatives has made or makes any representation to any shareholders or any other person regarding the ultimate performance of the Company compared to the prospective financial information set forth above. The Company has not made any representation to ACP Re, in the merger agreement or otherwise, concerning the prospective financial information. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to approve and adopt the merger agreement and approve the merger.

Financing of the Merger

The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $172.1 million. ACP Re has informed us that it will fund this amount through a combination of cash at ACP Re and the proceeds from certain sales of assets to AmTrust and NGHC that will occur substantially simultaneously with the consummation of the merger.

Pursuant to the guaranty, the Karfunkel Trust has unconditionally and irrevocably guaranteed ACP Re’s payment of the aggregate merger consideration and the expenses required to be paid by ACP Re and Merger Sub under the merger agreement. See “Other Related Agreements—Guaranty.”

Effective Time of Merger

The closing of the merger is expected to take place no later than the third business day following the date on which the last of the conditions to the closing of the merger (described under “The Merger Agreement—Conditions to the Merger”) has been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions).

The merger will become effective upon the date specified in the certificate of merger issued by the Registrar of Companies in Bermuda, or Registrar. Under the terms of the merger agreement, the Company and ACP Re agreed that they will request the Registrar to provide in the certificate of merger that the effective time will be the closing date of the merger.

Payment of Merger Consideration and Surrender of Share Certificates

Each record holder of our common shares (except for shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and shares owned by shareholders who properly exercise appraisal rights under the Companies Act) will receive shortly after the completion of the merger a letter of transmittal describing how such holder may exchange the Company’s common shares for the merger consideration.

You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your share certificate or certificates to the paying agent. If ownership of your shares is not registered in the register of members of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. With respect to our common shares held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of common shares of the Company held of record by DTC immediately prior to the effective time, multiplied by the per share merger consideration. DTC will then appropriately credit the accounts of the holders of our common shares held by DTC.

Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors that you vote to approve the proposal to approve and adopt the merger agreement and approve the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, those of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved and adopted by the shareholders of the Company. For the purposes of all of the agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control.

Employment Following the Merger

Pursuant to the merger agreement, the officers of Merger Sub in office immediately prior to the effective time will be the officers of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Merger-Related Compensation

Pursuant to the merger agreement, at the effective time, each outstanding option to acquire Company common shares, whether granted under the Company’s 2013 Long-Term Equity Plan or 2004 Long-Term Equity Plan (as amended and restated, effective May 15, 2008), which we refer to as the long-term equity plans, will become vested and exercisable as of the Effective Time and will be exchanged for a cash payment equal to the product of (A) the number of the Company’s common shares subject to the stock option and (B) the excess, if any, of (1) the merger consideration over (2) the exercise price per share subject to such stock option. However, as of the date of this proxy statement, none of our directors or executive officers holds any stock option that is not already vested and exercisable and none of those stock options has an exercise price that is less than the merger consideration. As a result, any stock option held by a director or executive officer will be cancelled for no value.

With respect to each outstanding restricted share unit and restricted share granted under the Company’s long-term equity plans, the merger agreement provides that each such award will become fully vested and (i) in the case of a restricted share unit, exchanged for a cash payment equal to the merger consideration, and (ii) in the case of a restricted share, entitled to receive the merger consideration. However, as of the date of this proxy statement, none of our directors and executive officers holds any restricted share units or restricted shares that have not previously become fully vested. Accordingly, the only effect of the merger on such equity awards held by directors and executive officers will be that the directors and executive officers will receive cash in exchange for them.

Each of our directors and executive officers will also receive the merger consideration in respect of the common shares beneficially owned by such director or officer. See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 76 below for more information.

Employment Agreements

Several of our executive officers in 2014 —William E. Hitselberger (Executive Vice President and Chief Financial Officer), Elliot S. Orol (Senior Vice President, General Counsel and Secretary), William F. Dove, (Senior Vice President, Chief Risk Officer and Chief Actuary), Scott T. Melnik (Senior Vice President, Claims Executive), Christian K. Pechmann (Senior Vice President, Marketing), Laurie A. Ranegar (Senior Vice President, Operations); Catherine M. Wragg (Senior Vice President, Human Resources and Administration), and Mr. Lee — have been a party to separate employment agreements or change in control agreements with the Company or its affiliates, which provide for certain payments and benefits in connection with a change of control, such as the merger. Michael H. Lee resigned, effective February 6, 2014, from his position as our Chief Executive Officer and as a member of our Board, and Gary S. Maier resigned, effective October 4, 2013, from his position as Executive Vice President and Chief Underwriting Officer.

Under each executive officer’s agreement, if the executive officer’s employment is terminated (whether involuntarily by the Company without cause, as defined in the respective agreement, or by the executive for good reason, as defined in the respective agreement) in anticipation of, or within the 24-month period following, a change in control (which the merger will constitute), the executive officer (or his or her designated beneficiary or administrator, as applicable) would be entitled to the following in addition to his or her accrued but unpaid salary through the termination date:

•	in the case of each executive officer other than Mr. Lee and Mr. Melnik, within 30 days, a prorated bonus based on his or her target annual bonus for the year in which the termination occurs (or, if a target annual bonus has not been determined for such year, the prior year);

•	in the case of Mr. Lee and Mr. Melnik, within 75 days of the year in which the termination occurs, a prorated bonus based on actual performance for the entire year in which the termination occurs;

•	all stock-based awards then held by the executive officer would vest;

•	within 30 days, a single cash severance payment equal to: (i) in the case of Mr. Lee, three times his annual base salary plus three times the average annual bonus paid to Mr. Lee for the three years preceding his termination; (ii) in the case of Mr. Melnik, 100% of the sum of his annual base salary plus the average annual bonus paid to Mr. Melnik for the three years preceding his termination; and (iii) in the case of each other executive officer, 100% of the sum of his or her annual base salary and target annual bonus for the year in which the termination occurs (or, if a target annual bonus has not been determined for such year, the prior year);

•	with respect to each executive officer other than Mr. Lee and Mr. Melnik, the continuation of life, accident and health insurance benefits for one year, without cost to the executive, except that those benefits will be reduced to the extent comparable benefits are received by or made available to the executive by a subsequent employer;

•	with respect to Mr. Lee and Mr. Melnik, a lump sum cash payment within 30 days equal to the total premiums that would have been paid by the Company to provide the respective executive officer and his covered dependents for a certain period (three years in the case of Mr. Lee and one year in the case of Mr. Melnik) after his termination based on the premiums paid by the Company immediately prior to the termination date, without cost to the executive officer, for life, accident and health insurance benefits substantially similar to those that the executive officer and his covered dependents were receiving immediately prior to his notice of termination; and

•	three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options then held by the executive officer.

Pursuant to each executive officer’s agreement, his or her benefits are subject to the executive officer signing a release in favor of the Company and its affiliates. With the exception of Mr. Pechmann and Ms. Ranegar’s employment agreements, none of the executive officer’s employment agreements provide for an excise tax gross-up payment. While each of Mr. Pechmann and Ms. Ranegar are entitled to a tax gross-up payment for any federal excise tax imposed on severance payments that he or she receives, neither is expected to receive a tax-gross up payment in connection with the merger.

In connection with the departure of Mr. Lee from the Company on February 6, 2014, Mr. Lee entered into a separation and release agreement with the Company. The separation and release agreement provides for Mr. Lee’s general release and waiver of any claims against the Company and that Mr. Lee is entitled to receive a lump-sum cash severance payment of $3,280,614. In addition, Mr. Lee’s separation and release agreement provides that he is entitled to any earned but unpaid base salary. Mr. Lee will remain obligated to comply with the non-competition, confidential information, non-solicitation and non-interference provisions contained in his employment agreement.

James Roberts (Senior Vice President, Reinsurance) is not party to an employment agreement with the Company or any of its subsidiaries. If Mr. Roberts’ employment with the Company were terminated, he would be eligible for severance benefits pursuant to the Company’s severance guidelines.

The estimated cost of the payments and benefits described above assuming the termination of each executive’s employment (whether involuntarily by the Company without cause or by the executive officer for good reason) immediately following the consummation of the merger on July 31, 2014 to the Company’s executive officers would be: Mr. Hitselberger, $1,125,208; Mr. Orol, $774,384; Mr. Dove, $678,530; Mr. Roberts, $175,009; Mr. Melnik, $398,453; Mr. Pechmann, $429,779; Ms. Ranegar, $612,594; and Ms. Wragg, $633,302.

Golden Parachute Compensation

The following table and the related footnotes present information about the compensation payable to the Company’s named executive officers (other than Mr. Lee and Mr. Maier) in connection with the merger as of July 31, 2014; information regarding Mr. Lee and Mr. Maier is based on their respective last date of employment. The compensation shown in this table is subject to a vote, on a non-binding advisory basis, of the shareholders of the Company at the special general meeting, as described herein under “Shareholder Advisory Vote on Certain Compensatory Arrangements.”

Name	Cash[1] ($)	Equity[2] ($)	Pension/ NQDC ($)	Perquisites/ Benefits[3] ($)	Tax Reimbursement ($)	Other ($)	Total (S)
William E. Hitselberger, Executive Vice President, Chief Financial Officer	$1,101,712	$0	$0	$23,496	$0	$0	$1,125,208
Elliot S. Orol, Senior Vice President, General Counsel and Secretary	$750,599	$0	$0	$23,785	$0	$0	$774,384
William F. Dove, Senior Vice President, Chief Risk Officer and Chief Actuary	$656,000	$0	$0	$22,530	$0	$0	$678,530
James Roberts, Senior Vice President, Reinsurance	$175,009	$0	$0	$0	$0	$0	$175,009
Michael H. Lee Former Chairman of the Board, President and Chief Executive Officer[4]	$3,256,966	$0	$0	$23,648	$0	$0	$3,280,614
Gary S. Maier Former Executive Vice President and Chief Underwriting Officer[5]	$0	$0	$0	$0	$0	$0	$0

[1]

Represents cash severance benefits that the executive would receive if the executive’s employment were terminated (whether involuntarily by the Company without cause, as defined in the respective agreement, or by the executive for good reason, as defined in the respective agreement). The executive would be entitled to such cash severance benefit regardless of whether his termination of employment occurred in anticipation of, or following, a change in control. None of the executives will receive an annual bonus in 2013 and none are expected to receive an annual bonus in 2014. Mr. Lee’s separation and release agreement does not provide for the payment to him of any payment in respect of a 2014 annual bonus but, in accordance with the terms of his employment agreement, provides for a cash lump sum severance payment.

[2]	No executive holds outstanding equity awards for which vesting would be accelerated or in-the-money option awards for which vesting would be accelerated. Any stock option held by an executive will be cancelled in connection with the merger for no value.
[3]	Represents continued welfare benefits that executive would receive if the executive’s employment is terminated (whether involuntarily by the Company without cause, as defined in the respective agreement, or by the executive for good reason, as defined in the respective agreement). The executive would be entitled to such welfare benefit regardless of whether his termination of employment occurred in anticipation of, or following, a change in control.
[4]	Michael H. Lee resigned, effective February 6, 2014, from his position as Chairman of the Board and Chief Executive Officer.
[5]	Gary S. Maier resigned, effective as of October 4, 2013, from his position as Executive Vice President and Chief Underwriting Officer.

Indemnification; Directors’ and Officers’ Insurance

Under the merger agreement, ACP Re has agreed to cause the surviving company to indemnify and hold harmless our current and former directors and officers, and our subsidiaries’ current and former directors and officers, against all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses arising from the fact that such person is or was a director or officer of the Company or any of its subsidiaries and in respect of acts or omissions that occurred at or prior to the effective time, as well as against claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses based on, or arising out of or pertaining to, in whole or in part, the merger agreement or the transactions contemplated by it. The surviving company is also required under the merger agreement to maintain in its organizational documents provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company’s memorandum of association and bye-laws.

In addition, under the merger agreement, the Company will purchase a single payment, run-off policy of directors’ and officers’ liability insurance covering our current and former directors and officers, and our subsidiaries’ current and former directors and officers, which will remain in effect for a period of six years from the effective time of the merger. This policy will have coverage comparable to the currently existing directors’ and officers’ liability insurance policy.

The current and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) whose common shares are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of the Company’s common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of the Company’s common shares that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding common shares should consult the partner’s tax adviser regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, judicial authorities, and administrative rulings, all of which are subject to change, possibly with retroactive effect. The discussion applies only to beneficial owners who hold common shares as capital assets, and does not apply to shareholders who validly exercise their appraisal rights under the Companies Act or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers in securities or currencies, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, U.S. expatriates, shareholders that have a functional currency other than the U.S. dollar or shareholders who hold common shares as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the receipt of cash in connection with the vesting of restricted shares, or any other matters relating to equity compensation or benefit plans. This discussion does not address any aspect of state, local or foreign tax laws, nor does it address any aspect of estate or gift taxation.

U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement.

The receipt of cash in exchange for the Company’s common shares in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of common shares (i.e., common shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares is more than 12 months at the effective time. Short-term capital gains are subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting.

Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

Non-U.S. Holders

Exchange of Common Shares for Cash Pursuant to the Merger Agreement.

Any gain realized upon the receipt of cash in exchange for the Company’s common shares in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States or (ii) the non-U.S. holder is a nonresident alien individual who will be present in the United States for 183 days or more during the taxable year of the merger, and certain other requirements are met.

Unless an applicable income tax treaty provides otherwise, gain described in clause (i) of the preceding paragraph will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder recognizing such gain were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Gain recognized by an individual non-U.S. holder described in clause (ii) of the preceding paragraph will be subject to U.S. federal income tax at a flat 30% rate (unless an applicable income tax treaty provides otherwise), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States for U.S. federal income tax purposes).

Backup Withholding and Information Reporting.

Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-U.S. holder is entitled under the merger agreement unless the non-U.S. holder furnishes the required certification as to its non-U.S. status by providing the applicable Internal Revenue Service Form W-8 or by otherwise establishing that such non-U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a non-U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger may also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax adviser regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of restricted share units.

Regulatory Approvals

The Company has insurance company subsidiaries and affiliates that are domiciled or deemed to be “commercially domiciled” in Bermuda, California, Florida, Illinois, Maine, Massachusetts, New Hampshire, New Jersey and New York. The insurance laws of these jurisdictions require an acquiring person to obtain the approval of the applicable insurance regulator prior to the direct or indirect acquisition of control of an insurance company that is domiciled or commercially domiciled therein. ACP Re, AmTrust and NGHC have initiated preliminary discussions with the applicable insurance regulatory authorities regarding the merger and certain other asset transfers that will occur substantially simultaneously with the merger. Following such discussions, ACP Re, AmTrust and NGHC will file formal applications with the applicable insurance regulatory authorities for the approval of the merger and such other asset transfers. Although the Company and ACP Re do not expect the applicable insurance regulators to withhold their approvals, there is no assurance that such approvals will be obtained. In addition, the merger agreement limits the conditions that ACP Re is required to accept in connection with obtaining such approvals. There is no assurance that an insurance regulator will not impose a “burdensome condition” on its approval of ACP Re’s application that ACP Re will not be required to accept under the merger agreement. See “The Merger Agreement—Filings; Other Actions.”

In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing that discloses certain market share data in that jurisdiction must be made and an applicable waiting period must expire or be terminated.

Under the HSR Act, and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of the Company and ACP Re file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and ACP Re filed such a notification and report form on January 17, 2014 and each requested early termination of the applicable waiting period. On January 30, 2014, the FTC notified the parties that their request for early termination of the applicable waiting period under the HSR Act had been granted. At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or ACP Re. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Litigation Relating to the Merger

On January 14, 2014, a purported shareholder of the Company filed a purported class action complaint against the Company, its directors, ACP Re, Merger Sub, and AmTrust in the United States District Court for the Southern District of New York. The complaint alleges that the members of the Company’s board of directors breached their fiduciary duties owed to the shareholders of the Company under Bermuda law by approving the Company’s entry into the merger agreement and failing to take steps to maximize the value of the Company to its public shareholders, and that the Company, ACP Re, Merger Sub, and AmTrust aided and abetted such breaches of fiduciary duties. The complaint also alleges, among other things, that the proposed transaction undervalues the Company, that the process leading up to the merger agreement was flawed, and that certain provisions of the merger agreement improperly favor ACP Re and discourage competing offers for the Company. The complaint further alleges oppressive conduct against the Company’s shareholders in violation of Bermuda law. The complaint seeks, among other things, declaratory and injunctive relief concerning the alleged fiduciary breaches, injunctive relief prohibiting the defendants from consummating the proposed transaction, rescission of the merger agreement to the extent already implemented, and other forms of equitable relief. The defendants believe that the complaint is without merit and intend to defend the action vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page 82.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. The representations, warranties and covenants made in the merger agreement by the Company, ACP Re and Merger Sub were qualified and subject to important limitations agreed to by the Company, ACP Re and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and to reports and documents filed with the SEC and, in some cases, were qualified by disclosures that were made by each party to the other that were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement.

Effects of the Merger; Directors and Officers; Memorandum of Association and Bye-laws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving company, the Company will continue to exist following the merger.

The board of directors and officers of Merger Sub immediately prior to the effective time shall be the directors and officers of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

The memorandum of association of the surviving company will be in the form of the memorandum of association of Merger Sub and the bye-laws of the surviving company will be in the form of the bye-laws of Merger Sub (except with respect to the name of the Company) until amended as provided therein or pursuant to applicable law. The memorandum of association and bye-laws of the surviving company will include provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company’s memorandum of association and bye-laws.

Following the completion of the merger, our common shares will be delisted from the NASDAQ and deregistered under the Exchange Act, and will cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the merger is expected to occur no later than the third business day following the date on which the last of the conditions to the closing of the merger (described under “The Merger Agreement—Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or written waiver of those conditions at that time).

The merger will become effective upon the date specified in the certificate of merger issued by the Registrar. Under the terms of the merger agreement, the Company and ACP Re agreed that they will request the Registrar to provide in the certificate of merger that the effective time will be the closing date of the merger.

Treatment of Common Shares

Common Shares

At the effective time, each issued and outstanding common share of the Company immediately prior thereto (other than common shares held by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and common shares of the Company held by shareholders who properly exercise appraisal rights under the Companies Act with respect to such shares) will be cancelled and converted into the right to receive the merger consideration, without interest, less any applicable withholding taxes. Common shares owned by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re will be cancelled without payment of consideration with respect thereto. Common shares owned by shareholders who have perfected and not withdrawn a demand for, or lost the right to, appraisal rights under the Companies Act will be cancelled without payment of consideration. Such shareholders will instead be entitled to the fair value of their common shares as determined under the Companies Act and as described under “Appraisal Rights.”

Restricted Shares

Except as provided below, at the effective time of the merger, each restricted share of the Company issued and outstanding and subject to forfeiture will become fully vested without restrictions and will be treated as an unrestricted common share of the Company. Each director or officer who holds any restricted shares will be entitled to receive the merger consideration with respect thereto.

Treatment of Options and Restricted Share Units

At the effective time of the merger, each outstanding option to acquire Company common shares, whether granted under the Company’s 2013 Long-Term Equity Plan or 2004 Long-Term Equity Plan (as amended and restated, effective May 15, 2008), which we refer to as the long-term equity plans, will become vested and exercisable as of the Effective Time and will be exchanged for a cash payment equal to the product of (A) the number of the Company’s common shares subject to the stock option and (B) the excess, if any, of (1) the merger consideration over (2) the exercise price per share subject to such stock option.

Each outstanding restricted share unit granted under the Company’s long-term equity plans will become fully vested and exchanged for a cash payment equal to the merger consideration.

Exchange and Payment Procedures

At or prior to the effective time, ACP Re will deposit, or will cause to be deposited, with the paying agent, an amount in cash sufficient to pay the aggregate merger consideration to the holders of our common shares. ACP Re will, or will cause the surviving company to, promptly replace or restore the cash deposited with the paying agent to ensure that the amounts on deposit with the paying agent are at all times sufficient to satisfy ACP Re’s obligations to pay the merger consideration to the Company’s shareholders.

Each record holder of common shares of the Company (other than common shares held by the Company, ACP Re, Merger Sub or any other direct or indirect wholly owned subsidiary of ACP Re, and common shares held by shareholders who properly exercise appraisal rights under the Companies Act with respect to such shares) will receive a letter of transmittal describing how it may exchange its common shares for the merger consideration shortly after the completion of the merger. With respect to common shares held by The Depository Trust Company, or DTC, the paying agent will transmit to DTC an amount in cash in immediately available funds equal to the number of our common shares held of record by DTC immediately prior to the effective time, multiplied by the merger consideration. DTC will then appropriately credit the accounts of the holders of our common shares that are held by DTC.

You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your share certificate or certificates to the paying agent. If ownership of your shares is not registered in the register of members of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable taxes have been paid or are not applicable.

No interest will be paid or accrued on the cash payable as the merger consideration as provided above. ACP Re, the surviving company and the paying agent will be entitled to deduct and withhold any applicable taxes from the merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on our share transfer books of common shares that were issued and outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving company, ACP Re or the paying agent, any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

At any time following the first anniversary of the closing date, the surviving company will be entitled to require the paying agent to deliver to it any funds deposited with the paying agent that remain unclaimed by former record holders of our common shares. Record holders of our common shares who have not complied with the above-described exchange and payment procedures will thereafter be entitled to look only to ACP Re and the surviving company for payment of the merger consideration. Any amounts remaining unclaimed by former record holders of our common shares at such time at which such amounts would otherwise escheat to any governmental authority shall become, to the extent permitted by applicable law, the property of ACP Re or its designee, free and clear of all claims or interest of any person previously entitled thereto.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to complete an affidavit of the loss, theft or destruction, and, if required by the surviving company, post a bond in a reasonable amount as indemnity against any claim that may be made against the surviving company with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

No Financing Covenants or Conditions

The merger is not subject to any financing condition. We anticipate that the total funds needed to complete the merger will be approximately $172.1 million. ACP Re has informed us that it will fund this amount through a combination of cash at ACP Re and the proceeds from certain sales of assets to AmTrust and NGHC that will occur substantially simultaneously with the consummation of the merger.

Pursuant to the guaranty, the Karfunkel Trust has unconditionally and irrevocably guaranteed ACP Re’s payment of the aggregate merger consideration and the expenses required to be paid by ACP Re and Merger Sub under the merger agreement. See “Other Related Agreements—Guaranty.”

Representations and Warranties

We made customary representations and warranties in the merger agreement that are subject to matters the Company disclosed in documents filed with the SEC and to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedule the Company delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

•	the organization, existence and good standing of the Company and its subsidiaries and their authority to carry on their businesses;

•	our capitalization;

•	our corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

•	the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing our obligations under the merger agreement;

•	governmental permits, consents and approvals required to consummate the merger;

•	our SEC filings since January 1, 2012, the financial statements included therein, the absence of material undisclosed liabilities, and our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of a material adverse effect (as described below) and the absence of certain other changes or events since December 31, 2012;

•	the absence of legal proceedings and governmental orders against us and our subsidiaries;

•	compliance with applicable laws, licenses and permits;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	investment assets;

•	intellectual property;

•	the absence of applicable anti-takeover laws;

•	real property;

•	material contracts;

•	insurance subsidiaries;

•	agents and brokers;

•	statutory financial statements;

•	agreements with insurance regulators;

•	reinsurance;

•	the reserves of our insurance subsidiaries;

•	the receipt of fairness opinions from J.P. Morgan and BofA Merrill Lynch;

•	the absence of any undisclosed broker’s, finder’s or investment banker’s fees; and

•	insurance maintained by us.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect.” The phrase “material adverse effect” is defined in the merger agreement to mean any effect, change, event or occurrence that, alone or in combination, has had a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole. For purposes of the definition, however, any effect, change, event or occurrence that results from or arises out of the following factors will not be deemed to have, or contribute to, a “material adverse effect”:

•	changes or conditions generally affecting the property catastrophe insurance industry in the geographic regions in which the Company and its subsidiaries operate or underwrite insurance, including natural disasters, except to the extent any such change or condition has a disproportionate effect on the Company or any of its subsidiaries as compared to the companies listed in the most recent proxy statement filed by the Company with the SEC prior to the date of the merger agreement as the Company’s “peer group”;

•	general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital market conditions in any jurisdiction, except to the extent any such change or condition has a disproportionate effect on the Company or any of its subsidiaries as compared to the companies listed in the most recent proxy statement filed by the Company with the SEC prior to the date of the merger agreement as the Company’s “peer group”;

•	any change or announcement of a potential change, in and of itself, in the Company’s or any of its subsidiaries’ credit, financial strength or claims-paying ratings or such ratings of any of the Company’s or its subsidiaries’ businesses;

•	any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

•	geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster, except to the extent any such change or condition has a disproportionate effect on the Company or any of its subsidiaries as compared to the companies listed in the most recent proxy statement filed by the Company with the SEC prior to the date of the merger agreement as the Company’s “peer group”;

•	the execution and delivery of the merger agreement or the public announcement or pendency of the transactions contemplated by the merger agreement or the quota share reinsurance agreements, including the impact thereof on the relationships of the Company or any of its subsidiaries with employees, labor unions, customers, brokers, agents, financing sources, business partners, regulators or reinsurance providers, and including any lawsuit, action or other proceeding with respect to the transactions contemplated by the merger agreement;

•	any change, in and of itself, in the market price or trading volume of the Company’s or any of its subsidiaries’ securities;

•	any change in applicable law, regulation, generally accepted accounting principles, or GAAP, in applicable statutory accounting practices, or SAP, except to the extent any such change or condition has a disproportionate effect on the Company or any of its subsidiaries as compared to the companies listed in the most recent proxy statement filed by the Company with the SEC prior to the date of the merger agreement as the Company’s “peer group”;

•	any action required to be taken by the Company, or that the Company is required to cause one of its subsidiaries to take, pursuant to, or any failure of the Company or any of its subsidiaries to take an action prohibited by, the terms of the merger agreement or the quota share reinsurance agreements;

•	the cancellation or termination of any policies or contracts of insurance written by any of the Company’s insurance subsidiaries, the termination or commutation of any reinsurance assumed by any of the Company’s insurance subsidiaries or the failure of any of the Company’s insurance subsidiaries, or all of them, to write or renew any insurance or reinsurance business; or

•	any failure by the Company to file or furnish any report, schedule, form, statement or other document or information required to be filed by the Company with, or furnished by the Company to, the SEC.

The merger agreement also contains customary representations and warranties made by ACP Re and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of ACP Re and Merger Sub relate to, among other things:

•	their organization, existence, good standing and authority to carry on their businesses;

•	their corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against them;

•	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing their obligations under the merger agreement and completing the merger;

•	governmental permits, consents and approvals required to consummate the merger;

•	the ownership and operation of Merger Sub;

•	the ability of ACP Re, Merger Sub and the Karfunkel Trust to pay the aggregate merger consideration and other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement;

•	the absence of contracts between ACP Re, Merger Sub and their affiliates and any member of our management or board of directors or pursuant to which any holder of common shares would be entitled to receive consideration of a different amount or nature than the merger consideration;

•	the absence of any undisclosed broker’s, finder’s or investment banker’s fees;

•	the accuracy of certain information contained in this proxy statement;

•	the absence of material litigation;

•	the absence of ownership of the Company’s common shares by ACP Re and Merger Sub; and

•	the solvency of the Company upon the consummation of the merger.

The representations and warranties in the merger agreement of each of the Company, ACP Re and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedule we delivered in connection with the merger agreement, between the date of the merger agreement and the effective time, except as required by applicable law, or unless ACP Re otherwise gives its prior written consent, we will carry on our businesses in all material respects in the ordinary course. In addition, we will use our commercially reasonable efforts to preserve substantially intact our business organization and preserve existing relations with employees, key customers, reinsurance providers and other persons with whom we have significant business relationships. Finally, we have agreed, except as required by applicable law, as contemplated by the merger agreement, as described in our disclosure schedule, or as ACP Re otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned) not to do, or permit any of our subsidiaries to do, any of the following:

•	issue, sell or grant any equity-based securities (other than pursuant to the vesting, settlement or exercise of existing options, restricted shares or restricted share units in accordance with the Company’s plans), redeem, repurchase or acquire any of its equity-based securities, in the case of the Company, establish a record date for, declare, set aside for payment or pay any dividend or make any distribution in respect of its capital stock, or split, combine, subdivide or reclassify any of its shares;

•	incur any indebtedness for borrowed money, issue or sell any debt securities, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person (subject to certain exceptions), enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business and consistent with the Company’s investment guidelines or make any loans, capital contributions or advances to any person other than to the Company or any subsidiary of the Company, in the ordinary course of business and consistent with the Company’s investment guidelines;

•	adopt or implement any shareholder rights plan;

•	sell or lease to any person, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price exceeds $100,000 individually or $1.0 million in the aggregate;

•	make or authorize capital expenditures in excess of $1.0 million in the aggregate;

•	acquire the capital stock or a material portion of the assets of any other person;

•	except as required pursuant to the terms of any company employee benefit plan or other written agreement, in each case, in effect on the date of the merger agreement, grant to any director or employee any increase in salary or bonus, grant to any director, officer, consultant or employee any increase in severance, retention or termination pay, establish, adopt, enter into or amend in any material respect any company employee benefit plan or collective bargaining agreement or enter into any employment, consulting, severance or termination agreement with any director, officer, consultant or employee of the Company or any subsidiary of the Company;

•	make any material changes in financial accounting methods, principles or practices, except insofar as may be required by concurrent changes in GAAP, SAP or applicable law;

•	amend the Company’s memorandum of association or amend in any material respect the comparable organizational documents of any subsidiary in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay the consummation of the transactions contemplated by the merger agreement;

•	adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	grant any lien (other than permitted liens) on any of its material assets;

•

waive, release, assign, settle or compromise any pending or threatened lawsuit against the Company or any of its subsidiaries for a cash settlement amount of more than $500,000 individually or $2.5 million in the aggregate, except in connection with policy-based insurance claims made against an insurance subsidiary in the ordinary course of business (other than claims in respect of extra-contractual obligations), or which concedes any fault or wrongdoing on the part of the Company or any of its subsidiaries or imposes any material restrictions on any of their future activities;

•	except as required by law, make any material tax election or settle or compromise any material tax liability or material tax refund;

•	acquire or dispose of any investment assets in any manner inconsistent with the Company investment guidelines;

•	amend, modify or otherwise change the Company’s investment guidelines, underwriting guidelines or actuarial or reserving practices in any material respect;

•	enter into any new quota share or other reinsurance transaction pursuant to which insurance subsidiaries of the Company cede premiums to any person other than the Company or any of its subsidiaries, in each case other than renewals of existing agreements in the ordinary course of business and other than the quota share reinsurance agreements;

•	enter into or engage in the business of selling any products or services materially different from existing products or services of the Company and its subsidiaries or enter into or engage in new lines of business;

•	pay any bonus or incentive compensation or any severance in each case in excess of amounts accrued as of the date of the merger agreement;

•	enter into any lease of real property providing for annual rental payments in excess of $25,000;

•	acquire any adverse development cover or similar insurance coverage;

•	enter into any agreement resulting in the transfer of loss or unearned premium reserves or renewal rights to a third party;

•	enter into any agreement or arrangement requiring the Company to make investments in or provide additional capital to any of its subsidiaries, except that the Company or any subsidiary is permitted to issue a guaranty or “keep well” to another such entity under the following circumstances: (i) a regulator having jurisdiction over the relevant entities has required in writing such guaranty or “keep well,” (ii) the Company has made reasonable efforts to facilitate discussions between ACP Re and such regulator concerning such guaranty or “keep well,” (iii) such guaranty or “keep well” does not impose any obligation or liability on ACP Re, and certain of its affiliates or their respective subsidiaries (determined prior to closing) and (iv) such guaranty or “keep well” does not require the Company or any subsidiary of the Company to conduct a capital raise or other financing from third parties;

•	enter into any agreement, arrangement or understanding between the Company or any of its subsidiaries, on the one hand, and any officer or director of the Company or any of its subsidiaries, affiliate or family member of any such officer or director, on the other hand; or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

The merger agreement also requires the Company to develop and implement a plan (in cooperation with ACP Re, to the extent permitted by applicable law) for the reduction of operating expenses that are determined to be unnecessary in light of developing operating conditions.

No Solicitation of Other Offers; Adverse Recommendation Change

The merger agreement provides that the Company shall, and shall cause each of its subsidiaries to, and shall instruct and use its reasonable best efforts to cause its officers, directors, employees, consultants, agents, financial advisers, investment bankers, attorneys, accountants, other advisers, affiliates and other representatives to, cease any solicitations, discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal (as described below) and not, directly or indirectly, except as described below:

•	solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal that constitutes, or would reasonably be expected to lead to, any takeover proposal;

•	participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of, encouraging or facilitating a takeover proposal; or

•	enter into any letter of intent or agreement with respect to a takeover proposal.

The Company, however, is permitted to waive, and choose not to enforce, any provision of any standstill or confidentiality agreement with any person that would prohibit such person from confidentially communicating a takeover proposal to the board of directors.

If the Company receives a takeover proposal, in circumstances not otherwise involving a material breach of the foregoing “no solicitation” provisions, which is, or could reasonably be expected to lead to, a superior proposal (as described below), then the Company may:

•	contact the party making the takeover proposal to clarify its terms and conditions;

•	furnish information regarding the Company and its subsidiaries to the person making the takeover proposal pursuant to a customary confidentiality agreement, provided that the Company shall concurrently provide to ACP Re any information concerning the Company and its subsidiaries that is provided to such person that was not previously provided to ACP Re; and

•	engage in discussions or negotiations with the person making the takeover proposal.

Prior to taking any of the actions set forth in the previous two bullet points, however, the Company is required to notify ACP Re promptly (but in no event more than two business days) after receiving the takeover proposal and to disclose to ACP Re the material terms and conditions of, and the identity of the person making, the takeover proposal. The Company also is required to keep ACP Re informed of any material developments with respect to the takeover proposal.

The Company also has agreed that neither the board of directors nor any committee of the board of directors will, except as described below:

•	(i) withhold, qualify or withdraw (or modify in a manner adverse to ACP Re), or publicly propose to withhold, qualify or withdraw (or modify in a manner adverse to ACP Re) the board of directors’ recommendation that the Company’s shareholders approve the merger agreement or fail to include such recommendation in this proxy statement, (ii) take any action to exempt any person (other than ACP Re and its affiliates) from the provisions of any applicable anti-takeover law or (iii) recommend the approval or adoption of, or approve or adopt, or propose publicly to recommend, approve or adopt any takeover proposal, any such action being referred to in the merger agreement and in this proxy statement as an adverse recommendation change; or

•	authorize, cause or permit the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any takeover proposal (other than a customary confidentiality agreement, as referenced above).

Notwithstanding the foregoing, prior to receipt of shareholder approval of the merger agreement, if the Company has received a takeover proposal that the board of directors determines in good faith is a superior proposal, the board of directors may cause the Company to terminate the merger agreement and enter into a definitive agreement with respect to the superior proposal, provided that the Company concurrently pays or had previously paid to ACP Re the termination fee described in “—Termination Fee” below. The Company must give ACP Re at least three business days’ written notice, which is referred to as the notice period, of its intention to take the foregoing actions, including with such written notice the most current version of the proposed acquisition agreement, and negotiate with ACP Re in good faith to make such adjustments in the terms and conditions of the merger agreement such that the takeover proposal ceases to be a superior proposal. In the event there is a material revision of the takeover proposal, the Company must notify ACP Re of the revisions, and the notice period will be extended by two business days. There may be multiple extensions of the notice period in the event of multiple revisions of the takeover proposal. The Company may terminate the merger agreement and enter into a definitive agreement relating to the takeover proposal at the end of the notice period if the board of directors determines in good faith (after consultation with its financial advisers and outside legal counsel) that the takeover proposal would continue to constitute a superior proposal notwithstanding the changes proposed by ACP Re.

In addition, the board of directors may, at any time prior to receipt of shareholder approval of the merger, make an adverse recommendation change if it determines in good faith (after consultation with its financial advisers and outside legal counsel) that, as a result of a development, occurrence, state of facts or change (other than a takeover proposal or any improvement in the Company’s business, financial condition or result of operations to the extent arising out of or resulting from the transactions contemplated by the quota share reinsurance agreements) with respect to the Company that was not known to the board of directors as of or prior to the execution of the merger agreement, the failure to take such action would be inconsistent with its fiduciary duties under applicable law. Prior to making an adverse recommendation change, however, the Company must give ACP Re three business days’ written notice of the board of director’s intention to make the adverse recommendation change and take into account any changes in the merger agreement that are subsequently proposed by ACP Re.

The merger agreement defines the term “takeover proposal” to mean any bona fide written inquiry, indication of interest, proposal or offer from any person (other than ACP Re and its subsidiaries) relating to:

•	any direct or indirect acquisition or purchase, including pursuant to any merger, consolidation, share exchange, business combination, recapitalization, reorganization, restructuring, liquidation, dissolution or similar transaction, of 15% or more of the consolidated revenue, net income or assets of the Company and its subsidiaries or 15% or more of any class of voting or equity securities of the Company; or

•	any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity or voting securities of the Company.

The merger agreement defines the term “superior proposal” to mean any takeover proposal relating to 50% or more of the consolidated revenue, net income or assets of the Company and its subsidiaries or 50% or more of any class of equity or voting securities of the Company that the board of directors has determined in its good faith judgment, after consultation with the Company’s financial advisers and outside legal counsel and taking into account all relevant legal, regulatory, financial and other aspects of such proposal is more favorable to the shareholders than the merger (after taking into account any changes to the terms of the merger agreement proposed by ACP Re).

Shareholders Meeting

Unless the merger agreement is terminated, we are required to take all action necessary to convene a meeting of our shareholders to consider and vote on the approval and adoption of the merger agreement as soon as reasonably practicable after the SEC confirms it has no further comments on this proxy statement. Subject to the provisions of the merger agreement discussed above under “—No Solicitation of Other Offers; Adverse Recommendation Change,” the board of directors will use its reasonable best efforts to obtain shareholder approval of the adoption of the merger agreement.

Filings; Other Actions

We and ACP Re will use our respective reasonable best efforts to promptly, among other things: (i) take all actions to cause the conditions to closing to be satisfied as promptly as reasonably practicable and (ii) obtain all approvals, consents, waivers and orders from any governmental authority or third party necessary to consummate the transactions contemplated by the merger agreement and the quota share reinsurance agreements. Notwithstanding the foregoing, ACP Re is not obligated to agree to any arrangement that would:

•	require or involve the sale, or disposition or separate holding of a material portion of the Company or its subsidiaries or any of their material assets or properties, or a material portion of any of the assets, properties or business of ACP Re, AmTrust or NGHC or any of their respective affiliates, or the making of any material debt, equity investment or capital contribution to, capital or reserve maintenance commitment or “keep well” to a guaranty of obligations of, the Company or any of its subsidiaries, or ACP Re, AmTrust or NGHC or any of their respect affiliates;

•	require or involve any material modification if the existing capital structure of any of the Company or its subsidiaries or ACP Re, AmTrust or NGHC or any of their respective affiliates;

•	involve any material requirement or restriction on the business of any of the Company, its subsidiaries or ACP Re, AmTrust or NGHC or any of their respective affiliates;

•	restrict, in connection with the consummation of the related transactions any of the Company’s insurance subsidiaries from being able to effect a transfer of assets to an affiliate that, when taken together with other such transfers in connection with the related transactions, would not result in the failure of any such insurance subsidiary to have sufficient capital to support its business plan as presented to applicable insurance regulators; or

•	otherwise be reasonably likely to materially adversely impact the economic, tax or business benefits to any of the Company or its subsidiaries, taken as a whole, or ACP Re, AmTrust or NGHC of the transactions contemplated by the merger agreement at the related transactions, taken as a whole.

The merger agreement defines each of the circumstances described in the foregoing bullets as a “burdensome condition.” For purposes of this definition, the term “material” means an amount greater than $15 million in the aggregate for all instances of events described in the provisions for all of the Company and its subsidiaries or ACP Re, AmTrust, NGHC and their respective affiliates in the aggregate. Notwithstanding these provisions, any arrangement, restriction or condition that is customarily imposed on transactions of the type contemplated by the merger agreement or the related transactions is not deemed a burdensome condition.

The Company and ACP Re have agreed that, as promptly as practicable following the date of the merger agreement, they will file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act, (ii) all appropriate documents, forms, filings or submissions required under any non-U.S. antitrust laws and (iii) with applicable insurance regulators, all documents, forms, filings or other submissions required under applicable insurance laws. Each of the Company and ACP Re has agreed to give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any substantive communication with, and any inquiries or requests for additional information from, any governmental authority regarding the transactions contemplated by the merger agreement or the related transactions, and permit the other party a reasonable opportunity to review and discuss in advance, and consider in good faith the views of, and secure, to the extent reasonably practicable, the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and any governmental authority with respect to the merger agreement, or any related transaction and (iv) comply with any inquiry or request from any governmental authority as promptly as reasonably practicable, other than in respect of a burdensome condition.

Access

Subject to certain exceptions, we will afford ACP Re, Merger Sub and their authorized representatives, reasonable access to the Company (including our officers, employees, offices and other facilities and our books and records) and will furnish ACP Re with our financial, operating and other data and information, as may reasonably be requested.

Indemnification; Directors’ and Officers’ Insurance

From and after the effective time, ACP Re will cause the surviving company to, and the surviving company will, indemnify and hold harmless our current and former directors and officers, and our subsidiaries’ current and former directors and officers, against all claims, liabilities, losses, damages, judgments, fines, costs and expenses (including reasonable fees and expenses of legal counsel) in connection with any action arising out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries at or prior to the effective time. Such indemnification will be to the fullest extent permitted or required under the Company’s memorandum of association and bye-laws, the organizational documents of any subsidiary of the Company, or any indemnity contract filed with the SEC prior to the business day immediately preceding the date of the merger agreement. The surviving company is also required under the merger agreement to maintain in its organizational documents provisions with respect to the exculpation and indemnification of the current and former directors and officers of the Company that are at least as favorable as those currently set forth in the Company’s memorandum of association and bye-laws.

For six years from the effective time of the merger, ACP Re will not permit the surviving company to pay any dividend, distribution or other amount to holders of its capital stock, repurchase or redeem any shares of its capital stock, or sell, transfer or dispose of any asset to an affiliate at less than fair value if the consolidated tangible net asset value of the surviving company and its subsidiaries would be less than $70 million thereafter.

ACP Re has agreed to cause the surviving company to maintain the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring prior to the effective time of the merger, or it may substitute policies issued by reputable insurers of at least the same coverage with respect to matters existing or occurring prior to the effective time of the merger, including a “tail” policy, provided that the aggregate premium for the “tail” policy may not exceed 300% of the annual premium paid by the Company in its last completed fiscal year. If the premium for such tail policy exceeds the 300% cap, the surviving company must obtain a policy with the greatest coverage available for a premium price not exceeding the 300% cap.

Prior to the effective time, the Company is permitted to purchase a single payment run-off policy of directors’ and officers’ liability insurance covering our current and former directors and officers, and our subsidiaries’ current and former directors and officers, which will remain in effect for a period of six years from the effective time. The cost of this policy may not exceed 300% of the annual premium paid by the Company for directors’ and officers’ liability insurance in its last completed fiscal year. If such a policy is obtained by the Company, it will be deemed to satisfy all obligations of ACP Re and the surviving company to obtain directors and officers liability insurance.

The present and former directors and officers of the Company will have the right to enforce the provisions of the merger agreement relating to their indemnification.

Employee Benefit Matters

With respect to each individual employed by the Company or any of its subsidiaries immediately prior to the effective time who becomes an employee of the surviving company, AmTrust or NGHC, as applicable, the merger agreement provides that, for one year following the effective time of the merger, ACP Re will cause the surviving company, AmTrust or NGHC, as applicable, and each of their successors and assigns, to provide each such employee with (i) a base salary or wage rate that is at least equal to the employee’s base salary or wage rate in effect immediately prior to the effective time, and (ii) employee benefits (other than incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) that are, in the aggregate, no less favorable than the benefits provided to similarly situated employees of ACP Re, AmTrust, NGHC or their respective subsidiaries, as applicable. In addition, if any such employee is terminated within a year of the effective date and would have been eligible to receive severance benefits under a plan maintained by the Company or any of its subsidiaries had such termination of employment occurred prior to the effective time, ACP Re will provide, or will cause the surviving company to provide, the employee with severance benefits no less favorable in the aggregate than the benefits the employee would have been entitled to under the plans maintained by the Company or its subsidiaries, as applicable. If an employee is a party to an employment agreement that provides for severance benefits, the employment agreement will governs his or her rights to any severance benefits.

Following the effective time, with respect to all employee benefit plans maintained by the surviving company and its subsidiaries, ACP Re will cause the surviving company and each of its subsidiaries to provide all employees of the Company with credit for any service with the Company or any of its subsidiaries as though they had been employed with the surviving company or any of its subsidiaries, except to the extent such credit for service would cause a duplication of benefits. With respect to welfare benefit plans maintained by the surviving company and each of its subsidiaries, ACP Re will cause the surviving company and each of its subsidiaries to waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods for any welfare benefit plans maintained by the surviving company and any of its subsidiaries, unless such pre-existing condition limitation, exclusion, actively-at-work requirement or waiting period would not have been satisfied or waived under comparable plans maintained by the Company or any of its subsidiaries prior to the effective time. In addition, ACP Re will cause the surviving company and each of its subsidiaries to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by employees of the Company prior to the effective time during the calendar year in which the effective time occurs for purposes of satisfying such year’s deductibles and co-payment limitations under the relevant welfare benefit plans in which the employee participates following the effective time. ACP Re has also agreed that the merger will constitute a “change in control” or “change of control” for purposes of all benefit plans maintained by the Company.

As of immediately prior to, but conditioned on the occurrence of, the effective time of the merger, the Company will cause each participant to be fully vested in his or her benefits under the Company’s Deferred Compensation Plan, the Company’s Short Term Performance Incentive Plan, and any other deferred compensation plan, and will cause each such plan to be terminated.

Only the Company, ACP Re and Merger Sub will have the right to enforce the provisions of the merger agreement relating to the employee benefit matters.

Notification of Certain Matters; Shareholder Litigation

Each of the Company and ACP Re will promptly notify the other of:

•	any written notice or other written communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement;

•	any written notice or other written communication from any governmental authority in connection with the transactions contemplated by the merger agreement;

•	any actions, suits, claims or proceedings commenced or, to its knowledge, threatened against, or, to its knowledge, any investigation, in each case relating to or involving or otherwise affecting the Company or any of its subsidiaries or ACP Re or any of its subsidiaries, as the case may be, that, if pending on the date of the merger agreement, would have been required to have been disclosed pursuant to any section of the merger agreement;

•	any inaccuracy of any representation or warranty of that party contained in the merger agreement of which it obtains knowledge at any time between the date hereof and the Closing Date that could reasonably be expected to cause the closing conditions relating to representations and warranties not to be satisfied; and

•	any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder of which it has knowledge and that could reasonably be expected to cause the closing conditions relating to compliance with covenants not to be satisfied.

Convertible Notes

If Tower Group Inc.’s 5.00% convertible senior notes due 2014 remain outstanding at the effective time of the merger, ACP Re will, as of the effective time, issue a guarantee and, if necessary, enter into a supplemental indenture pursuant to the terms of the indenture relating to such notes.

Conditions to the Merger

The respective obligations of the Company, ACP Re and Merger Sub to effect the merger are subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

•	the merger agreement must have been duly approved and adopted by our shareholders; and

•	no injunction, judgment or ruling by any governmental authority shall be in effect restraining, enjoining or otherwise prohibiting the consummation of the merger, and no applicable law shall have been enacted, enforced or deemed applicable by any governmental authority that prohibits or makes illegal or otherwise restrains the consummation of the merger.

The obligations of ACP Re and Merger Sub to effect the merger are also subject to the satisfaction or waiver by ACP Re on or prior to the closing date of the following additional conditions:

•	(i) our representations and warranties regarding (a) our capitalization shall be true and correct, except for de minimis errors, and (b) our organization and standing, the registration of our shares under the Exchange Act, our granting of options and restricted shares, our corporate power and authority to enter into the merger agreement and consummate the merger, the inapplicability of anti-takeover laws and the absence of any undisclosed broker’s, finder’s or investment banker’s fees shall be true and correct in all material respects; and (ii) all other representations and warranties contained in the merger agreement shall be true and correct, except as would not have a material adverse effect, in each case, as of the closing date, as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•	we have performed or complied in all material respects with all obligations required by the merger agreement to be performed or complied with on or prior to the effective time;

•	we have delivered to ACP Re a certificate signed by an executive officer of the Company, certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of the Company have been satisfied;

•	the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, applicable governmental authorities in respect of ACP Re and Merger Sub shall have been filed, have occurred or been obtained, in each case without the imposition of any burdensome condition;

•	since the date of the merger agreement there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect;

•	shareholders owning in excess of 15% of the Company’s issued and outstanding share capital shall not have exercised their appraisal rights in accordance with section 106(6) of the Companies Act;

•	since the date of the merger agreement, no specified insolvency event with respect to the Company, any of its insurance company subsidiaries, Tower Corporate Capital 1 Limited, New Jersey Skylands Insurance Association or Mountain Valley Indemnity Company shall have occurred; and

•	any liens on shares of capital stock of the subsidiaries of the Company shall have been fully released and evidence of such release, in form and substance reasonably satisfactory to ACP Re, shall have been delivered to ACP Re.

Our obligation to effect the merger also is subject to the satisfaction or waiver by us on or prior to the closing date of the following additional conditions:

•	the representations and warranties of ACP Re and Merger Sub must be true and correct, except as would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the ability of ACP Re and Merger Sub to consummate the merger, in each case, as of the closing date, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•	each of ACP Re and Merger Sub have performed or complied in all material respects with all obligations required by the merger agreement to be performed or complied with on or prior to the effective time;

•	ACP Re has delivered to us a certificate signed by an executive officer of ACP Re, certifying that all of the above conditions with respect to the representations and warranties and performance of the obligations of ACP Re and Merger Sub have been satisfied; and

•	the authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, applicable governmental authorities in respect of the Company and its subsidiaries shall have been filed, have occurred or been obtained.

Termination

The merger agreement may be terminated at any time prior to the completion of the merger by mutual written consent of the Company and ACP Re. The merger agreement may also be terminated by either the Company or ACP Re if:

•	the merger is not consummated on or before September 30, 2014, which date we refer to as the walk-away date, except that this right to terminate the merger agreement will not be available to any party whose failure to comply with the merger agreement results in the failure of the merger to be completed by that date;

•	any injunction, judgment or ruling by any governmental authority, or any law, order or decree that prohibits the consummation of the merger shall have become final and non-appealable; or

•	the Company’s shareholders fail to approve the proposal to approve and adopt the merger agreement and approve the merger at the special general meeting.

In addition, ACP Re may terminate the merger agreement if:

•	the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to ACP Re’s obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after ACP Re gives the Company written notice of such breach or, if earlier, the walk-away date, except that this right to terminate the merger agreement will not be available to ACP Re if ACP Re or Merger Sub is then in material breach of its representations, warranties, covenants or agreements under the merger agreement;

•	the board of directors shall have effected an adverse recommendation change;

•	if the proxy statement relating to the merger has not been filed with the SEC on or prior to March 3, 2014 (this proxy statement was filed with the SEC on February , 2014);

•	if the special general meeting of shareholders has not been convened and held (with no further adjournment, recess, reconvening or postponement) on or prior to August 15, 2014;

•	if the Company of any of its subsidiaries has breached in any material respect any of the material covenants set forth in the quota share reinsurance agreements, which breach has not been cured by the earlier of the date on which it is required to be cured under the applicable quota share reinsurance agreement and walk-away date; or

•	if any insurance regulatory approval required to be obtained by the Company or any of its subsidiaries in respect of the quota share reinsurance agreements has not been obtained by January 17, 2014 (all such approvals were obtained by such date).

In addition, the Company may terminate the merger agreement if:

•	ACP Re or Merger Sub has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach would give rise to the failure of the related conditions to the Company’s obligation to close to be satisfied and has not or cannot be cured prior to the 30th day after the Company gives ACP Re and Merger Sub written notice of such breach or, if earlier, the walk-away date;

•	prior to the approval by the shareholders of the proposal to approve and adopt the merger agreement and approve the merger, the Company enters into a definitive agreement providing for a superior proposal, provided that the Company simultaneously pays or had previously paid to ACP Re the termination fee described below; or

•	the Karfunkel Trust has breached in any material respect any of its representations, warranties or covenants under the guaranty and such breach has not or cannot be cured prior to the 30th day after the Company gives the Karfunkel Trust written notice of such breach or, if earlier, the walk-away date, except that this right to terminate the merger agreement will not be available to the Company if the Company is then in material breach of its representations, warranties, covenants or agreements under the merger agreement.

Termination Fee

The Company has agreed to pay ACP Re a termination fee of $8.18 million, which amount represents approximately 4.75% of the equity value of the merger, if the merger agreement is terminated under any of the following circumstances:

(i)	the Company terminates the merger agreement because it enters into a definitive agreement providing for a superior proposal;

(ii)	ACP Re terminates the merger agreement because the board of directors has effected an adverse recommendation change;

(iii)	the Company or ACP Re terminates the merger agreement because the shareholder approval necessary to complete the merger is not obtained at the special general meeting and the board of directors has effected an adverse recommendation change prior to the special general meeting; or

(iv)	a takeover proposal is publicly made, proposed or communicated (and not withdrawn); and

•	thereafter, either the Company or ACP Re terminates the merger agreement because:

•	the merger has not been completed by the walk-away date; or

•	the shareholder approval necessary to complete the merger is not obtained at the special general meeting; and

•	within nine months after the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to a takeover proposal or consummates a takeover proposal.

If the merger agreement is terminated as a result of clause (i) above, the termination fee will be payable by the Company to ACP Re prior to or simultaneously with such termination. If the merger is terminated as a result of either clause (ii) or clause (iii) above, the termination fee will be payable by the Company to ACP Re within two business days after such termination. If the merger agreement is terminated as a result of clause (iv) above, the termination fee will be payable by the Company to ACP Re no later than two business days following the consummation of the takeover proposal.

Expenses

Except as otherwise set forth in the merger agreement, all expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated.

If the merger agreement is terminated (i) by ACP Re or the Company because the Company’s shareholders have not approved the merger agreement at the special general meeting and the board of directors has not effected an adverse recommendation change or (ii) by ACP Re because the special general meeting is not convened and held by August 15, 2014, then the Company will reimburse ACP Re for the reasonable and documented costs and expenses of ACP Re, Merger Sub and their affiliates in connection with the transactions associated with the merger, up to a maximum of $2.0 million. Any termination fee payable by the Company after this expense reimbursement will be reduced by the amount of the reimbursement.

Remedies

If ACP Re is entitled to terminate the merger agreement and receive a termination fee from the Company, ACP Re’s receipt of the termination fee will be the sole and exclusive remedy of ACP Re against the Company, regardless of the circumstances of such termination.

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they may be entitled at law or in equity.

Modification or Amendment

At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement in writing. After the approval and adoption of the merger agreement and the merger by the shareholders of the Company, however, no amendment may be made that would require further approval of the shareholders of the Company under applicable law without such further approval.

OTHER RELATED AGREEMENTS

Support Agreement

This section describes the material terms of the support agreement between ACP Re and Mr. Michael H. Lee, former Chairman of the Board, President and Chief Executive Officer of the Company. The description of the support agreement in this section is qualified in its entirety by reference to the complete text of the support agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the support agreement that is important to you. We encourage you to read the support agreement carefully and in its entirety.

Concurrently with the execution of the merger agreement, Mr. Lee, solely in his capacity as a shareholder, entered into a support agreement with ACP Re under which he agreed, among other things and subject to certain exceptions, to vote all of his common shares of the Company:

•	in favor of approval and adoption of the merger agreement and of any matter necessary to the consummation of the transactions contemplated thereby;

•	against any competing takeover proposal; and

•	against any action, agreement, transaction or proposal that would result in a material breach by the Company of the merger agreement or could result in any condition to the Company’s obligations thereunder not being fulfilled.

Mr. Lee has granted ACP Re an irrevocable proxy to vote his shares in accordance with the foregoing. As of             , 2014, the record date for the special general meeting, Mr. Lee is entitled to vote 2,297,926 shares, or approximately 4.0%, of the Company’s common shares.

Subject to certain exceptions, from and after January 3, 2014 and continuing until the termination date of the support agreement, Mr. Lee has agreed not to directly or indirectly, without the consent of ACP Re:

•	sell, assign, transfer, pledge, dispose of or otherwise encumber any of his shares, or any interest therein, or securities convertible into, or any voting rights with respect to, any of his shares, or otherwise agree to do any of the foregoing; or

•	grant any proxies or powers of attorney or enter into a support agreement or other arrangement with respect to any shares or deposit any shares into a voting trust.

At all times during the term of the support agreement, Mr. Lee has agreed to hold his shares free and clear of liens except for any liens that do not materially impair Mr. Lee’s ability to perform its obligations under the respective support agreement.

Mr. Lee has agreed that, from and after January 3, 2014, he has and will have on the date of the shareholders’ meeting, sole voting and dispositive power over all of his shares.

Prior to the termination date of the support agreement, Mr. Lee may not:

•	directly or indirectly, initiate, solicit, knowingly encourage or facilitate any discussions or inquiries with respect to an acquisition proposal;

•	engage in any negotiations concerning an acquisition proposal; or

•	provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal.

Mr. Lee also has agreed not to take any action that the Company is prohibited from taking under the merger agreement with respect to the solicitation of alternative transaction proposals. The support agreement will terminate upon the earliest to occur of (i) the termination of the merger agreement in accordance with its terms and (ii) the effective time of the merger.

Pursuant to the support agreement, Mr. Lee has agreed not to assert appraisal, dissenters’ or similar rights that he may have with respect to the merger and other transactions contemplated by the merger agreement.

Guaranty

This section describes the material terms of the guaranty by the Karfunkel Trust in favor of the Company. The description of the guaranty in this section is qualified in its entirety by reference to the complete text of the guaranty, a copy of which is attached as Annex E and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the guaranty that is important to you. We encourage you to read the guaranty carefully and in its entirety.

Concurrently with the execution of the merger agreement, the Karfunkel Trust entered into the guaranty under which it unconditionally and irrevocably guaranteed the obligation of ACP Re to pay the aggregate merger consideration and the expenses to be paid by ACP Re and Merger Sub pursuant to the merger agreement.

Under the guaranty, the Karfunkel Trust represents and covenants, among other things, that as of the date of the guaranty, the Karfunkel Trust has the financial capacity to pay and perform its obligations under the guaranty (including the payment of the full amount of the merger consideration) and to redeem in full all of the 5.0% convertible senior notes of Tower Group, Inc., and, during the period from the date of the guaranty to the effective time of the merger, it will not make distributions or other transfers of assets if immediately following such distributions it would no longer have the financial capacity to perform its obligation under the guaranty and to redeem such 5% convertible senior notes.

The guaranty provides that if the effective time of the merger occurs, the holders of the Company’s common shares will be express third-party beneficiaries of the guaranty and will be entitled to specifically enforce the obligations of the Karfunkel Trust thereunder.

Quota Share Reinsurance Agreements

This section describes the material terms of the quota share reinsurance agreements among the U.S. insurance company subsidiaries of the Company and two insurance companies affiliated with ACP Re. The description of the quota share reinsurance agreements in this section is qualified in its entirety by reference to the complete text of the quota share reinsurance agreements, copies of which are attached as Annex F and Annex G and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the quota share reinsurance agreements that is important to you. We encourage you to read the quota share reinsurance agreements carefully and in their entirety.

Concurrently with the execution of the merger agreement, the U.S. insurance company subsidiaries of the Company that write commercial lines business entered into a quota share reinsurance agreement with Technology Insurance Company, Inc., a wholly owned subsidiary of AmTrust. This agreement covers commercial lines policies issued or renewed by the Company’s commercial lines insurers on or after January 1, 2014 and losses incurred under certain existing policies after such date.

Simultaneously, the U.S. insurance company subsidiaries of the Company that write personal lines business entered into a quota share reinsurance agreement with Integon National Insurance Company, a wholly owned subsidiary of NGHC. This agreement covers personal lines policies issued or renewed by the Company’s personal lines insurers on or after January 1, 2014 and losses incurred under certain existing policies after such date. Certain insurance company subsidiaries of the Company are both commercial lines insurers and personal lines insurers. The quota share reinsurance agreements have virtually identical provisions.

Business Reinsured

Under each of the quota share reinsurance agreements, the applicable insurance company subsidiaries of the Company, which we refer to as the cedents, reinsure with Technology Insurance Company, Inc. or Integon National Insurance Company, as applicable, which we refer to as the reinsurers, 100% of new and renewal insurance policies issued on or after the January 1, 2014. In addition, the cedents granted to the reinsurers the option to reinsure losses occurring on or after January 1, 2014 on existing policies, which we call the UPR business. The reinsurers notified the cedents that they would reinsure a significant majority of the commercial lines UPR business and 100% of the personal lines UPR business.

Reinsurance Premium and Ceding Commission

The reinsurers are entitled to 100% of the premium collected on the reinsured policies on or after January 1, 2014 and to 100% of the unearned premium reserve of the cedents on the reinsured UPR business. The cedents are entitled to a ceding commission equal to 20% of the collected premium (increasing to 25% if the merger does not close) and an additional 4% for claims expenses.

Administration

The cedents continue to underwrite, issue and administer the reinsured policies, provided that the reinsurers have the right to direct such activities and the right to take over such activities if they so choose. While the reinsurers will receive the premiums collected under the reinsured policies, they must fund claims accounts that can be used by the cedents to pay policy claims.

Cut-Through Endorsements

The reinsurers are to provide cut-through endorsements to the policyholders of the reinsured policies. Under the terms of those endorsements, the reinsurers agree that in the event the applicable cedent becomes insolvent, the reinsurer will pay policyholder claims directly to the policyholders.

Term

The quota share reinsurance agreements remain in effect until December 31, 2014, subject to the right of the reinsurers to terminate the agreements prior to that date if the merger agreement is terminated. Upon any termination, the reinsurance stays in effect for policies issued or renewed prior to the date of termination.

MARKET PRICE OF COMMON SHARES

Our common shares are listed for trading on the NASDAQ under the symbol “TWGP.” The table below shows, for the periods indicated, the price range of the common shares, as reported by Bloomberg L.P., and the dividends per share declared during each of the calendar quarters of 2011, 2012 and 2013 and the first quarter of 2014.

	Common Stock Price		Dividends
	High	Low	Declared
2011
Quarter ended March 31	24.56	20.57	0.110
Quarter ended June 30	21.51	19.42	0.165
Quarter ended September 30	21.55	17.71	0.165
Quarter ended December 31	21.67	17.50	0.165
2012
Quarter ended March 31	20.68	17.86	0.165
Quarter ended June 30	20.06	16.66	0.165
Quarter ended September 30	19.16	15.69	0.165
Quarter ended December 31	17.96	14.84	0.165
2013
Quarter ended March 31	18.98	15.89	0.165
Quarter ended June 30	20.85	17.47	0.165
Quarter ended September 30	22.30	6.58	0.165
Quarter ended December 31	8.10	2.41	0.000
2014
Quarter ended March 31 (through February [—], 2014)			0.000

The closing price of the common shares on the NASDAQ on January 3, 2014, the last trading day prior to the public announcement of the execution of the merger agreement, was $2.94 per share. On             , 2014, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for the common shares on the NASDAQ was $             per share. You are encouraged to obtain current market quotations for common shares in connection with voting your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common shares as of January 29, 2014 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common shares; (ii) each of the Company’s directors and named executive officers; and (iii) all of the directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after January 29, 2014 with respect to any shares.

Name(1)	Shares Beneficially Owned(2)	Percent Beneficially Owned
Michael H. Lee(3)	2,987,361	5.2%
Columbia Wanger Asset Management LLC(4)	4,086,731	%
BlackRock Inc.(5)	3,067,657	%
William F. Dove	31,369	*
William E. Hitselberger	46,227	*
Elliot S. Orol	39,421	*
James E. Roberts(6)	13,601	*
William A. Robbie	35,662	*
Steven W. Schuster	13,259	*
Robert S. Smith	31,821	*
Jan R. Van Gorder	18,978	*
Austin P. Young, III	21,073	*
Total Directors and Executive Officers(6)	3,278,021	5.7%

*	Less than 1%
(1)	Each named shareholder’s business address is 120 Broadway, New York, New York 10271, with the exceptions of: Columbia Wanger Asset Management LLC the business address of which is 227 West Monroe Street, Suite 3000, Chicago, IL 60606; and BlackRock Inc., the business address of which is 40 East 52nd Street, New York, NY 10022.
(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common shares shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.
(3)	Includes [689,435] shares issuable upon the exercise of stock options held by Mr. Lee.
(4)	Based solely on the Schedule 13G filing made by Columbia Wanger Asset Management LLC on February 14, 2013.
(5)	Based solely on the Schedule 13G/A filing made by BlackRock Inc. on February 14, 2013.
(6)	Estimate to be confirmed/updated.

APPRAISAL RIGHTS

Under Bermuda law, in the event of a merger of a Bermuda company with another company or corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. The board considers the fair value for each common share to be the merger consideration.

Any shareholder who is not satisfied that it has been offered fair value for its common shares and whose shares are not voted in favor of the merger agreement and the merger may exercise its appraisal rights under the Companies Act to have the fair value of its common shares appraised by the Supreme Court of Bermuda, which we refer to as the court. Persons owning beneficial interests in common shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any shareholder intending to exercise appraisal rights must file its application for appraisal of the fair value of its common shares with the court within one month after the date the notice convening the special general meeting to approve the merger is deemed to have been given. The notice delivered with this proxy statement constitutes this notice. There are no statutory rules and limited decisions of the court prescribing in detail the operation of the provisions of the Companies Act governing appraisal rights that are set forth in Section 106 of the Companies Act or the process of appraisal by the court, the court retains considerable discretion as to the precise methodology that it would adopt when determining the fair value of shares in an appraisal application under the Companies Act.

If a shareholder votes in favor of the merger agreement and the merger at the special general meeting, such shareholder will have no right to apply to the court to appraise the fair value of its common shares, and instead, if the merger is consummated, and as discussed in the section entitled “The Merger—Merger Consideration” beginning on page 24, each common share held by such shareholder will be converted into the right to receive the merger consideration. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its common shares.

In any case where a registered holder of common shares has made an appraisal application, to whom we refer as a dissenting shareholder, in respect of the common shares held by such dissenting shareholder, which we refer to as dissenting shares, and the merger has been made effective under Bermuda law before the court’s appraisal of the fair value of such dissenting shares, then the dissenting shareholder shall be entitled to receive the merger consideration and, if the fair value of the dissenting shares is later appraised by the court, such dissenting shareholder will be paid the difference, if any, between the amount paid to him as merger consideration and the value appraised by the court within one month of the court’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the court before the merger has been made effective under Bermuda law, then the surviving company will be required to pay the dissenting shareholder within one month of the court’s appraisal an amount equal to the value of the dissenting shares appraised by the court, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made.

The payment to a shareholder of the fair value of its common shares as appraised by the court could be less than, equal to, or more than the value of the merger consideration that the shareholder would have received in the merger if such shareholder had not exercised its appraisal rights in relation to its common shares.

A shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the court. The responsibility for apportioning the costs of any application to the court under Section 106 of the Companies Act will be in the court’s discretion.

The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:

“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

(a)	to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b)	to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

SHAREHOLDERS WHO HOLD THEIR COMMON SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE COMMON SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:

Tower Group International, Ltd.

Bermuda Commercial Bank Building, 2nd Floor

19 Par-la-Ville Road

Hamilton, HM 11, Bermuda

Attention: General Counsel

SHAREHOLDER ADVISORY VOTE ON CERTAIN COMPENSATORY ARRANGEMENTS

Background; Shareholder Resolution

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of the named executive officers of the Company that is based on or otherwise relates to the merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as the merger-related compensation. The terms of the merger-related compensation subject to such advisory vote are described in this proxy statement.

In accordance with the above requirements, the Company is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, as disclosed in the Golden Parachute Compensation table and narrative discussion as set forth in this proxy statement under “The Merger—Interests of Certain Persons in the Merger—Golden Parachute Compensation” beginning on page 50 is hereby APPROVED.”

Required Vote; Board Recommendation

The affirmative vote of the holders of a majority of the issued common shares present in person or represented by proxy at the special general meeting at which a quorum is present and entitled to vote is required for approval of the proposal to approve the merger-related compensation. Since the vote on this proposal is advisory, however, it will not be binding on the board of directors. The merger-related compensation is an obligation of the Company to each of the named executive officers of the Company. Thus, regardless of the outcome of this advisory vote, this compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved.

The advisory vote on the merger-related compensation is a vote separate and apart from the vote to approve and adopt the merger agreement and approve the merger and is a vote separate and apart from the votes on each of the other proposals. Accordingly, you may vote to approve this proposal and vote against any of the other proposals, or you may vote against this proposal and vote to approve and adopt the merger agreement and approve the merger and to approve any of the other proposals. Advisory approval of this proposal to approve the merger-related compensation is not a condition to the completion of the merger and whether or not this proposal is approved will have no impact on the completion of the merger.

The board of directors unanimously recommends that the shareholders vote “FOR” approval of the proposal to approve, on an advisory basis, the merger-related compensation as described in this proxy statement.

POSSIBLE ADJOURNMENT OF THE SPECIAL GENERAL MEETING

If the Company fails to receive a sufficient number of votes to approve the proposal to approve and adopt the merger agreement and approve the merger, the Company may propose to adjourn the special general meeting for the purpose of soliciting additional proxies to approve the proposal to approve and adopt the merger agreement and approve the merger. Approval of the proposal to direct the chairman of the special general meeting requires the affirmative vote of a majority of the common shares present in person or represented by proxy at the special general meeting, whether or not a quorum is present.

The board of directors unanimously recommends that the shareholders vote “FOR” approval of the proposal to adjourn the special general meeting to solicit additional proxies if there are insufficient votes in favor of the proposal to approve and adopt the merger agreement and approve the merger.

DELISTING AND DEREGISTRATION OF COMMON SHARES

If the merger is completed, the Company’s common shares will be delisted from the NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common shares.

SHAREHOLDER PROPOSALS

If the merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders. As of the date of this proxy statement, the 2014 annual general meeting of shareholders has been indefinitely postponed. However, if the merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2014 annual general meeting of shareholders. Any shareholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

As the rules of the SEC make clear, merely submitting a proposal does not guarantee its inclusion. Under our bye-laws, and as permitted by SEC rules, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual general meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to our Corporate Secretary at Bermuda Commercial Bank Building, 2nd Floor, 19 Par-la-Ville Road, Hamilton, HM 11, Bermuda.

Under the rules of the SEC, if a shareholder wanted us to include a proposal in our proxy statement (and form of proxy) for presentation at our 2014 annual general meeting of shareholders, the proposal should have been received by us, marked to the attention of our Corporate Secretary at our principal executive offices by November 27, 2013, if our meeting is held within 30 days of May 7, 2014. If, however, we hold a 2014 annual general meeting of shareholders, and such meeting is advanced or delayed more than 30 days from May 7, 2014, we must receive notice no later than 10 days following the day on which public announcement of the date of such meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.twrgrp.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document. The information incorporated by reference in this proxy statement is considered to be a part of this proxy statement. We incorporate by reference the documents listed below:

•	Tower Group International, Ltd. Amendment No. 2 to the Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on November 26, 2013, a copy of which is attached hereto as Annex H

•	Tower Group International, Ltd. Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on November 26, 2013, a copy of which is attached hereto as Annex I

•	Tower Group International, Ltd. Quarterly Report on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on November 26, 2013, a copy of which is attached hereto as Annex J

•	Tower Group International, Ltd. Quarterly Report on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on February 12, 2014, a copy of which is attached hereto as Annex K

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Tower Group International, Ltd., 120 Broadway, 31st Floor, New York, NY 10271, Attention: Secretary, telephone: (212) 655-2000; or from our proxy solicitor, Georgeson Inc. (toll-free at              (banks and brokers call collect at             )); or from the SEC through the SEC website at the address provided above.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR COMMON SHARES AT THE SPECIAL GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED             , 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TOWER GROUP INTERNATIONAL, LTD.,

ACP RE, LTD.

and

LONDON ACQUISITION COMPANY LIMITED

dated as of

JANUARY 3, 2014

Exhibit A Statutory Merger Agreement

Schedule 4.03 Parent Insurance Approvals

AGREEMENT AND PLAN OF MERGER, dated as of January 3, 2014 (this “Agreement”), by and among TOWER GROUP INTERNATIONAL, LTD., a Bermuda exempted company (the “Company”), ACP RE, LTD., a Bermuda exempted company (“Parent”), and LONDON ACQUISITION COMPANY LIMITED, a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”).

WITNESSETH:

WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have (i) approved the merger of Merger Sub with and into the Company, with the Company surviving such merger (the “Merger”), and (ii) determined that the terms of this Agreement are in the best interests of the Company, Parent or Merger Sub, as applicable;

WHEREAS, the Board of Directors of the Company has recommended approval of the Merger, the Statutory Merger Agreement and this Agreement by the Company’s shareholders;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, Michael H. Lee, President and Chief Executive Officer of the Company, has entered into a Support Agreement, dated as of the date hereof (the “Support Agreement”), pursuant to which he has agreed, among other things, to vote all Company Shares (as defined herein) held by him in favor of the Merger and the adoption of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Company’s willingness to enter into this Agreement, The Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Guarantor”) has entered into a Guarantee (the “Guarantee”) for the benefit of the Company pursuant to which, among other things, it has agreed to guarantee the obligations of Parent and Merger Sub to pay the Merger Consideration pursuant to the terms of this Agreement and the expenses required to be paid by Parent and Merger Sub pursuant hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, AmTrust Financial Services, Inc., or one or more of its Affiliates (“AmTrust”), and National General Holdings Corp, or one or more of its Affiliates (“NGHC”), have each entered into agreements with Parent to, upon the consummation of the Merger, acquire certain Subsidiaries of the Company and certain of the properties and assets of such Subsidiaries (the “Related Business Acquisitions”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of AmTrust and NGHC has each entered into a Quota Share Reinsurance Agreement with all of the Company Insurance Subsidiaries that are domiciled in the United States pursuant to which such Company Insurance Subsidiaries have agreed to cede to AmTrust and NGHC, respectively, certain new and renewal business referred to therein (the “Quota Share Reinsurance Agreements” and the transactions contemplated thereby together with the Related Business Acquisitions, the “Related Transactions”).

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NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.

The Merger

SECTION 1.01. Merger. Subject to the terms and conditions of this Agreement, and in accordance with Section 104H of the Bermuda Companies Act of 1981 (the “Bermuda Companies Act”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).

SECTION 1.02. Effective Time. Subject to the terms and conditions of this Agreement and the Statutory Merger Agreement, the Company, Parent and Merger Sub will (a) on or prior to the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of the Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Bermuda Companies Act, and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar (such time, the “Effective Time”).

SECTION 1.03. Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and Section 109(2) of the Bermuda Companies Act.

SECTION 1.04. Memorandum of Association and Bye-Laws of the Surviving Company. At the Effective Time, the memorandum of association of the Company, as in effect immediately prior to the Effective Time, shall become the memorandum of association of the Surviving Company and the bye-laws of the Company, as in effect immediately prior to the Effective Time, shall be in the form of (except with respect to the name of the Company) the bye-laws of Merger Sub immediately prior to the Effective Time, and in such forms shall be the memorandum of association and bye-laws of the Surviving Company until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 5.08).

SECTION 1.05. Board of Directors and Officers of Surviving Company. The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their

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respective successors are duly elected and qualified, as the case may be. The officers of Merger Sub in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

SECTION 1.06. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, Hamilton, Bermuda at 10:00 a.m., Hamilton time, on the third Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions at such time), or at such other place, time and date as shall be agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE II.

Effect on the Share Capital of the Constituent Entities; Payment of Consideration

SECTION 2.01. Effect of Merger on the Share Capital of Merger Sub and the Company. At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any common shares, par value $0.01 per share, of the Company (“Company Shares”) or any common shares, par value $1.00 per share, of Merger Sub (“Merger Sub Shares”):

(a) Share Capital of Merger Sub. Each issued and outstanding Merger Sub Share shall be converted into and become one validly issued, fully paid and nonassessable common share, par value $1.00 per share, of the Surviving Company (the “Surviving Company Shares”).

(b) Cancelation of Treasury Shares and Parent-Owned Shares. All Company Shares that are owned by the Company as treasury shares and any Company Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Shares. Subject to Section 2.01(b) and Section 2.02(i), each issued and outstanding Company Share shall be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $3.00, without interest (the “Merger Consideration”). As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each registered holder of Company Shares (a “Registered Shareholder”) (whether holding a certificate representing Company Shares (a “Certificate”) or holding Company Shares that are not represented by certificates (“Book-Entry Shares”)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pertaining to the Company Shares represented by such Certificate or Book-Entry Share, as the case may be, the Merger Consideration to be paid in accordance with Section 2.02(b), and the right to receive dividends and other distributions in accordance with Section 2.02(c), in each case without interest.

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SECTION 2.02. Exchange Fund. (a) Paying Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the aggregate Merger Consideration in accordance with this Article II. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). Parent shall or shall cause the Surviving Company promptly to replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make all payments of Merger Consideration in accordance herewith. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Company Shares to receive the Merger Consideration pertaining thereto as provided herein.

(b) Letter of Transmittal; Exchange of Certificates. As soon as reasonably practicable after the Effective Time (but in no event later than two Business Days after the Effective Time), the Surviving Company or Parent shall instruct the Paying Agent to mail to each Registered Shareholder a form of letter of transmittal (which (i) may specify that payment of the Merger Consideration shall only be effected upon delivery to the Paying Agent of (in the case of certificated Company Shares) the Certificate and (ii) shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to the Company’s reasonable approval (to be obtained prior to the Effective Time)), together with instructions thereto, setting forth, inter alia, the procedures by which Registered Shareholders may receive the Merger Consideration to which they are entitled pursuant to this Article II. After the Effective Time, each Registered Shareholder who holds Book-Entry Shares shall be entitled to receive from the Paying Agent cash in an amount (subject to Section 2.02(h)) equal to the number of Company Shares represented by such Book-Entry Shares multiplied by the Merger Consideration. Upon the completion of such applicable procedures by a Registered Shareholder who holds Certificates, such Registered Shareholder shall be entitled to receive from the Paying Agent cash in an amount (subject to Section 2.02(h)) equal to the number of Company Shares represented by such Certificates multiplied by the Merger Consideration, and any such surrendered Certificates (in the case of certificated Company Shares only) shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that the Person requesting such payment (1) shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the Registered Shareholder or (2) shall have established to the reasonable satisfaction of the Surviving Company that such Tax either has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable pursuant to this Section 2.02(b).

(c) Transfer Books; No Further Ownership Rights in Company Shares. The Merger Consideration paid in respect of each Company Share upon surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares previously represented by such Certificates or Book-Entry Shares. Until satisfaction of the applicable procedures set

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forth in this Section 2.02, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration pertaining to the Company Shares formerly represented thereby as contemplated by this Article II. From and after the Effective Time, each Registered Shareholder shall cease to have any rights with respect to their Company Shares, except as otherwise provided for herein or by applicable Law.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Company Shares formerly represented by such Certificate as contemplated by this Article II.

(e) Termination of Exchange Fund. At any time following the first anniversary of the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto and funds in respect of the amount of Merger Consideration attributable to Company Shares that are Dissenting Shares) that had been made available to the Paying Agent and which have not been disbursed to Registered Shareholders, and thereafter such Registered Shareholders shall be entitled to look only to Parent and the Surviving Company for, and Parent and the Surviving Company shall remain liable for, payment of their claims of the Merger Consideration pertaining to their former Company Shares pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such Registered Shareholders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Dissenting Shares. Any portion of the aggregate Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(g) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(h) Withholding Taxes. Parent, the Surviving Company and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of other applicable Tax Law. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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(i) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall be cancelled (but shall not entitle their holders to receive the Merger Consideration) and converted into the right to receive the fair value thereof under Section 106 of the Bermuda Companies Act (provided that if a Dissenting Shareholder fails to perfect effectively, withdraws or waives or loses such dissenters` rights action, such Dissenting Shareholder shall be entitled to receive the Merger Consideration). The Company shall give Parent (a) prompt notice of (i) any demands for appraisal of Dissenting Shares or attempted negotiations to settle or attempted withdrawal or withdrawals of such demands received by the Company and any other instruments served under the Bermuda Companies Act and received by the Company relating to any Dissenting Shareholder’s right to be paid the fair value of such Dissenting Shareholder’s Dissenting Shares and (ii) any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (b) the right and opportunity to participate with the Company in any and all negotiations and proceedings with respect to any written demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of the Parent, voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the Bermuda Companies Act.

SECTION 2.03. Company Equity Awards. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any duly authorized committee thereof administering the Company Share Plans) shall adopt such resolutions and take such other actions as may be required to provide that, immediately following the Effective Time, the Company Share Plans will terminate and, subject to Section 2.02(h):

(a) Without any action on the part of any holder or the Company, each outstanding stock option granted under a Company Share Plan or otherwise (a “Company Option”), whether or not then vested or exercisable, shall be vested and exercisable as of the Effective Time and shall be exchanged for a cash payment equal to the product of (A) the number of Company Shares subject to the Company Option and (B) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Share subject to such Company Option; and

(b) Without any action on the part of any holder or the Company, each outstanding restricted stock unit or restricted share unit granted under a Company Share Plan or otherwise (a “Company RSU”), whether or not then vested, shall become fully vested and all restrictions with respect thereto shall lapse immediately as of the Effective Time and shall be exchanged for a cash payment equal to the product of (i) the number of Company Shares subject to such Company RSU and (ii) the Merger Consideration.

(c) Without any action on the part of any holder or the Company, each outstanding share of restricted stock of the Company granted or awarded under the Company Share Plan or otherwise (a “Company Restricted Share”) whether or not then vested, shall become fully vested and all restrictions with respect thereto shall lapse immediately as of the Effective Time and shall be exchanged for a cash payment equal to the product of (i) the number of Company Restricted Shares and (ii) the Merger Consideration.

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(d) Rights of Holders. Effective as of the Effective Time, each Company RSU and Company Option shall be cancelled and the holder thereof shall cease to have any rights with respect thereto; provided, that such holders shall have the right to receive the applicable consideration to be paid in respect of each such Company RSU and Company Option as contemplated by this Article II.

SECTION 2.04. Payments with Respect to Company Equity Awards. Promptly after the Effective Time (but in any event, no later than three Business Days after the Effective Time), the Surviving Company shall pay through its payroll systems the amounts due pursuant to Section 2.03 to the holders of Company Options and Company RSUs.

SECTION 2.05. Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, which change shall not take place without the express prior consent thereto in accordance with Article V, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III.

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Schedule”) (it being understood that any information set forth on one Section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection) or (B) disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC and publicly available prior to the Business Day immediately prior to the date of this Agreement (the “Filed SEC Documents”), excluding any disclosures set forth in any section of a Filed SEC Document entitled “risk factors” or “forward-looking statements” to the extent they are cautionary, predictive or forward-looking in nature:

SECTION 3.01. Organization; Standing. (a) The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of Bermuda. The Company has all requisite corporate power and authority necessary to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing (where such concept or an equivalent thereto is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. A true and complete copy of the Company Charter and the bye-laws of the Company are included in the Filed SEC Documents.

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(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept or an equivalent thereto is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect. No Insurance Regulator in any state has notified the Company or any Subsidiary, orally or in writing, that the Company or such Subsidiary is commercially domiciled in any jurisdiction.

SECTION 3.02. Capitalization. (a) At the close of business on December 31, 2013 (the “Capitalization Date”), (i) 57,381,686 Company Shares (including Company Restricted Shares) were issued and outstanding, (ii) 55,471 Company Shares were held by the Company as treasury shares and (iii) 955,804 Company Shares in the aggregate were reserved and available for issuance pursuant to the Company Share Plans upon the exercise of Company Options. No Company Option has a per Company Share exercise price of less than the Merger Consideration. Since the Capitalization Date through the date of this Agreement, other than in connection with the granting, vesting, settlement or exercise of Company Options, Company Restricted Shares or Company RSUs, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon that were outstanding as of the Capitalization Date or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, calls, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. There are no outstanding agreements of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 3.02, no direct or indirect Subsidiary of the Company owns any Company Shares. Other than the Registration Rights Agreement, none of the Company or any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights

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agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(c) The Company Shares constitute the only issued and outstanding class of securities of the Company or its Subsidiaries registered under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).

(d) There have been no re-pricings of any Company Options through amendments, cancellation and reissuance or other means during the current or prior three (3) calendar years. None of the Company Options, Company Restricted Shares or Company RSUs have been granted in contemplation of the Merger or the Transactions. None of the Company Options was granted with an exercise price below the fair market value, as determined in accordance with the Company Share Plan, on the date of grant. All grants of Company Options were validly made and properly approved by the Company’s Board of Directors (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law, and no such grants of Company Options involved any “back dating,” “forward dating” or similar practices.

(e) Section 3.02(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. Except as set forth in Section 3.02 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and material transfer restrictions, except for such Liens and transfer restrictions of general applicability as may be created under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) or other applicable securities Laws. Each issued and outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company. None of the Subsidiaries of the Company has any outstanding equity compensation or similar plans relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Subsidiary of the Company or dividends paid thereon.

SECTION 3.03. Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholder Approval, to perform its obligations hereunder

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and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been duly authorized and approved by the Board of Directors of the Company, and, except for obtaining the Company Shareholder Approval, executing and delivering the Statutory Merger Agreement (and performing the obligations set forth therein) and filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreements and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Board of Directors of the Company has (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (ii) approved this Agreement and the Transactions, and (iii) resolved, subject to Section 5.02, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the holders of Company Shares (such recommendation, the “Company Board Recommendation”). The Board of Directors of the Company has directed that the Merger, this Agreement and the Statutory Merger Agreement be submitted to the holders of Company Shares for their approval.

(c) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision (A) of the Company Charter or the bye-laws of the Company or (B) of the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming (A) that the actions described in Section 3.03(a), clause (iii) of the first sentence of Section 3.03(b) and the second sentence of Section 3.03(b) have been completed, (B) that the authorizations, consents and approvals referred to in Section 3.04 and the Company Shareholder Approval are obtained and (C) that the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, in the case of each of the foregoing clauses (A) through (C), prior to the Effective Time, (x) conflict with, contravene or violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries, (y) conflict with, contravene, violate or constitute a default under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other equivalent agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’, obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect.

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(d) The affirmative vote of a majority of the votes cast by Registered Shareholders present or represented by proxy at the Company Shareholder Meeting in accordance with the Bermuda Companies Act and the Company Charter and the Company’s bye-laws (the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of shares of the Company or any of its Subsidiaries that is necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

SECTION 3.04. Governmental Approvals. Except for (a) compliance with the applicable requirements of the Exchange Act, including the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Company Shareholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (b) compliance with the rules and regulations of the NASDAQ Stock Market, (c) the filing of (i) the Merger Application with the Registrar pursuant to the Bermuda Companies Act, and (ii) appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (d) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other consents, approvals, filings, authorizations, declarations or registrations as are required to be made or obtained under any non-U.S. Antitrust Laws, in each case as set forth in Section 3.04 of the Company Disclosure Schedule, (e) compliance with any applicable state securities or blue sky laws, (f) approvals or filings under all applicable Insurance Laws as set forth in Section 3.04 of the Company Disclosure Schedule (the “Company Insurance Approvals”) and (g) the Parent Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 4.03(c) and the completeness of Schedule 4.03), no consent or approval of, action by or in respect of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities. (a) Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, the Company has timely filed with or furnished to the SEC, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2012 (collectively, the “Company SEC Documents”). Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents) (or, in either case, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each Company SEC Document complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents, and none of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to

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state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, to the Company’s Knowledge, there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Filed SEC Documents. As of the date of this Agreement, to the Company’s Knowledge, none of the Filed SEC Documents is the subject of any ongoing review by the SEC. None of the Company’s Subsidiaries is, or (other than Tower Group, Inc.) since January 1, 2011 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing and effectiveness, as applicable, with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows and changes in stockholders’ equity for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments as permitted by GAAP and the applicable rules and regulations of the SEC). The unaudited consolidated balance sheet and statement of income of the Company as of and for the nine (9)-month period ending September 30, 2013, copies of which have been delivered to Parent, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations for the nine (9)-month period then ended, in each case other than with respect to intangible assets set forth on such financial statements and the effect of changes in the value of such assets on the Company’s financial position and results of operations.

(c) The Company and each of its Subsidiaries has established and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements.

(d) The Company and each of its Subsidiaries has established and maintains a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to provide reasonable assurance that material information (both financial and non-financial) relating to the Company and its Subsidiaries, required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and is made known to the chief executive officer and chief financial officer of the Company by others within those entities as appropriate to allow

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timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. No employee of the Company who has a significant role in the preparation of the Company’s financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries has, in the preparation of the financial statements included in the Company SEC Documents or in the Company Statutory Statements, purposely engaged in actual fraud with the specific intent to deceive and mislead.

(e) Neither the Company nor any of its Subsidiaries has any material liabilities of any nature (whether accrued, absolute, contingent or otherwise) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2012, included in the Filed SEC Documents, (ii) incurred after December 31, 2012, in the Ordinary Course of Business or (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions.

(f) Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. Except as set forth in Section 3.05(e) of the Company Disclosure Schedule, the Company is otherwise in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder that are applicable to the Company and the applicable listing and governance rules of NASDAQ. With respect to each Company SEC Document on Form 10-K or 10-Q, each of the principal executive officer and the principal financial officer of the Company have made all certifications required by Rule 13a-4 or 15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to such Company SEC Documents.

(g) The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the time it is filed with the SEC, at the date it is first mailed to the shareholders of the Company, at the time of any amendment thereof or supplement thereto and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Parent or Merger Sub or any Affiliates thereof specifically for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Shareholders Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should occur, the Company will, promptly after becoming aware thereof, inform Parent of such fact or event.

SECTION 3.06. Absence of Certain Changes. Except as set forth in Section 3.06 of the Company Disclosure Schedule, from December 31, 2012 through the date of this Agreement, there has not been:

(a) a Material Adverse Effect;

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(b) any (i) declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares of the Company’s capital stock or other equity or voting interests (other than regular quarterly cash distributions of $0.1875 per Company Share), (ii) redemption, purchase or other acquisition of the Company’s outstanding shares of capital stock or other equity or voting interests (other than (x) pursuant to the Company Plans, the Company Share Plans, the Company Options, the Company Restricted Shares, the Company RSUs or other equity awards or (y) in connection with the satisfaction of Tax withholding obligations with respect to Company Options, the Company Restricted Shares, the Company RSUs or other equity awards, in each case in accordance with existing agreements or terms) or (iii) split, combination, subdivision or reclassification of any shares of the Company’s capital stock or other equity or voting interests;

(c) any material change in the methods of accounting or accounting practices by the Company or any Subsidiary, except as required by concurrent changes in GAAP, Applicable SAP or applicable Law, including Regulation S-X of the Exchange Act;

(d) (i) with respect to any director, officer or employee of the Company or any of its Subsidiaries whose annual base salary exceeds $150,000, (A) any grant of any new or any increase of any severance or termination pay (or any amendment to any existing severance pay or termination arrangement), (B) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement), or (C) any increase in compensation, bonus or other benefits, except for increases in the Ordinary Course of Business, (ii) any increase in benefits payable under any existing severance or termination pay policies, or (iii) any establishment, adoption or amendment, except as required by applicable Law, to any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement;

(e) any material Tax election made or changed, any material method of tax accounting adopted or changed, or any material Tax claim, audit or assessment settled or compromised; or

(f) any event that, without the consent of Parent, would constitute a breach of Section 5.01(a), if Section 5.01(a) applied since December 31, 2012.

SECTION 3.07. Legal Proceedings. Except as would not reasonably be expected to be material to the businesses, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, and except for proceedings, suits, arbitrations, actions or investigations relating to claims under policies or contracts of insurance written by any of the Company Insurance Subsidiaries within applicable policy limits, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, arbitration, action or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries, or (b) outstanding injunction, order, judgment, ruling, decree or writ imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

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SECTION 3.08. Compliance with Laws; Permits. (a) Except as set forth in Section 3.08 of the Company Disclosure Schedule, the Company and each of its Subsidiaries are, and have since January 1, 2011 been, in compliance with all Federal, national, provincial, state, local or multinational laws, statutes, common laws, ordinances, codes, rules, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Permits are in full force and effect, none of the Company or its Subsidiaries is in default or violation of any such Permit, and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw or modify in any material and adverse respect any Permit. The Company and its Subsidiaries and, to the Knowledge of the Company, their respective Affiliates and Representatives, are, and have been since December 31, 2011, in compliance with (i) the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder, (ii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention and (iii) the United Kingdom Bribery Act of 2010, as amended, and any rules and regulations promulgated thereunder. Each of the Company and each of its Subsidiaries (and, to the Knowledge of the Company, each of their respective Representatives acting or purporting to act in such capacity) (i) has not used and is not using any corporate funds or other assets for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (ii) has not established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties for the purposes set forth in clauses (i) or (iv) of this sentence, and (iv) has not made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any foreign or domestic government officials or employees. This Section 3.08 does not relate to the Company SEC Documents, financial statements or compliance with the Sarbanes-Oxley Act (and associated rules and regulations), which are the subject of Section 3.05, Tax matters, which are the subject of Section 3.09, employee benefits and labor matters, which are the subject of Sections 3.10 and 3.11, or insurance or reinsurance matters, which are the subject of Sections 3.17 through 3.21.

(b) Without limiting anything contained in Section 3.08(a), (i) all policy forms issued by any Company Insurance Subsidiary, and all policies, binders, slips, certificates and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) and all amendments, applications, brochures, illustrations and certificates pertaining thereto, and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have, where required by applicable Law, been approved by any applicable Insurance Regulator or filed with and not objected to (or such objection has been withdrawn or resolved) by such Insurance Regulator within the period provided by applicable Law for objection, and all such forms comply in all material respects with, and have been administered in

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all material respects in accordance with, applicable Law, and (ii) all premium rates established by a Company Insurance Subsidiary that are required to be filed with or approved by any Insurance Regulator have been so filed or approved, the premiums charged conform to the premium rating plans and underwriting methodologies so filed or approved and comply (or complied at the relevant time) with all applicable anti-discrimination laws, federal or state, and all applicable Insurance Laws. The Company and its Company Insurance Subsidiaries have, since January 1, 2011, made all required material notices, submissions, reports or other filings under applicable insurance holding company statutes, and all contracts, agreements, arrangements and transactions in effect between any Company Insurance Subsidiary and any affiliate are in compliance in all material respects with the requirements of all applicable insurance holding company statutes. The Company has marketed, administered, sold and issued insurance products in compliance in all material respects with all applicable Laws, including without limitation (1) all applicable prohibitions against withdrawal of business lines and “redlining,” (2) all applicable requirements relating to the disclosure of the nature of insurance products and policies, (3) all applicable requirements relating to insurance product projections and illustrations, and (4) all applicable requirements relating to the advertising, sales and marketing of insurance products (including licensing and appointments).

SECTION 3.09. Tax Matters.

(a) The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects.

(b) All material Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or are being validly contested and have been adequately reserved against in accordance with GAAP and Applicable SAP.

(c) As of the date of this Agreement, the Company has not received written notice of any pending audits, examinations, investigations, claims or other proceedings, nor, to the Knowledge of the Company, are any such proceedings being conducted, in respect of any Taxes of the Company or any of its Subsidiaries.

(d) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(e) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of applicable Law).

(f) No deficiency for any Tax has been proposed, asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved.

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(g) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(h) Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or comparable provision of any other applicable Tax Law.

(i) For purposes of this Agreement, (A) “Tax” means all federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities in the nature of taxes, including income, gross receipts, ad valorem, value-added, estimated, excise, real property, personal property, profits, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed by any Governmental Authority and (B) “Tax Returns” means all reports, returns, declarations, statements or other information required to be filed in respect of any Taxes to be supplied to a Governmental Authority in connection with Taxes.

(j) The Company and each of its Subsidiaries has withheld and paid when due all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder or other third party.

(k) Neither the Company nor any of its Subsidiaries conducts business or derives income from any jurisdiction in which the Company or such Subsidiaries does not file Tax Returns.

(l) Neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (other than the Company and its Subsidiaries) by law or by contract.

(m) The Company is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

(n) Neither the Company nor any of its Subsidiaries has recognized any inversion gain within the meaning of Section 7874(d)(2) of the Code.

SECTION 3.10. Employee Benefits. (a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of the plan document, including any amendments thereto, other than any document that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy.

(b) Each Company Plan has been administered in material compliance with its terms and applicable Laws. Each Company Pension Plan that is intended to meet the qualification requirements of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS and there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Pension Plan.

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(c) The Company does not maintain or contribute to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan” (each, as defined in Section 4001 of ERISA).

(d) Except as required under applicable Law, no Company Plan provides health, medical or other welfare benefits following retirement or other termination of employment.

(e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the consummation of the Transactions will not, either alone or in combination with another event, (i) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (ii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan or (iii) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time.

(f) Other than routine claims for benefits: (i) there is no pending or, to the Knowledge of the Company, threatened action relating to a Company Plan or against any trustee or fiduciary thereof or any of the assets of any trust of any of the Company Plans; and (ii) no Company Plan has, since January 1, 2011, been the subject of an examination or audit by a Governmental Authority. No non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to the Company Plans. No Company Plan is under, and the Company has not received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Authority, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty that remains unpaid or otherwise outstanding as of the date hereof.

(g) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance with, and is in documentary compliance with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder.

(h) Any individual who performs services for the Company and who is not treated as an employee for federal income tax purposes by the Company is not an employee under applicable law and is not an employee for any purpose (including tax withholding purposes or Company Plan purposes). The Company does not have any liability by reason of an individual who performs or performed services for the Company in any capacity being improperly excluded from participating in a Company Plan. Each employee of the Company has been properly classified as “exempt” or “non-exempt” under applicable law.

(i) The Company has accrued on its books as of December 31, 2013, an aggregate of $5,677,183 with respect to payments of severance (the “Severance Accrued Amount”). The Company has a committed Retention Amount of $5,233,279 for service through September 30, 2014, of which an aggregate of $1,308,320 is accrued at December 31, 2013 (the “Retention Accrued Amount”).

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SECTION 3.11. Labor Matters. (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or similar organization, (b) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or similar organization and (c) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries. The Company is in and has been at all times in compliance in all material respects with all Laws relating to employment and provision of services.

SECTION 3.12. Investments Assets. The Company has provided Parent with a complete list of all bonds, stocks, mortgage loans and other investments that were carried on the books and records of the Company and its Subsidiaries as of September 30, 2013 (such bonds, stocks, mortgage loans and other investments, together with all bonds, stocks, mortgage loans and other investments acquired by the Company and its Subsidiaries between such date and the date of this Agreement, the “Investment Assets”). Except for Investment Assets sold in the Ordinary Course of Business, in compliance with the Investment Guidelines or as permitted or otherwise contemplated by this Agreement, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens except Permitted Liens. A copy of the Company’s policies with respect to the investment of the Investment Assets is set forth in Section 3.12 of the Company Disclosure Schedule (the “Investment Guidelines”), and the composition of the Investment Assets complies in all material respects with, and the Company and its Subsidiaries have complied in all material respects with, the Investment Guidelines, as in effect from time to time since January 1, 2012.

SECTION 3.13. Intellectual Property. (a) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened (i) challenging the ownership, enforceability, scope, validity or use by the Company or any of its Subsidiaries of any Intellectual Property owned by the Company or any of its Subsidiaries or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property.

(c) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) to the Knowledge of the Company, no Person is misappropriating, violating or infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or a Subsidiary of the Company and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person.

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(d) The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality and value of all material confidential information, proprietary information, trade secrets and know-how, including confidential and proprietary processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”) that are owned, used or held for use by the Company and its Subsidiaries, and to the Company’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any third party except pursuant to valid non-disclosure and/or license agreements or other confidentiality obligations which have not been breached.

(e) The IT Assets operate and perform as required by the Company and its Subsidiaries to conduct their business as presently conducted, except as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. No Person has gained unauthorized access to the IT Assets, except as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. The Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology. The Company and its Subsidiaries have taken reasonable measures, including, where applicable, firewalls and other security devices, to protect the confidentiality of customer information consistent with applicable Law and current industry standards, except as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. There have been no security breaches of the Company’s IT Assets in the past three (3) years, except as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

SECTION 3.14. Anti-Takeover Provisions. No “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or similar statute or regulation (each, a “Takeover Law”) applies to the Company with respect to this Agreement or the Merger.

SECTION 3.15. Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) (i) The Company or one of its Subsidiaries has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens) and (ii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any Lien or other agreement affecting any material Company Lease, which default continues on the date of this Agreement.

SECTION 3.16. Contracts. (a) Except for (A) this Agreement, (B) each Company Plan and (C) the contracts filed as exhibits to the Filed SEC Documents, Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

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(ii) with respect to a joint venture, partnership or other similar agreement or arrangement, relate to the formation, creation, operation, management or control of any such partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii) provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $5 million, other than any Indebtedness between or among any of the Company and any of its Subsidiaries;

(iv) have been entered into since January 1, 2011, and involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, for aggregate consideration under such Contract in excess of $5 million (excluding, for the avoidance of doubt, acquisitions or dispositions of supplies, products, properties or other assets in the Ordinary Course of Business or of supplies, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);

(v) prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibits the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibits the issuance of any guarantee by the Company or any wholly owned Subsidiary of the Company;

(vi) contain provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from engaging or participating in or competing with any Person in any line of business or grants a right of exclusivity to any Person which prevents the Company or any Subsidiary of the Company from entering any territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than 90 days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;

(vii) are Company Reinsurance Contracts under which the Company or any Subsidiary of the Company is a cedent and to which more than $5 million in reserves or other liabilities are ceded as of the date of this Agreement;

(viii) require aggregate annual payments to be made by the Company or any of its Subsidiaries in excess of $250,000;

(ix) are for the lease of (1) any real property that provide for annual rental payment of in excess of $25,000 or (2) personal property and provide for annual rental payments of in excess of $100,000;

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(x) contain a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person which would apply to Parent or any of its Subsidiaries (other than Merger Sub) following the Effective Time;

(xi) are contracts or agreements for the employment of any director of the Company or any Subsidiary or any officer or employee of the Company or any Subsidiary whose annual base salary exceeds $100,000; or

(xii) are contracts or agreements relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), other than this Agreement, pursuant to which any earn-out, deferred or contingent payment that would be required to be paid by the Company, or indemnification obligations of the Company, remain outstanding (excluding indemnification obligations in respect of representations and warranties that survive indefinitely or for periods equal to a statute of limitations).

(b) As of the date of this Agreement, (i) each Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (iii) neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any Material Contract, and (iv) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

SECTION 3.17. Insurance Subsidiaries. Each Subsidiary of the Company that conducts the business of insurance (each, a “Company Insurance Subsidiary”) is (i) duly licensed or authorized as an insurance company in its jurisdiction of organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted. The Company and the Company Insurance Subsidiaries have filed all material reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed with any Governmental Authority since January 1, 2011 in the manner prescribed by applicable Laws, except for any such non-compliance or failure to make any such filing or filings which is not reasonably likely to have a Material Adverse Effect. All such reports, registrations, filings and submissions were in compliance in all respects with Law when filed or as amended or

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supplemented, and no deficiencies have been asserted in writing by any such Governmental Authority with respect to such reports, registrations, filings or submissions that have not been remedied, except for any non-compliance or deficiencies which are not reasonably likely to have a Material Adverse Effect.

SECTION 3.18. Agents and Brokers. Except as would not be reasonably expected to have a Material Adverse Effect:

(a) Each insurance agent, general agent, producer, consultant, third party administrator, manager, marketer, underwriter, broker/dealer, wholesaler, broker, reinsurance intermediary and distributor, at the time such Person wrote, sold, produced or managed business for the Company or any Company Insurance Subsidiary (each, an “Agent”) was, to the Company’s Knowledge, duly licensed (for the type of business written, sold, produced or managed), and no Agent is currently in violation (or with or without notice or lapse of time or both, would have violated) of any term or provision of any Law applicable to the writing, sale, production, administration or management of business for the Company and such Company Insurance Subsidiary, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with applicable Insurance Regulator, or which are barred by an applicable statute of limitations.

(b) Each Agent was appointed by the Company or Company Insurance Subsidiary in compliance with applicable Law and all processes and procedures, used making inquiries with respect of such Person, were undertaken in compliance with applicable Law.

(c) Each of the Contracts between the Company and any Agent who has written, sold, produced or managed business from the Company since January 1, 2011, is valid, binding and in full force and effect in accordance with its terms.

SECTION 3.19. Statutory Statements; Examinations. (a) The Company has delivered or made available to Parent true and complete copies of all annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed or authorized to conduct insurance business or otherwise eligible or accredited with respect to the conduct of the business of reinsurance since January 1, 2011 (collectively, the “Company Statutory Statements”). The financial statements included in such Company Statutory Statements were prepared in conformity with Applicable SAP, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Company Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus (or stockholders’ equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.

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(b) The Company has delivered or made available to Parent, to the extent permitted by applicable Law, true and complete copies of all material examination reports of any Insurance Regulators received by it on or after January 1, 2011 through the date of this Agreement, and has notified Parent of any pending material examinations of any Insurance Regulator that, to the Knowledge of the Company, was commenced between January 1, 2011 and the date of this Agreement, in each case relating to the Company Insurance Subsidiaries. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator. For the years ended December 31, 2011 and December 31, 2012, the annual balance sheets, statements of income, changes in financial position and cash flow included in the Company Statutory Statements have been audited by PricewaterhouseCoopers LLP. There is currently no permitted practice or similar deviation or waiver from Applicable SAP being used by, or approved for use by, the Company or any Company Insurance Subsidiary in its financial reporting or disclosures to any Insurance Regulator.

SECTION 3.20. Agreements with Insurance Regulators. Except as set forth in Section 3.20 of the Company Disclosure Schedule, there is no written agreement, memorandum of understanding, commitment letter or similar undertaking binding on the Company or any Company Insurance Subsidiary, or order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator binding on the Company or any Company Insurance Subsidiary, that requires a minimum level of capital or reserves, or risk-based capital level to be maintained, imposes limitations on the ability to write or service business or that would reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Reinsurance. As of the date of this Agreement, (a) each reinsurance treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Company Insurance Subsidiary is the cedent (the “Company Reinsurance Contracts”) is valid and binding on the applicable Company Insurance Subsidiary, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Material Adverse Effect, (b) the applicable Company Insurance Subsidiary, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Reinsurance Contract, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, (c) to the Knowledge of the Company, none of the Company Insurance Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Insurance Subsidiary under any Company Reinsurance Contract, except where such default would not reasonably be expected to have a Material Adverse Effect, (d) to the Knowledge of the Company, (i) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute, a default on the part of any counterparty under such Company Reinsurance Contract, (ii) no such counterparty is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, and (iii) the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except as would not reasonably be expected to have a Material Adverse Effect, (e) no notice of intended cancellation has been received by the Company Insurance Subsidiary from any such reinsurer, (f) there are no disputes under any Company Reinsurance Contract, except as would not reasonably be expected to have a

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Material Adverse Effect and (g) the Company Insurance Subsidiary is entitled under the law of the domiciliary jurisdiction to take full credit in its Company Statutory Statements for all amounts recoverable by it pursuant to any Company Reinsurance Contract and all such amounts recoverable have been properly recorded in its books and records of account and are properly reflected in its Company Statutory Statements. No such Company Reinsurance Contract contains any provision providing that any such party thereto (other than the Company or a Subsidiary) may terminate, cancel, or commute the same by reason of the consummation of the Merger.

SECTION 3.22. Insurance Reserves. The reserves for claims, losses (including incurred, but not reported, losses), loss adjustment expenses (whether allocated or unallocated), unearned premiums and uncollectible reinsurance of each Company Insurance Subsidiary (collectively, “Insurance Reserves”) contained in its Company Statutory Statements (a) were, except as otherwise noted in the applicable Company Statutory Statement, determined in accordance with generally accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles, and (b) satisfied the requirements of all applicable Insurance Laws with respect to the establishment of reserves and are at least as great as the minimum aggregate amounts required by any applicable state; provided that the foregoing representations and warranties are made subject to the disclaimers set forth in Section 3.26. Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any material actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary from January 1, 2011 through the date of this Agreement, and all attachments, addenda, supplements and modifications thereto (the “Company Actuarial Analyses”). The information and data furnished by any Company Insurance Subsidiary to its actuaries in connection with the preparation of the Company Actuarial Analyses were, to the Knowledge of the Company, accurate in all material respects.

SECTION 3.23. Opinion of Financial Advisors. The Board of Directors of the Company has received the opinions of J.P. Morgan and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Company Financial Advisors”), to the effect that, as of the date of this Agreement and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the Registered Shareholders (other than Parent and its Affiliates and other than Dissenting Shareholders) upon consummation of the Merger is fair from a financial point of view to such Registered Shareholders. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied on by Parent or Merger Sub.

SECTION 3.24. Brokers and Other Advisors. Except as set forth in the written engagement letters between the Company and the Company Financial Advisors, dated as of September 14, 2013 and December 4, 2013, copies of which has been provided to Parent prior to the date hereof, and the fees and expenses due thereunder, which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, from the Company or any of its Affiliates in connection with the Transactions.

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SECTION 3.25. Insurance Maintained by Company. The Company maintains fire and casualty, general liability, directors and officers, errors and omissions, business interruption, product liability, and sprinkler and water damage insurance policies (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith, “Insurance Policies”) with reputable insurance carriers. The Insurance Policies provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain insurance policies that are not reasonably likely to have a Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that are not reasonably likely to have a Material Adverse Effect.

SECTION 3.26. No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses, (b) whether the Insurance Reserves or the assets supporting the Insurance Reserves have been or will be adequate or sufficient for the purposes for which they were established or (c) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Notwithstanding anything to the contrary contained in this Section 3.26, this Section 3.26 shall in no event prohibit Parent or Merger Sub from making any claim against the Company, its Subsidiaries or their respective Affiliates or Representatives with respect to matters involving fraud.

ARTICLE IV.

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company:

SECTION 4.01. Organization; Standing. Each of Parent and Merger Sub is an exempted company duly organized, validly existing and in good standing under the Laws of Bermuda. Each of Parent and Merger Sub has all requisite corporate power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it

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makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02. Authority; Noncontravention. (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by the Boards of Directors of Parent and Merger Sub, and no other corporate action (including any shareholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, other than executing and delivering the Statutory Merger Agreement (and performing the obligations of Merger Sub set forth thereunder), the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act and the approval of this Agreement and the Transactions by Parent in its capacity as sole shareholder of Merger Sub (which approval shall be provided by the written consent of Parent immediately following execution of this Agreement). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, code of regulations, by-laws or other comparable charter or organizational documents of Parent or Merger Sub or (ii) assuming (A) that the actions described in Section 4.02(a) have been completed, (B) that the authorizations, consents and approvals referred to in Section 4.03 are obtained and (C) that the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired, in the case of each of clauses (A) through (C), prior to the Effective Time, (x) conflict with, contravene or violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent, Merger Sub or any of their respective Subsidiaries or (y) conflict with, contravene or violate or constitute a default or breach under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or accelerate Parent’s, Merger Sub’s or any of their respective Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.03. Governmental Approvals. Except for (a) the filing of the Application of Merger and accompanying documents with the Registrar pursuant to the Bermuda Companies Act and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (b) filings required under, and compliance with other applicable requirements of, the HSR Act, and such other consents, approvals, filings, authorizations, declarations or registrations as are required to be made or obtained under any non-U.S. Antitrust Laws, in each case as set forth in Section 3.04 of

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the Company Disclosure Schedule, (c) approvals and filings under all applicable Insurance Laws as set forth in Schedule 4.03 hereto (the “Parent Insurance Approvals”) and (d) the Company Insurance Approvals (assuming the accuracy of the representations and warranties made in Section 3.04(f) and the completeness of Section 3.04 of the Company Disclosure Schedule) no consent or approval of, action by or in respect of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.04. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the issued and outstanding shares of Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

SECTION 4.05. Financing. Parent, Merger Sub and the Guarantor collectively have and will have at the Effective Time sufficient funds to pay the aggregate Merger Consideration, the aggregate consideration required under Article II to be paid with respect to the Company Options and Company RSUs and any other amount required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses of Parent and Merger Sub.

SECTION 4.06. Certain Arrangements. Except for the Support Agreement, as of the date of this Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, that relate in any way to the Company or any of its Subsidiaries or the Transactions or (b) pursuant to which any Registered Shareholder or holder of a Company Option, Company Restricted Share or Company RSU would be entitled to receive consideration of a different amount or nature than the Merger Consideration or the consideration required under Article II to be paid with respect to the Company Options and Company RSUs, as the case may be, or pursuant to which any Registered Shareholder agrees to vote to approve the Merger and this Agreement or agrees to vote against any Superior Proposal.

SECTION 4.07. Brokers and Other Advisors. Except for Guggenheim Securities, LLC, the fees and expenses of which will be paid by Parent or its Affiliates, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

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SECTION 4.08. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement to be sent to the Registered Holders in connection with the Company Shareholders Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall, on the date the Proxy Statement is filed with the SEC, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.

SECTION 4.09. Legal Proceedings. Except as would not reasonably be expected to have a Parent Material Adverse Effect, there is no (a) pending or, to the Knowledge of Parent and Merger Sub, threatened legal or administrative proceeding, suit, arbitration, action or, to the Knowledge of Parent and Merger Sub, investigation against Parent or Merger Sub or any of their respective Affiliates or (b) injunction, order, judgment, ruling, decree or writ imposed upon Parent or Merger Sub or any of their respective Affiliates, in each case, by or before any Governmental Authority.

SECTION 4.10. Ownership of Company Shares. Neither Parent nor Merger Sub nor any of their respective Subsidiaries beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date beneficially own, any Company Shares, or is a party, or will prior to the Closing Date become a party, to any Contract, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any Company Shares.

SECTION 4.11. Solvency. Parent and Merger Sub are not entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent or its Affiliates or the Company or its Affiliates. Assuming that the Company is Solvent immediately prior to the consummation of the Merger, the consummation of the Merger (either alone or in conjunction with the consummation of the Related Transactions) will not cause the Company not to be Solvent.

ARTICLE V.

Additional Covenants and Agreements

SECTION 5.01. Conduct of Business. (a) Except as required by applicable Law, as contemplated, required or permitted by this Agreement or as described in Section 5.01(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless Parent otherwise consents in writing, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the Ordinary Course of Business. To the extent consistent with the foregoing, the Company shall, and shall cause its Subsidiaries to, use its and their commercially reasonable efforts to preserve

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its and each of its Subsidiaries’ business organizations substantially intact and preserve existing relations with employees, key customers, reinsurance providers and other Persons with whom the Company or its Subsidiaries have significant business relationships. Without limiting the generality of the foregoing, and except as required by applicable Law, as contemplated, required or expressly permitted by this Agreement or as described in Section 5.01(a) of the Company Disclosure Schedule, during such period, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) issue, sell or grant, or authorize the issuance, sale or grant of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any options, rights, warrants or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company; provided, that the Company may issue Company Shares or other securities as required pursuant to the vesting, settlement or exercise of Company Options, Company Restricted Shares or Company RSUs outstanding on the date of this Agreement in accordance with the terms of the applicable Company Options, Company Restricted Shares or Company RSUs in effect on the date of this Agreement, (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except (x) as required by the Company Plans, the Company Options, Company Restricted Shares, Company RSUs or other equity awards or (y) in connection with the satisfaction of Tax withholding obligations with respect to Company Options, Company RSUs or other equity awards, (C) in the case of the Company, establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests or (D) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(ii) (A) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), except for, subject to clause (xxii) below, (x) intercompany guarantees or intercompany “keep well” or other agreements to maintain any financial statement condition of the Company or any of its Subsidiaries, (y) any other Indebtedness having an aggregate principal amount outstanding that is not in excess of $1 million and (z) letters of credit issued in connection with assumed reinsurance in the Ordinary Course of Business, (B) enter into any swap or hedging transaction or other derivative agreements other than in the Ordinary Course of Business and consistent with the Investment Guidelines or (C) make any loans, capital contributions or advances to any Person other than (x) to the Company or any Subsidiary of the Company, in the Ordinary Course of Business and (y) consistent with the Investment Guidelines;

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(iii) adopt or implement any shareholder rights plan or similar arrangement;

(iv) sell or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price exceeds $100,000 individually or $1 million in the aggregate, except (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, or (C) as permitted by Section 5.01(a)(xiv);

(v) make or authorize capital expenditures in excess of $1 million in the aggregate;

(vi) except as permitted under Section 5.01(a)(v) or Section 5.01(a)(xiv), acquire (including by merger or amalgamation) the capital stock or a material portion of the assets of any other Person;

(vii) except as required pursuant to the terms of any Company Plan or other written agreement, in each case, in effect on the date of this Agreement, (1) grant to any director or employee any increase in salary or bonus opportunity, (2) grant to any director, officer, consultant or employee any increase in severance, retention or termination pay, (3) establish, adopt, enter into or amend in any material respect any Company Plan or collective bargaining agreement or (4) enter into any employment, consulting, severance or termination agreement with any director, officer, consultant or employee of the Company or any Company Subsidiary;

(viii) make any material changes in financial accounting methods, principles or practices, except insofar as may be required (A) by concurrent changes in GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, (B) by concurrent changes in Applicable SAP or (C) by concurrent changes in Law, including Regulation S-X under the Securities Act;

(ix) (A) amend the Company Charter or (B) amend in any material respect the comparable organizational documents of any Subsidiary in a manner that, with respect to clause (B), would reasonably be expected to prevent or to impede, interfere with, hinder or delay the consummation of the Transactions;

(x) adopt or enter into any plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than dormant Subsidiaries or, with respect to any merger or consolidation, other than among the Company and any wholly owned Subsidiary of the Company or among wholly owned Subsidiaries of the Company);

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(xi) grant any Lien (other than Permitted Liens) in any of its material assets;

(xii) waive, release, assign, settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries (A) for a cash settlement amount of more than $500,000 individually or $2,500,000 in the aggregate or (B) which imposes or concedes any fault or wrongdoing on the part of the Company or any of its Subsidiaries or imposes any material restrictions on any of their future activities, except, in the case of clause (A), in connection with policy-based insurance claims made against a Company Insurance Subsidiary in the Ordinary Course of Business, other than claims in respect of extra-contractual obligations;

(xiii) except as required by Law, make any material Tax election or settle or compromise any material Tax liability or material Tax refund;

(xiv) acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines;

(xv) other than as required by applicable Law, amend, modify or otherwise change the Investment Guidelines, underwriting guidelines or actuarial or reserving practices in any material respect;

(xvi) enter into any new quota share or other reinsurance transaction pursuant to which Company Insurance Subsidiaries cede premiums to any Person other than the Company or any of its Subsidiaries, in each case other than renewals of existing agreements in the Ordinary Course of Business and other than the Quota Share Reinsurance Agreements;

(xvii) enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or enter into or engage in new lines of business (as such term is defined in the National Association of Insurance Commissioners instructions for the preparation of the annual statement form);

(xviii) pay any bonus or incentive compensation in excess of the Bonus Accrued Amount or any severance in excess of the Severance Accrued Amount;

(xix) enter into any lease of real property providing for annual rental payments in excess of $25,000;

(xx) acquire any adverse cover or similar insurance coverage;

(xxi) enter into any agreement or arrangement resulting in the sale or assignment of loss or unearned premium reserves or renewal rights to a third party;

(xxii) enter into any agreement or arrangement requiring the Company to make investments in or provide additional capital to any of its Subsidiaries, except that the Company or any Subsidiary shall be permitted to issue a guaranty or “keep well” to

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another such entity under the following circumstances: (A) a regulator having jurisdiction over the relevant entities has required in writing such guaranty or “keep well”, (B) the Company has made reasonable efforts to facilitate discussions between Parent and such regulator concerning such guaranty or “keep well”, (C) such guaranty or “keep well” does not impose any obligation or liability on Parent, AmTrust, NGHC or their respective Subsidiaries (determined prior to Closing) and (D) such guaranty or “keep well” does not require the Company or any Subsidiary of the Company to conduct a capital raise or other financing from third parties;

(xxiii) enter into any agreement, arrangement or understanding between the Company or any of its Subsidiaries, on the one hand, and any officer or director of the Company or any of its Subsidiaries, Affiliate or family member of any such officer or director, on the other hand; or

(xxiv) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(b) Between the date hereof and the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), the Company shall develop and implement a plan (in cooperation with Parent, to the extent permitted by applicable Law) for the reduction of operating expenses that are determined to be unnecessary in light of developing operating conditions, which plan shall contemplate the Company’s (1) review of the terms of reinsurance agreements entered into by the Company Insurance Subsidiaries on or after June 1, 2013, (2) identification of those reinsurance agreements referred to in clause (1) the terms of which the Company believes can be made more favorable to the Company and (3) use of commercially reasonable efforts to seek to make more favorable to the Company the terms of such agreements.

SECTION 5.02. No Solicitation by the Company; Change in Recommendation. (a) Except as expressly permitted by this Section 5.02, the Company shall and shall cause each of its Subsidiaries to, and shall instruct and use its reasonable best efforts to cause its Representatives to, (i) immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal and (ii) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal, request or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person, in connection with, or for the purpose of, encouraging or facilitating a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal; provided, that notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company may waive, and may choose not to enforce, any provision of any standstill or confidentiality agreement with any Person that would prohibit such Person from communicating confidentially a Takeover Proposal to the Company’s Board of Directors.

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(b) Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Company Shareholder Approval, the Company or any of its Representatives receives a Takeover Proposal, which Takeover Proposal did not result from any material breach of this Section 5.02, then (i) the Company and its Representatives may contact such Person or group of Persons making the Takeover Proposal to clarify the terms and conditions thereof and (ii) if the Board of Directors of the Company determines in good faith after consultation with its financial advisors and outside legal counsel that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal; provided, that the Company shall concurrently therewith (in the case of information providing in writing) or promptly thereafter (in the case of information communicated orally) provide to Parent any information concerning the Company or any of its Subsidiaries that is provided to any Person given such access that was not previously provided to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal.

(c) Prior to the taking of any action set forth in clauses (x) or (y) of Section 5.02(b), the Company shall promptly (but in no event later than two (2) Business Days following receipt of such Takeover Proposal) notify Parent of its receipt of a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal, and the Company shall keep Parent reasonably informed at all times of any and all material developments with respect to any such Takeover Proposal (including any material changes thereto and the status thereof). The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing any information to Parent in accordance with this Section 5.02(c). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02 will be subject to the terms of the Confidentiality Agreement.

(d) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withhold, qualify or withdraw (or modify in a manner adverse to Parent), or publicly propose to withhold, qualify or withdraw (or modify in a manner adverse to Parent), the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (B) take any action to exempt any Person (other than Parent and its Affiliates) from the provisions of any applicable Takeover Law or (C) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than any Acceptable Confidentiality Agreement (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Company Shareholder Approval is obtained, the Board of Directors of the Company may: (x) if the Company has received a Superior

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Proposal, cause the Company to terminate this Agreement pursuant to Section 7.01(d)(ii) and enter into a Company Acquisition Agreement with respect to such Superior Proposal; provided, that the Company has given Parent at least three (3) Business Days’ (the “Notice Period”) prior written notice of its intention to take such action and (i) the Company has attached to such notice the most current version of the proposed Company Acquisition Agreement (and the Company shall promptly deliver to Parent any revised draft of such Company Acquisition Agreement that is exchanged between the Company and the Person making such Superior Proposal prior to the termination of this Agreement that constitutes a material revision to the terms thereof), (ii) the Company has caused its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being understood and agreed (I) that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period will be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that any material revision or amendment to the terms of such Superior Proposal will require a new notice pursuant to this Section 5.02(d) that is subject to such two-Business Day Notice Period), and (II) that there may be multiple extensions of the Notice Period), and (iii) the Board of Directors has considered any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered in writing by Parent (collectively, the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the final Business Day of such three (3)-Business Day or two (2)-Business Day period, as applicable, and has determined in good faith (after consultation with its outside legal counsel and outside financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect; provided, further, however, that any purported termination of this Agreement pursuant to this Section 5.02(d) will be void and of no force and effect unless such termination by the Company is in accordance with Section 7.01(d)(ii) and, as a condition precedent to such termination, the Company has paid Parent the Company Termination Fee in accordance with Section 7.03(a) prior to or concurrently with such termination; and (y) make an Adverse Recommendation Change if the Board of Directors has determined in good faith after consultation with its financial advisers and outside legal counsel that, as a result of a development, occurrence, event, state of facts or change (other than a Takeover Proposal) with respect to the Company that was not known to the Board of Directors as of or prior to the execution and delivery of this Agreement (an “Intervening Event”), the failure to take such action (after taking into account any Proposed Changed Terms proposed by Parent in response to such Intervening Event as contemplated by clause (B) below) would be inconsistent with its fiduciary duties under applicable Law; provided that (A) any improvement in the business, financial condition or results of operations of the Company to the extent arising out of or resulting from any Related Transaction or the announcement thereof shall not be deemed an Intervening Event hereunder and (B) prior to making an Adverse Recommendation Change, the Company shall give Parent at least three Business Days’ (also, a “Notice Period”) prior written notice of the intention of the Board of Directors to make such Adverse Recommendation Change and, in determining whether the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law, the Board of Directors shall take into account any Proposed Changed Terms proposed by Parent in response to such Intervening Event no later than 5:00 p.m., New York City time, on the final Business Day of such Notice Period.

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(e) Nothing in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company or any committee thereof from taking and disclosing to Registered Shareholders a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, that any such position or disclosure (other than a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case that includes a reaffirmation of the Company Board Recommendation, a factually accurate public statement describing the Company’s receipt of a Takeover Proposal or a statement to the effect that a Takeover Proposal is under consideration by the Board of Directors of the Company) will be deemed to be an Adverse Recommendation Change unless the Board of Directors of the Company expressly and concurrently reaffirms the Company Board Recommendation.

(f) As used in this Agreement, “Acceptable Confidentiality Agreement” means (x) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not include a standstill provision, or (y) any confidentiality agreement entered into prior to the date of this Agreement.

(g) As used in this Agreement, “Takeover Proposal” means any bona fide inquiry, indication of interest, proposal or offer, in each case in written form, from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition or purchase of assets of the Company and its Subsidiaries that constitute or account for 15% or more of the consolidated revenue, net income or assets of the Company and its Subsidiaries, (ii) acquisition or purchase of 15% or more of any class of Company Securities, (iii) tender offer or exchange offer that, if consummated, would result in any Person or group beneficially owning 15% or more of any outstanding class of Company Securities or (iv) merger, consolidation, share exchange, business combination, recapitalization, reorganization, restructuring, liquidation, dissolution or similar transaction involving the Company or any one or more Subsidiaries whose assets, individually or in the aggregate constitute or account for 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Transactions.

(h) As used in this Agreement, “Superior Proposal” means any bona fide written Takeover Proposal that the Board of Directors of the Company has determined in its good faith judgment, after consultation with its financial advisors and outside legal counsel, and taking into account all relevant (in the view of the Board of Directors of the Company) legal, regulatory, financial and other aspects of such proposal, including any break-up fees, expense reimbursement provisions, certainty of completion and conditions to consummation, as well as any Proposed Changed Terms proposed by Parent in response to such Takeover Proposal, are more favorable to the Registered Shareholders than the Merger (after giving effect to the

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Proposed Changed Terms, if any); provided, that for purposes of the definition of “Superior Proposal”, the references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “50%”.

SECTION 5.03. Preparation of the Proxy Statement; Shareholders Meeting. (a) Subject to Section 5.03(b), the Company shall take all necessary actions in accordance with applicable Law, the Company Charter, the Company’s bye-laws and the rules of the NASDAQ to duly call, give notice of, convene and hold a meeting of Registered Shareholders (including any adjournment, recess, reconvening or postponement thereof, the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Unless this Agreement has been terminated in accordance with its terms, the Company shall not submit any Takeover Proposal for approval by the Registered Holders, and shall use its reasonable best efforts to obtain the Company Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 7.01(c)(iv), the Company may, in its sole discretion, adjourn, recess, reconvene or postpone the Company Shareholders Meeting (i) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Registered Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) to obtain a quorum of Registered Holders to take action at the Company Shareholders Meeting or (iii) to solicit from the holders of the Company Shares proxies in favor of the approval of this Agreement and the Transactions if the Company determines, in good faith, that the Company Shareholder Approval is unlikely to be obtained at the Company Shareholders Meeting.

(b) As promptly as reasonably practicable after the execution of this Agreement, the Company (with the assistance and cooperation of Parent as set forth herein) shall prepare the Proxy Statement and file it with the SEC. The Company shall use its best efforts to cause the Proxy Statement to be finalized with the SEC such that it can be disseminated to its shareholders as soon as reasonably practicable after the date hereof. Subject to Section 5.02, the Board of Directors of the Company shall make the Company Board Recommendation to the Registered Shareholders and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as is required to be included in the Proxy Statement or that is reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the resolution of any comments thereto received from the SEC. If at any time prior to the Company Shareholders Meeting, any information relating to the Company, Parent or Merger Sub, or any of their respective directors, officers or Affiliates, should be discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement or any other filing required under applicable Law, as applicable, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable filing required under applicable Law describing such information will be promptly prepared and filed with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Registered Holders. The Company shall notify Parent promptly upon

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the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall cause the Proxy Statement to be disseminated to its shareholders promptly after the resolution of any such comments; provided, however, that neither the Company nor any of its Affiliates, if applicable, will file the Proxy Statement, deliver the Proxy Statement to its shareholders, or correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement in any such case without having provided Parent and Merger Sub a reasonable opportunity to review and comment thereon or participate therein, as the case may be, and the Company agrees that it shall consider the comments of Parent and Merger Sub with respect thereto in good faith.

SECTION 5.04. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions and, in the case of Parent and Merger Sub, the Related Transactions, including (A) taking all such actions contemplated by the terms of the Statutory Merger Agreement, (B) otherwise preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (C) executing and delivering any additional instruments necessary to consummate the Transactions and, in the case of Parent and Merger Sub, the Related Transactions, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions and, in the case of Parent and Merger Sub, the Related Transactions, including any such approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations required with respect to the Company Insurance Approvals, the Parent Insurance Approvals and under applicable Antitrust Laws, (iii) take all steps that are necessary, proper or advisable to avoid any Actions by any Governmental Authorities with respect to this Agreement or the Transactions or, in the case of Parent and Merger Sub, the Related Transactions, and (iv) defend or contest in good faith any Action by any third party (including any Governmental Authority), whether judicial or administrative, challenging this Agreement or that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions or, in the case of Parent and Merger Sub, the Related Transactions, including by seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; provided, however, notwithstanding anything herein to the contrary, Parent shall not be obligated to agree to any arrangement that would:

A.	require or involve (x) the sale, disposition, or separate holding, through the establishment of a trust, or otherwise, of any material portion of the Company

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or its Subsidiaries or any of their material assets or properties acquired pursuant to this Agreement, or material portion of any of the assets, properties or business of Parent, AmTrust or NGHC or any of their respective Affiliates, or (y) the making of any material (1) debt, equity investment or capital contribution to, (2) capital or reserve maintenance commitment or “keepwell” to or (3) guaranty of obligations of, the Company or any of its Subsidiaries, or Parent, AmTrust or NGHC or any of their respective Affiliates;

B.	require or involve any material modification of the existing capital structure of any of the Company or its Subsidiaries or Parent, AmTrust or NGHC or any of their respective Affiliates;

C.	involve any material requirement or restriction on the business of any of the Company or its Subsidiaries or Parent, AmTrust or NGHC or any of their respective Affiliates;

D.	restrict, in connection with the consummation of the Related Transactions, any of the Company Insurance Subsidiaries from being able to effectuate a Permitted Transfer of Value (and “Permitted Transfer of Value” is defined herein as a transfer of assets from a Company Insurance Subsidiary to an Affiliate (whether referred to as a dividend, a reserve transfer or other event) that, when taken together with other such transfers in connection with the Related Transactions, would not result in the failure of any Company Insurance Subsidiary to have sufficient capital to support its business plan as presented to the applicable Insurance Regulator); or

E.	otherwise be reasonably likely to materially adversely impact the economic, tax or business benefits to any of the Company or its Subsidiaries, taken as a whole, or Parent, AmTrust or NGHC, of the Transactions and the Related Transactions, taken as a whole.

(each of the circumstances in (A), (B), (C), (D) and (E) being a “Burdensome Condition”); provided, that for purposes of each of (A), (B), (C) and (E), “material” (including “materially” and any other forms of such term) shall mean an amount greater than $15 million in the aggregate for all instances of events described therein for all of the Company and its Subsidiaries and Parent, AmTrust, NGHC and their respective Affiliates in the aggregate; provided that no arrangement, condition or restriction that is customarily imposed in transactions of the type contemplated by this Agreement or any Contract that relates to the Related Transactions will be deemed a Burdensome Condition hereunder.

(b) In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions and, in the case of Parent and Merger Sub, the Related Transactions, and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions or any of the Related Transactions, take all action necessary to ensure that the Transactions and, in the case of Parent and Merger Sub, the Related Transactions, may

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be consummated as promptly as practicable on the terms contemplated by this Agreement and the Contracts related to the Related Transactions, as applicable, and otherwise lawfully minimize the effect of such Takeover Law on the Transactions and the Related Transactions.

(c) Without limiting the general applicability of Section 5.04(a), each of the Company and Parent shall, in consultation and cooperation with the other and as promptly as practicable following the date of this Agreement, file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act with respect to the Transactions, (ii) all appropriate documents, forms, filings or submissions required under any non-U.S. Antitrust Laws and (iii) with applicable Insurance Regulators, all documents, forms, filings or other submissions required under applicable Insurance Laws with respect to the Transactions or, in the case of Parent and Merger Sub, the Related Transactions. Any such filings shall be in substantial compliance with the requirements of applicable Law. Each of the parties shall, in connection with the efforts referenced in Section 5.04(a), (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any documents, forms, filings or submissions contemplated by the first sentence of this Section 5.04(c), (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any substantive communication with, and any inquiries or requests for additional information from, any Governmental Authority regarding the Transactions or the Related Transactions, and permit the other party a reasonable opportunity to review and discuss in advance, and consider in good faith the views of, and secure, to the extent reasonably practicable, the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement, the Transactions or any Related Transaction and (iv) comply with any inquiry or request from any Governmental Authority as promptly as reasonably practicable, other than in respect of a Burdensome Condition.

SECTION 5.05. Transfer Taxes. All share transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by Parent or the Surviving Company, and, prior to the Effective Time, the Company shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Transfer Taxes.

SECTION 5.06. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation and joint approval of Parent and the Company, except as may be required by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system (in which case Parent or the Company, as applicable, shall have the right to review such press release or other public statement prior to its issuance,

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distribution or publication) and except for matters permitted to be disclosed pursuant to Section 5.02. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form heretofore agreed to by the parties hereto.

SECTION 5.07. Access to Information; Confidentiality. (a) Subject to applicable Law, upon reasonable notice, the Company (i) shall afford to Parent and Parent’s Representatives (including, for the avoidance of doubt, AmTrust, NGHC and their respective Representatives) reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records (including, without limiting the generality of the foregoing, access to the foregoing and work papers of the Company’s auditors and access to the Company’s auditors, in each case as may be necessary for Parent or any of its Affiliates to begin the preparation, review and audit by Parent, its Affiliates or their respective auditors of financial statements with respect to the Company, its Subsidiaries and their respective assets, liabilities and results of operations in order to allow Parent and such Affiliates to comply with their reporting obligations after the Closing Date under applicable Law), (ii) shall provide Parent and Parent’s Representatives (including, for the avoidance of doubt, AmTrust, NGHC and their respective Representatives) reasonable cooperation with respect to the foregoing and the consummation of the Related Business Acquisitions, and (iii) shall furnish promptly to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent or any of Parent’s Representatives may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, that the Company shall not be obligated to provide such access or information if doing so could violate applicable Law or a Contract or obligation of confidentiality owing to a third party, or waive the protection of an attorney-client privilege or other legal privilege (as long as the Company has used commercially reasonable efforts to obtain the consent of any third party required thereunder). Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege. All requests for information made pursuant to this Section 5.07 shall be directed to the Person designated by the Company. Until the Effective Time, the information provided will be subject to the terms of the letter agreement dated as of November 5, 2013, by and among the Company and AmTrust Financial Services, Inc. (as may in the future be amended from time to time, the “Confidentiality Agreement”).

(b) Without limiting Section 5.07(a), the Company will furnish to Parent, for the interim period from the date of this Agreement to the Closing Date, internally prepared, unaudited financial statements for the Company and its Subsidiaries for each monthly period completed prior to 31 days before the Closing Date.

SECTION 5.08. Indemnification and Insurance. (a) From and after the Effective Time, Parent shall cause the Surviving Company to, out of the assets of the Surviving Company (subject to Section 5.08(d) below), indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of

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the Company or of a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under clause (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), to the fullest extent that the Company and its Subsidiaries would be permitted or required to indemnify the Indemnitees under the Company Charter and bye-laws of the Company, and the organizational documents of any Subsidiary of the Company or any indemnity contract filed with the SEC prior to the Business Day immediately prior to the date of this Agreement. Without limiting the foregoing, Parent, from and after the Effective Time, shall cause, unless otherwise required by Law, the memorandum of association and bye-laws of the Surviving Company to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the Business Day immediately prior to the date of this Agreement in the Company Charter and bye-laws of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Effective Time, Parent shall cause the Surviving Company to, out of the assets of the Surviving Company (subject to Section 5.08(d) below), advance any expenses (including reasonable fees and expenses of legal counsel) of any Indemnitee under this Section 5.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.08) as incurred to the fullest extent that the Company and its Subsidiaries would be permitted or required to indemnify the Indemnitees under the Company Charter and the organizational documents of any Subsidiary of the Company or any indemnity contract filed with the SEC prior to the Business Day immediately prior to the date of this Agreement; provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such Person is not entitled to be indemnified.

(b) Parent shall cause the Surviving Company to not settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.08 for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such litigation claim or proceeding or such Indemnitee otherwise consents in writing to such settlement, compromise or consent.

(c) For the six-year period commencing immediately after the Effective Time, the Surviving Company shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the

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Effective Time become) covered by the Company’s directors’ and officers’ liability insurance policies on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date of this Agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a “tail” policy); provided, however, that, if the aggregate premium for such “tail” policy shall exceed 300% of the annual premium paid by the Company in its last completed fiscal year (such 300% threshold, the “Maximum Premium”), then Parent shall provide or cause to be provided a policy for the applicable individuals with the greatest coverage as shall then be available for a cost not exceeding the Maximum Premium. The Company may prior to the Effective Time purchase, for an aggregate amount not to exceed the aggregate Maximum Premium for six years, a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid “tail policy” has been obtained by the Company, it shall be deemed to satisfy all obligations of Parent and the Surviving Company to obtain insurance pursuant to this Section 5.08(c) and the Surviving Company shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(d) During the six-year period commencing immediately after the Effective Time, the Surviving Company shall not, and Parent shall not permit the Surviving Company to, pay any dividend, distribution or other amount to holders of its capital stock, repurchase or redeem any shares of its capital stock, or sell, transfer or dispose of any asset to an Affiliate at less than its fair value if the consolidated tangible net asset value of the Surviving Corporation and its Subsidiaries, calculated in accordance with GAAP, would be less than $70,000,000 following the payment of such dividend, distribution or other amount, the redemption or repurchase of such shares or the consummation of such sale, transfer or disposition.

(e) The provisions of this Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, by contract or otherwise. The obligations of Parent and the Surviving Company under this Section 5.08 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.08 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.08 applies shall be third-party beneficiaries of this Section 5.08).

(f) In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations thereof set forth in this Section 5.08.

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(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to or in substitution for any such claims under such policies.

SECTION 5.09. Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 5.10. Employee Matters. (a) For a period of one year following the Effective Time or, if longer, the time required by applicable Law, Parent shall provide, or shall cause the Surviving Company, AmTrust or NGHC, as applicable (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, AmTrust or NGHC, as applicable, its successors and assigns), to provide, each individual who is employed by the Company or any of its Subsidiaries immediately prior to the Effective Time (each, a “Company Employee”), for so long as such Company Employee is an employee of the Surviving Company, AmTrust or NGHC, as applicable, after the Effective Time, with (i) a base salary or wage rate at least equal to the Company Employees’ base salary or wage rate in effect as of immediately prior to the Effective Time and (ii) employee benefits (other than any incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) that are, in the aggregate, not, in any material respect, less favorable than the employee benefits (other than any incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) provided to similarly situated employees of Parent, AmTrust, NGHC or their respective Subsidiaries, as applicable. For the avoidance of doubt, no provision of this Agreement shall guarantee employment to any Company Employee for any period of time or preclude Parent, the Surviving Company, AmTrust or NGHC from terminating any such Company Employee for any reason.

(b) With respect to each Company Employee who (i) as of immediately prior to the Effective Time, is a participant in, covered by, or eligible for benefits under, a Company Plan that provides for severance benefits (a “Company Severance Pay Plan”) and (ii) whose employment with the Surviving Company, Company Subsidiaries and its Affiliates is involuntarily terminated in a severance-qualifying manner during the one (1) year period following the Effective Time, Parent shall provide, or shall cause the Surviving Company to provide, such Company Employee with severance benefits that are no less favorable, in the aggregate, than the severance benefits, if any, that would have been provided pursuant to the terms of the severance plan of the Company to such employees upon an involuntary severance-qualifying termination of employment immediately prior to the Effective Time; provided that no such severance benefits shall be provided to any Company Employee who is a party to a Company Employment Agreement that otherwise provides for severance benefits. For the avoidance of doubt, it is acknowledged that a transfer of employment between the Company, the Surviving Company, Parent, AmTrust, NGHC and/or any Affiliate of the foregoing shall not entitle an individual to severance hereunder or under any Company Severance Plan, and, effective prior to the Closing, the Company shall amend each Company Severance Plan to provide that there shall be no such entitlement.

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(c) With respect to all employee benefit plans of the Surviving Company and its Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Company or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Company, its successors and assigns); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service. Parent shall, or shall cause the Surviving Company to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Company or any of its Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Company to, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

(d) For the avoidance of doubt, for purposes of any Company Plan containing a definition of “change in control” or “change of control”, the occurrence of the Closing shall be deemed to constitute a “change in control” or “change of control.”

(e) (i) The Company shall cause each participant to be fully vested in his or her benefits under (A) the Tower Group, Inc. Deferred Compensation Plan, (B) the Tower Group International, Ltd. Short Term Performance Incentive Plan, and (C) any other Company Plan providing for deferred compensation within the meaning of Section 409A of the Code (collectively, the “Terminating Plans”) and (ii) the Company shall, in accordance with applicable Law, terminate each of the Terminating Plans effective immediately prior to, but conditioned on the occurrence of, the Effective Time.

(f) The provisions of this Section 5.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.10 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, provide any Person with a right to employment or continued employment for any specified period and, except as otherwise explicitly provided for in this Agreement, no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.

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SECTION 5.11. Notification of Certain Matters; Shareholder Litigation. (a) Each of the Company and Parent will promptly notify the other of:

(i) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(ii) any written notice or other written communication from any Governmental Authority in connection with the Transactions;

(iii) any actions, suits, claims or proceedings commenced or, to its Knowledge, threatened against, or, to its Knowledge, any investigation, in each case relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement;

(iv) any inaccuracy of any representation or warranty of that party contained in this Agreement of which it obtains Knowledge at any time between the date hereof and the Closing Date that could reasonably be expected to cause the conditions set forth in Section 6.02(a) or Section 6.03(a) not to be satisfied; and

(v) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder of which it has Knowledge and that could reasonably be expected to cause the conditions set forth in Section 6.02(b) or Section 6.03(b) not to be satisfied;

provided, however, that the delivery of any notice pursuant to this Section 5.11 will not affect or be deemed to modify any representation or warranty made by any party hereunder or limit or otherwise affect the remedies available hereunder to the party receiving such notice, and no failure of any party to give notice as contemplated by this Section 5.11 will, in and of itself, cause the failure of any of the conditions set forth in Article VI.

(b) Without limiting any other provision hereof, the Company will (a) promptly advise Parent of any proceeding, suit or action commenced after the date hereof against the Company or any of its officers or directors (in their capacities as such) by any Registered Shareholder (on their own behalf or on behalf of the Company) relating to this Agreement, the Merger or the other Transactions contemplated hereby (each, a “Stockholder Litigation”), (b) keep Parent reasonably informed regarding any such Stockholder Litigation, (c) give Parent the opportunity to participate in such Stockholder Litigation, consult with counsel to the Company regarding the defense or settlement of any such Stockholder Litigation and consider Parent’s views with respect to such Stockholder Litigation, and (d) not settle any such Stockholder Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

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SECTION 5.12. Parent Vote. (a) Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Company Shares beneficially owned by it or any of its Subsidiaries or with respect to which it or any of its Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted or to provide a consent, in favor of the approval of this Agreement, the Statutory Merger Agreement and the Merger at any meeting of shareholders of the Company at which this Agreement, the Statutory Merger Agreement and the Merger shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of shareholders of the Company by consent in lieu of a meeting).

(b) Immediately after the execution and delivery of this Agreement, Parent shall execute and deliver, in accordance with Section 106 of the Bermuda Companies Act and in its capacity as the sole shareholder of Merger Sub, a written resolution (as permitted by section 77A of the Bermuda Companies Act) approving this Agreement, the Statutory Merger Agreement and the Merger.

SECTION 5.13. Stock Exchange De-listing. Each of the Company and Parent shall use their respective reasonable best efforts to cause the Company’s securities to be de-listed from the NASDAQ and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.14. Convertible Notes. If the 5.00% Convertible Senior Notes, due 2014 (the “Convertible Notes”) that were issued by Tower Group Inc. (“TGI”) pursuant to the terms of the Indenture, dated as of September 20, 2010, by and between TGI and U.S. Bank National Association, as trustee (the “Convertible Notes Indenture”), remain outstanding as of the Effective Time, Parent will, as of the Effective Time, issue a guarantee and, if necessary or advisable, enter into a supplemental indenture pursuant to the terms of the Convertible Notes Indenture containing such provisions that may be required or are advisable as a result of the Merger and, in particular, providing for the guarantee by Parent of TGI’s obligations under the Convertible Notes Indenture and the Convertible Notes following the Effective Time.

ARTICLE VI.

Conditions Precedent

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect restraining, enjoining or otherwise prohibiting consummation of the Merger and no applicable Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that prohibits or makes illegal or otherwise restrains the consummation of the Merger (collectively, “Restraints”).

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SECTION 6.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.02(a) and Section 3.02(b) shall be true and correct in all but de minimis respects, except for changes resulting from the exercise of Company Options existing as of the date of this Agreement, (ii) set forth in Section 3.01, Section 3.02(c), Section 3.02(d), Section 3.03, Section 3.14 and Section 3.24 (in each case disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) set forth in this Agreement, other than those Sections specifically identified in clause (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time, including, without limitation, the deliverables required to be filed with the Registrar in accordance with section 108(2) of the Bermuda Companies Act, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) Other Approvals. The authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, the Governmental Authorities set forth in Section 6.02(c) of the Company Disclosure Schedule shall have been filed, have occurred or been obtained, in each case without the imposition of any Burdensome Condition.

(d) No Material Adverse Effect. Since the date of this Agreement there shall not have been any effect, change, event or occurrence that has had, or is reasonably likely to have, a Material Adverse Effect.

(e) Dissenting Shareholders. Registered Shareholders owning in excess of fifteen percent (15%) of the Company’s issued and outstanding share capital shall not have dissented to the Transactions and registered a claim in respect of same in accordance with section 106(6) of the Bermuda Companies Act.

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(f) Insolvency Event. Since the date of this Agreement, no Insolvency Event with respect to the Company, any Company Insurance Subsidiary, Tower Corporate Capital 1 Limited, New Jersey Skylands Insurance Association or Mountain Valley Indemnity Company shall have occurred. “Insolvency Event” shall mean any of the following:

(i) a Governmental Authority files any petition or commences any case or proceeding under applicable Law relating to insolvency, bankruptcy, rehabilitation, liquidation, conservatorship, supervision, receivership or reorganization, or institutes a proceeding seeking any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights against such Person, or such Person consents to or commences any such petition, case or proceeding;

(ii) such Person has an order for relief entered against it under applicable Law relating to insolvency, bankruptcy, rehabilitation, liquidation, conservatorship, supervision, receivership or reorganization that, in respect of this clause (ii), results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up, rehabilitation or liquidation (including any application by an Insurance Regulator having authority over it for an order of rehabilitation, liquidation, dissolution of its corporate existence or similar action);

(iii) a court of competent jurisdiction, an Insurance Regulator or any other state or federal regulatory authority having actual jurisdiction over the such Person, enters an order, judgment or decree (A) appointing a custodian, trustee, agent, liquidator, conservator, supervisor, rehabilitator or receiver for such Person or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of such Person (or the taking of possession of all or any material portion of the property of such), which order, judgment or decree results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up, rehabilitation or liquidation; or

(iv) with respect to any U.S.-domiciled Company Insurance Subsidiary, its Total Adjusted Capital is less than its Company Action Level risk-based capital, as such terms are defined in the model risk-based capital act of the National Association of Insurance Commissioners and as such amounts may be determined by the Company from time to time upon the reasonable request of Parent (if such determination can practically be made at such time).

(g) All Liens on shares of capital stock of each Subsidiary of the Company, including all Liens granted pursuant to the agreement(s) set forth in Section 3.02(e) of the Company Disclosure Schedule, shall have been fully released and evidence of such release, in form and substance reasonably satisfactory to Parent, shall have been delivered to Parent.

SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

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(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with their respective obligations required to be performed or complied with by them under this Agreement at or prior to the Effective Time, including, without limitation, the deliverables required to be filed with the Bermuda Registrar in accordance with section 104A of the Bermuda Companies Act, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent to such effect.

(c) Other Approvals. The authorizations, consents, orders or approvals of, or declarations or filings with, and the expirations of waiting periods required from, the Governmental Authorities set forth in Section 6.03(c) of the Company Disclosure Schedule shall have been filed, have occurred or been obtained.

SECTION 6.04. Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was caused by the failure of the Company to perform in all material respects any of its obligations under this Agreement. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement.

ARTICLE VII.

Termination

SECTION 7.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval (except as otherwise expressly noted):

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors;

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before September 30, 2014 (the “Walk-Away Date”); provided that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the

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failure of such party to perform any of its obligations under this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii) if any Restraint having the effect set forth in Section 6.01(b) shall be in effect and, if applicable, shall have become final and non-appealable; or

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(c) by Parent:

(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured prior to the earlier of (x) 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent and (y) the Walk-Away Date, or if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from Parent (or in any event has not been cured by the Walk-Away Date); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(ii) prior to receipt of the Company Shareholder Approval, if the Board of Directors of the Company shall have effected an Adverse Recommendation Change;

(iii) on or prior to April 17, 2014, if the Proxy Statement is not filed with the SEC on or prior to March 3, 2014;

(iv) if the Company Shareholders Meeting is not convened and held (with no further adjournment, recess, reconvening or postponement) on or prior to August 15, 2014;

(v) if the Company or any Subsidiary of the Company shall have breached in any material respect any of the material covenants set forth in either of the Quota Share Reinsurance Agreements, which material breach or failure to perform is not cured by the earlier of (x) the date on which it is required to be cured under the applicable Quota Share Reinsurance Agreement and (y) the Walk-Away Date; or

(vi) if any insurance regulatory approvals required to be obtained by the Company or any of its Subsidiaries in respect of the Quota Share Reinsurance Agreements, including any required approval of the form of cut-through policy endorsement thereunder, shall not have been obtained on or prior to January 17, 2014;

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provided, that Parent shall not have the ability to terminate this Agreement pursuant to this Section 7.01(c)(vi) if (1) all such approvals are obtained prior to the date on which Parent seeks to exercise such termination right or (2) Parent fails to exercise such termination right prior to February 17, 2014; or

(d) by the Company:

(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured prior to the earlier of (x) 30 calendar days following receipt by the Company of written notice of such breach or failure to perform from the Company and (y) the Walk-Away Date, or if capable of being cured, shall not have been cured within 30 calendar days following receipt by Parent and Merger Sub of written notice of such breach or failure to perform from the Company (or in any event has not been cured by the Walk-Away Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder;

(ii) prior to receipt of the Company Shareholder Approval, in connection with entering into a Company Acquisition Agreement in accordance with clause (x) of the last sentence of Section 5.02(d); provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(ii) if the Company has been, or is at the time of such termination is, in material breach of its covenants and agreements set forth in Section 5.02; and, provided, further, that prior to or concurrently with such termination the Company pays the amounts due under Section 7.03; or

(iii) if the Guarantor shall have breached any of its representations, warranties or covenants under the Guarantee in any material respect, which breach or failure to perform is incapable of being cured prior to the earlier of (x) 30 calendar days following receipt by the Guarantor of written notice of such breach or failure to perform from the Company and (y) the Walk-Away Date, or if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Guarantor of written notice of such breach or failure to perform from the Company (or in any event has not been cured by the Walk-Away Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(iii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than this Section 7.02, Section 7.03, Article VIII and the Confidentiality Agreement, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub

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or the Company or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the sections specified in the immediately preceding parenthetical that survive such termination and (b) that no such termination shall relieve any party from liability for any willful and material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement or fraud. For purposes hereof, “willful and material breach” means a material breach by a party of the applicable provision of this Agreement as a result of an action or failure to act by such Person that it knew would result in a breach of this Agreement.

SECTION 7.03. Termination Fee. (a) In the event that: (i)(A) a Takeover Proposal shall have been publicly made, proposed or communicated (and not withdrawn) after the date of this Agreement and prior to the Company Shareholders Meeting (or prior to the termination of this Agreement if there has been no Company Shareholders Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) (prior to obtaining the Company Shareholder Approval) or Section 7.01(b)(iii) and (C) within nine (9) months of the date this Agreement is terminated, the Company enters into a Company Acquisition Agreement with respect to a Takeover Proposal or a Takeover Proposal is consummated (whether or not such Takeover Proposal was the same Takeover Proposal referred to in clause (A)); provided, that for purposes of clause (C) of this Section 7.03(a)(i), the references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “50%”;

(ii) this Agreement is terminated by the Company pursuant to Section 7.01(d)(ii);

(iii) this Agreement is terminated by Parent pursuant to Section 7.01(c)(ii); or

(iv) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(iii) and the Board of Directors of the Company shall have effected an Adverse Recommendation Change prior to the Company Shareholders Meeting;

then, in any such event under clause (i), (ii), (iii) or (iv) of this Section 7.03(a), the Company shall pay the Company Termination Fee to Parent or its designee by wire transfer of same-day funds (x) in the case of Section 7.03(a)(iii) and Section 7.03(a)(iv), within two Business Days after such termination, (y) in the case of Section 7.03(a)(ii), prior to or simultaneously with such termination or (z) in the case of Section 7.03(a)(i), two Business Days after the consummation of a Takeover Proposal; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” shall mean a nonrefundable cash amount equal to $8,180,000, net of any amounts paid by the Company to Parent pursuant to Section 7.03(b). In the event that Parent or its designee shall receive full payment of (x) the Company Termination Fee pursuant to this Section 7.03(a) upon termination of this Agreement in the manner set forth in Section 7.03(a)(i), (ii), (iii) or (iv), together with any reimbursement of applicable expenses pursuant to Section 7.03(c), or (y) the Parent Expenses pursuant to Section 7.03(b) upon termination of this Agreement in the manner set forth in Section 7.03(b), together with any reimbursement of applicable expenses pursuant to Section 7.03(c) and any amounts subsequently due pursuant to Section 7.03(a)(i) and, as related thereto, Section 7.03(c), as applicable, shall be the sole and

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exclusive remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members or Affiliates arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination.

(b) In the event that this Agreement is terminated (i) by either Parent or the Company pursuant to Section 7.01(b)(iii) and the Board of Directors of the Company shall not have effected an Adverse Recommendation Change prior to the Company Shareholders Meeting, or (ii) by Parent pursuant to Section 7.01(c)(iii) or Section 7.01(c)(iv), the Company shall pay Parent or one or more Persons designated by Parent all reasonable and documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective Affiliates in connection with the Transactions and the Related Transactions, in an amount not to exceed $2,000,000 in the aggregate (the “Parent Expenses”).

(c) Each of the parties hereto acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that without these agreements, the other parties hereto would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 7.03, and, in order to obtain the payment, Parent commences an Action which results in a judgment against the Company for the payment set forth in this Section 7.03, the Company shall pay Parent for its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

ARTICLE VIII.

Miscellaneous

SECTION 8.01. No Survival of Representations, Warranties, Covenants and Agreements. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II and Section 5.08 shall survive the Effective Time. No other representations, warranties, covenants or agreements in this Agreement shall survive the Effective Time.

SECTION 8.02. Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Merger and this Agreement by the Registered Shareholders, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the Registered Shareholders without such approval.

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SECTION 8.03. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub, on the one hand, and the Company, on the other hand, each shall be deemed a single party for purposes of the foregoing). Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail in PDF form), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Schedule, together with the Confidentiality Agreement and the Guarantee Agreement, together constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies, except that: (a) if the Effective Time occurs, (A) the Registered Shareholders will be express third party beneficiaries of this Agreement with respect to the provisions of this Agreement relating to the payment of the Merger Consideration and (B) the holders of the Company Options, Company RSUs and Company Restricted Shares will be express third party beneficiaries of this Agreement with respect to the provisions of this Agreement relating to the payment of the consideration payable with respect thereto; and (b) the Indemnitees are express third party beneficiaries of this Agreement with respect to the terms of Section 5.08.

SECTION 8.07. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger.

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(b) All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the United States District Court for the Southern District of New York and any Federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 8.07(b) shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 8.08. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company or Parent to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.07(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.09. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE

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UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to it at:

ACP Re Limited

PO Box HM 242

Hamilton HM AX, Bermuda

Attn: Chief Financial Officer

Email: bermuda@ngic.com

with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:	Ernest S. Wechsler
Daniel A. Rabinowitz
Facsimile:	212-715-8000
Email:	EWechsler@kramerlevin.com
DRabinowitz@kramerlevin.com

If to the Company, to:

Tower Group International, Ltd.

120 Broadway (31st Floor)

New York, New York 10271

Attention: Elliot S. Orol

Facsimile: (212) 202-3987

Email: eorol@twrgrp.com

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with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:	John M. Schwolsky
Alexander M. Dye
Facsimile:	212-728-8111
Email:	jschwolsky@willkie.com
adye@willkie.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.11. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 8.12. Definitions. (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Action” means any legal, administrative or arbitral proceeding, suit, investigation or arbitration or action.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable non-U.S. antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

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“Applicable SAP” means, with respect to any Company Insurance Subsidiary, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable Insurance Regulator under applicable Insurance Law.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or Hamilton, Bermuda, are authorized or required by Law to be closed.

“Company Charter” means the Company’s memorandum of association, as amended to the date of this Agreement.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA covering current or former directors, officers or employees that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability, other than any such employee pension benefit plan required by applicable Law.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former directors, officers or employees, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) a Company Pension Plan, (iii) a Company Share Plan or (iv) a fringe benefit, bonus, incentive, deferred compensation, retention profit-sharing, retirement, post-retirement, vacation, severance or termination pay, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability, other than, in each case, any such plan, program, policy, agreement or other arrangement required by applicable Law.

“Company Share Plans” means any share option, share purchase, share appreciation right or other share-based compensation agreement, program or plan of the Company.

“Dissenting Shareholder” means a holder of Company Shares who did not vote in favor of the Merger and who complies with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Shares to require appraisal of their Company Shares under Bermuda Law.

“Dissenting Shares” means any Company Share held by a Dissenting Shareholder.

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“Encumbrance” means any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third-party right or encumbrance of any kind or nature.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, whether Federal, national, provincial, state, local or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Insurance Law” means all Laws applicable to the business of insurance or the regulation of insurance companies, whether Federal, national, provincial, state, local or multinational, and all applicable orders, directives of, and market conduct recommendations resulting from market conduct examinations of, Insurance Regulators.

“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under Insurance Laws.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application, patent right; any trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name; any copyright, copyright registration, design, design registration, database rights; any internet domain names; or any right to any of the foregoing.

“IRS” means the Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation, used by the Company or its Subsidiaries in the conduct of their business as presently conducted.

“Knowledge” means, (i) with respect to the Company, the knowledge of the individuals listed on Section 8.12 of the Company Disclosure Schedule, after reasonable investigation, and (ii) with respect to Parent or Merger Sub, the knowledge of any of the individuals listed on Schedule 8.12, after reasonable investigation.

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“Liens” means any pledges, liens, charges, mortgages, Encumbrances or security interests of any kind or nature.

“Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate with all other effects, changes, events or occurrences, has a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur except, with respect to items (i), (ii), (v) and (viii), to the extent such item has a disproportionate effect on the Company or any of its Subsidiaries as compared to the companies listed in the most recent proxy statement filed by the Company with the SEC prior to the date hereof as the Company’s “peer group”: any effect, change, event or occurrence that results from or arises in connection with (i) changes or conditions generally affecting the property catastrophe insurance industry in the geographic regions in which the Company and its Subsidiaries operate or underwrite insurance, including natural disasters and catastrophe events, (ii) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (iii) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or such ratings of any of the Company’s or its Subsidiaries’ businesses, (iv) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (v) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or man-made disaster, (vi) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions and the Related Transactions, including the impact thereof on the relationships of the Company or any of its Subsidiaries with employees, labor unions, customers, brokers, agents, financing sources, business partners, regulators or reinsurance providers, and including any lawsuit, action or other proceeding with respect to the Transactions, (vii) any change, in and of itself, in the market price or trading volume of the Company’s or any of its Subsidiaries’ securities, (viii) any change in applicable Law, regulation, GAAP (or authoritative interpretation thereof) or in Applicable SAP, including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board, (ix) any action required to be taken by the Company, or that the Company is required to cause one of its Subsidiaries to take, pursuant to, or any failure of the Company or any of its Subsidiaries to take an action prohibited by, the terms of this Agreement or the Quota Share Reinsurance Agreements, (x) the cancellation or termination of any policies or contracts of insurance written by any of the Company Insurance Subsidiaries, the termination or commutation of any reinsurance assumed by any Company Insurance Subsidiary or the failure of any Company Insurance Subsidiary, or all of them, to write or renew any insurance or reinsurance business or (xi) any failure by the Company to file or furnish any report, schedule, form, statement or other document or information required to be filed by the Company with, or furnished by the Company to, the SEC; provided, however, that with respect to clauses (iii), (iv), (vii) and (xi), the underlying reasons for (w) the change or announcement of potential change in the Company’s or any of its Subsidiaries’ credit, financial strength or claim paying ratings or such ratings of any of the Company’s or its Subsidiaries’

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businesses, (x) the failure to meet such projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, (y) the change in the market price or trading volume of Company’s or any of its Subsidiaries’ securities or (z) the failure by the Company to file or furnish any report, schedule, form, statement or other document or information required to be filed by the Company with, or furnished by the Company to, the SEC, may be considered.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with such Person’s past practice, subject to the terms and conditions of this Agreement, the Quota Share Reinsurance Agreements and the other Contracts relating to the Related Transactions, and to compliance with the covenants set forth herein and therein, including those set forth in Section 5.01(b) of this Agreement.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would, individually or in the aggregate, prevent or materially delay, interfere with, hinder or impair (i) the consummation by Parent or Merger Sub of any of the Transactions on a timely basis or (ii) the compliance by Parent or Merger Sub with its obligations under this Agreement.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which accruals or reserves have been established on the consolidated balance sheet of the Company most recently filed with the SEC, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the Ordinary Course of Business and for which adequate accruals or reserves have been established on the consolidated balance sheet of the Company most recently filed with the SEC, (iii) Liens granted in the Ordinary Course of Business of the Company or its Subsidiaries on cash and cash equivalent instruments or other investments, of the following types (A) in connection with (1) pledges of such instruments or investments to collateralize letters of credit delivered by the Company or its Subsidiaries for the benefit of ceding companies, (2) the creation of trust funds for the benefit of ceding companies, (3) deposit liabilities under funds-withheld reinsurance, (4) statutory deposits, (5) ordinary-course securities lending and short-sale transactions in accordance with Investment Guidelines and (B) with respect to investment securities held in the name of a nominee, custodian or other record owner in accordance with applicable Law, (iv) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, (v) Liens created by the actions of Parent or any of its Affiliates, (vi) transfer restrictions imposed by Law and (vii) such other Liens, Encumbrances or imperfections that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, Encumbrance or imperfection.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

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“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 13, 2013, by and among the Company and certain shareholders of the Company.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (x) the value of all “liabilities of such Person, including a reasonable estimate of contingent and other liabilities,” as of such date, as such terms are generally determined in accordance with applicable Law governing determinations of the insolvency of debtors, and (y) the amount that will be required to pay the probable liabilities of such Person with respect to its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities” means that such Person will be able to generate enough cash to meet its obligations as they become due.

“Statutory Merger Agreement” means the Statutory Merger Agreement in the form attached hereto as Exhibit A to be executed and delivered by the Company and Merger Sub contemplated by the terms hereof.

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger, but not including any Related Transaction.

(b) The following terms are defined on the page of this Agreement set forth after such term below:

Terms Not Defined in Section 8.12(a)	Section

Acceptable Confidentiality Agreement	Section 5.02(f)
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
AmTrust	Recitals
Bankruptcy and Equity Exception	Section 3.03(a)

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Bermuda Companies Act	Section 1.01
BMA	Section 5.04(a)
Bonus Accrued Amount	Section 3.10(i)
Book-Entry Shares	Section 2.01(c)
Burdensome Condition	Section 5.04(a)
Capitalization Date	Section 3.02(a)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.02
Closing	Section 1.06
Closing Date	Section 1.06
Code	Section 2.02(f)
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board Recommendation	Section 3.03(a)
Company Disclosure Schedule	Article III
Company Employee	Section 5.10(a)
Company Financial Advisors	Section 3.22
Company Insurance Approvals	Section 3.04
Company Insurance Subsidiary	Section 3.17
Company Option	Section 2.03(a)
Company Reinsurance Contracts	Section 3.20(a)
Company RSU	Section 2.03(b)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Shareholder Approval	Section 3.03(d)
Company Shareholders Meeting	Section 5.03(a)
Company Shares	Section 2.01
Company Statutory Statements	Section 3.18(a)
Company Termination Fee	Section 7.03(a)
Confidentiality Agreement	Section 5.07
Contract	Section 3.03(c)
Convertible Notes	Section 5.14
Convertible Notes Indenture	Section 5.14
Effective Time	Section 1.02
Exchange Act	Section 3.02(c)
Exchange Fund	Section 2.02(a)
Filed SEC Documents	Article III
Guarantee	Recitals
Guarantor	Recitals
Indebtedness	Section 5.01(a)(ii)
Indemnitee	Section 5.08(a)
Indemnitees	Section 5.08(a)
Insurance Reserves	Section 3.21
Intervening Event	Section 5.02(d)
Investment Assets	Section 3.12
Investment Guidelines	Section 3.12

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Laws	Section 3.08
Material Contract	Section 3.16(a)
Maximum Premium	Section 5.08(c)
Merger	Recitals
Merger Application	Section 1.02
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Merger Sub Shares	Section 2.01
Merger	Recitals
NGHC	Recitals
Parent	Preamble
Parent Expenses	Section 7.03(c)
Parent Insurance Approvals	Section 4.03
Paying Agent	Section 2.02(a)
Permits	Section 3.08
Permitted Transfer of Value	Section 5.04(a)
Proxy Statement	Section 3.04
Quota Share Reinsurance Agreements	Recitals
Registrar	Section 1.02
Related Business Acquisitions	Recitals
Related Transactions	Recitals
Restraints	Section 6.01(c)
SEC	Section 3.04
Securities Act	Section 3.02(e)
Severance Accrued Amount	Section 3.10(i)
Specified Period	Section 7.01(c)(vi)
Superior Proposal	Section 5.02(h)
Surviving Company	Section 1.01
Surviving Company Shares	Section 2.01(a)
Takeover Law	Section 3.14
Takeover Proposal	Section 5.02(g)
Tax	Section 3.09(i)
Tax Returns	Section 3.09(i)
Terminating Plans	Section 5.10(d)
TGI	Section 5.14
Transfer Taxes	Section 5.05
Walk-Away Date	Section 7.01(b)(i)

SECTION 8.13. Fees and Expenses. Whether or not either Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.

SECTION 8.14. Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table

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of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in compliance with this Agreement and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Laws. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would be reasonably likely to have, a Material Adverse Effect.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

TOWER GROUP INTERNATIONAL, LTD.,

By:	/s/ Michael H. Lee
Name:	Michael H. Lee
Title:	Chairman, President and Chief Executive Officer

ACP RE, LTD.

By:	/s/ Michael Karfunkel
Name:	Michael Karfunkel
Title:	Chairman

LONDON ACQUISITION COMPANY LIMITED

By:	/s/ Michael Weiner
Name:	Michael Weiner
Title:	Director

[Signature Page to Agreement and Plan of Merger]

Annex B

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of January 3, 2014 (this “Agreement”), between ACP Re, Ltd., a Bermuda exempted company, (“Parent”), and Mr. Michael H. Lee (“Shareholder”), solely in Shareholder’s capacity as an owner of common shares, par value $0.01 per share (“Company Shares”), of Tower Group International, Ltd., a Bermuda exempted company (the “Company”), and not in any other capacity.

WHEREAS, on January 3, 2014, Parent, the Company and London Acquisition Company Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Shareholder enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Agreement to Vote. Subject to Section 6, at every meeting of the shareholders of the Company, and at every postponement or adjournment thereof, Shareholder irrevocably agrees to appear at such meeting and vote (in person or by proxy) all Voting Shares (as hereinafter defined) entitled to be voted thereat or to cause all Voting Shares to be voted: (i) in favor of the adoption of the Merger Agreement; (ii) against any Takeover Proposal; (iii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; (iv) against any proposal made in opposition to or in competition with the Merger or the transactions contemplated by the Merger Agreement; (v) in favor of any adjournment or postponement of the Company Shareholders Meeting with respect to the Merger Agreement and the Merger if there are not sufficient votes for the approval of the Merger Agreement; and (vi) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the shareholders of the Company. Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

2. Grant of Proxy. In furtherance of the agreements contained in Section 1 of this Agreement and as security for such agreements, Shareholder hereby irrevocably appoints Parent, the executive officers of Parent, and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of Shareholder, for and in the name, place and stead of Shareholder, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote all Voting Shares: (i) in favor of the adoption of the

Merger Agreement; (ii) against any Takeover Proposal; (iii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled; (iv) against any proposal made in opposition to or in competition with the Merger or the transactions contemplated by the Merger Agreement; (v) in favor of any adjournment or postponement of the Company Shareholders Meeting with respect to the Merger Agreement and the Merger if there are not sufficient votes for the approval of the Merger Agreement; and (vi) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and voted upon by the shareholders of the Company. THIS PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

3. Representations and Warranties of Shareholder. Parent acknowledges that neither Shareholder nor any person on behalf of Shareholder makes any representation or warranty, whether express or implied, of any kind or character, except as expressly set forth in this Agreement. Shareholder represents and warrants, as of the date hereof, that:

(a) (i) Shareholder is the beneficial owner of, and has the sole power to vote, 6,969,479 Company Shares (which, together with any shares of Company Shares over which Shareholder acquires record ownership or beneficial ownership on or after the date of this Agreement, are referred to as the “Voting Shares”); (ii) the most recent report filed by or on behalf of Shareholder with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, is accurate in all material respects; and (iii) no proxies, if heretofore given in respect of any or all of the Voting Shares, are irrevocable, and any such proxies have heretofore been revoked;

(b) (i) Shareholder has the full legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby and (ii) this Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and

(c) (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Shareholder for the execution and delivery of this Agreement by Shareholder and, except as contemplated by the Merger Agreement, the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (x) result in the creation of a lien on any of the Voting Shares or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of the Voting Shares, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Shareholder to perform Shareholder’s obligations hereunder.

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4. Representations and Warranties of Parent. Shareholder acknowledges that neither Parent nor any person on behalf of Parent makes any representation or warranty, whether express or implied, of any kind or character, except as expressly set forth in this Agreement. Parent represents and warrants, as of the date hereof, that:

(a) (i) Parent is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent; and (iii) this Agreement has been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally and general principles of equity, including good faith and fair dealing, regardless of whether in a proceeding at equity or at law); and

(b) (i) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this Agreement by Parent and, except as contemplated by the Merger Agreement, the consummation by Parent of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) result in the creation of a lien on any of its assets, (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its assets, or (z) contravene, conflict with, or result in any violation or breach of any provision of its certificate of incorporation or bylaws, except in the case of (x) or (y) for liens, violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform Parent ‘s obligations hereunder.

5. Remedies. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction without any requirement to post a bond. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6. Termination. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all rights and obligations of the parties under this Agreement shall terminate and cease to have any force or effect, without any further action by any party, upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time (such earliest occurrence, the “Expiration Time”), except for the provisions of Section 10, which shall survive the Expiration Time. Nothing in this Section 6 shall relieve any party of liability for any knowing and deliberate breach of this Agreement.

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7. Transfer of Shares. Except as contemplated by the Merger Agreement, Shareholder agrees that it shall not, directly or indirectly, on or after the date hereof: (i) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Voting Shares or otherwise agree to do any of the foregoing (each, a “Transfer”); (ii) deposit any Voting Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement; (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Voting Shares; or (iv) knowingly take any action that would make any representation or warranty of Shareholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling Shareholder from performing Shareholder’s obligations hereunder. Notwithstanding the foregoing, Shareholder may Transfer any or all of the Voting Shares to any person who shall have executed and delivered to Parent a joinder to this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement.

8. Agreement Solely as Shareholder. Notwithstanding anything in this Agreement to the contrary, Shareholder is not entering into this Agreement or making any agreement herein in any capacity other than as record holder or beneficial owner of the Voting Shares, and nothing herein shall be construed to limit or affect any action or inaction by Shareholder, in Shareholder’s capacity as a director, officer or fiduciary of the Company (or a Company Subsidiary), and any such action or inaction shall not be deemed to be a breach of this Agreement.

9. Non-Solicitation. Shareholder shall not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal, request or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person, in connection with, or for the purpose of, encouraging or facilitating a Takeover Proposal or (C) enter into any letter of intent, agreement or agreement in principle with respect to a Takeover Proposal, in each case except in his capacity as an officer of the Company to the extent that at such time the Company is permitted to take such action pursuant to Section 5.02 of the Merger Agreement.

10. Miscellaneous.

(a) Notices. Any notice, request, instruction or other communication provided to a party pursuant to this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile, if to Parent, to the address or facsimile number set forth in the Merger Agreement, or if to Shareholder, to the address or facsimile number set forth below Shareholder’s name on the signature page hereto, or to such other persons, addresses or facsimile numbers as may be designated in writing by the party entitled to receive such communication as provided above. Each such communication will be effective (i) if delivered by hand or overnight courier service, when such delivery is made at the address specified on the signature page hereto, or (ii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereto and appropriate confirmation is received.

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(b) Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or part (whether by operation of law or otherwise), without the prior written consent of the other party hereto and any attempt to do so shall be null and void; provided, that Shareholder may assign it rights and obligations hereunder, other than its obligations under Section 8, in connection with any Transfer of Voting Shares that complies with the terms of Section 7.

(c) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any Federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 10(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

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(f) Counterparts; Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic mail in .PDF form and such facsimiles or .PDFs will be deemed as sufficient as if actual signature pages had been delivered.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(i) Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(j) Entire Agreement. This Agreement and the agreements referred to herein constitute the full and entire understanding and agreement between the parties and supersedes all prior written or oral agreements and understandings between the parties with respect to the subject matter hereof.

[signature page follows]

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IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be executed as of the date first written above.

ACP RE, LTD.

By:	/s/ Michael Weiner
Name: Michael Weiner
Title: CFO

MICHAEL H. LEE

/s/ Michael H. Lee

120 Broadway
31st Floor
New York, NY 10271

Fax: (646) 607-9455

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Annex C

January 3, 2014

The Board of Directors

Tower Group International, Ltd.

Crown House, 3rd Floor

4 Par-la-Ville Road

Hamilton, HM 08, Bermuda

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Tower Group International, Ltd. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of ACP Re, Ltd. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and a subsidiary of the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $3.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated January 3, 2014 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies in the same or similar industries and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We express no view or opinion as to any terms or other aspects of the quota share reinsurance agreements to be entered into by the Company and each of AmTrust Financial Services, Inc. (“AmTrust”) and National General Holdings Corporation concurrently with the Agreement, as more fully described in the Agreement. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and with an affiliate of the Acquiror, AmTrust, for which we and such affiliates have received customary compensation. Such services during such period have included acting as (i) joint bookrunner on AmTrust’s offering of debt securities in August 2013, (ii) joint bookrunner on AmTrust’s offering of preferred stock in June 2013, (iii) lead left arranger on AmTrust’s credit facility in August 2012 and (iv) joint lead arranger on a revolving credit facility for a subsidiary of the Company in February 2012 and an amendment to the facility in November 2012. In addition, our commercial banking affiliate provides certain treasury and cash management services to the Company and AmTrust and is an agent bank and a lender under an outstanding credit facility of AmTrust, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or AmTrust for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex D

Merrill Lynch, Pierce, Fenner & Smith Incorporated

January 3, 2014

The Board of Directors

Tower Group International, Ltd.

Bermuda Commercial Bank Building, 2nd Floor

19 Par-la-Ville Road

Hamilton, HM 11

Bermuda

Members of the Board of Directors:

We understand that Tower Group International, Ltd. (“Tower”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among Tower, ACP Re, Ltd. (“Buyer”), a 99.99%-owned subsidiary of The Michael Karfunkel 2005 Grantor Retained Annuity Trust (the “Trust”), and London Acquisition Company Limited, a wholly owned subsidiary of Buyer (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Tower (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Tower (“Tower Common Stock”), other than the Dissenting Shares (as defined in the Agreement), will be automatically canceled and converted into the right to receive $3.00 in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Tower Common Stock (other than Buyer and Buyer’s affiliates) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Tower;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Tower furnished to or discussed with us by the management of Tower, including certain financial forecasts relating to Tower prepared by or at the direction of and approved by the management of Tower (such forecasts, “Tower Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Tower with members of senior management of Tower;

(4)	reviewed the trading history for Tower Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of Tower with similar information of other companies we deemed relevant;

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

Tower Group International, Ltd.

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)	considered the fact that Tower publicly announced that it would explore its strategic alternatives and the results of the efforts of JP Morgan Securities LLC on behalf of Tower to solicit, at the direction of Tower, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Tower;

(8)	reviewed a draft, dated January 3, 2014, of the Agreement and a draft, dated January 3, 2014 of the Guaranty between the Trust and Tower; and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Tower that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Tower Forecasts, we have been advised by Tower, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Tower as to the future financial performance of Tower. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Tower, nor have we made any physical inspection of the properties or assets of Tower. We have not evaluated the solvency or fair value of Tower or Buyer under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses and we have not made an independent evaluation of the adequacy of the reserves of Tower. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the losses and loss adjustment expense reserves for Tower. We have assumed, at the direction of Tower, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Tower or the contemplated benefits of the Merger. We also have assumed, at the direction of Tower, that the final executed Agreement will not differ in any material respect from the draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein) or any other related transaction, including, without limitation, the form or structure of the Merger, the Support Agreement entered into between Tower and Michael H. Lee, Tower’s chief executive officer, the Quota Share Reinsurance Agreements entered into between Tower’s insurance subsidiaries, on the one hand, and each of AmTrust Financial Services, Inc. and National General Holdings Corp., on the other hand (the “Quota Share Agreements”) or any other agreements related to the sale of Tower. We have assumed that none of the ancillary documents related to the transaction, including without limitation, the Quota Share Agreements, will adversely affect Tower’s rights, benefits and obligations under the Agreement. As you are aware, we were not requested

The Board of Directors

Tower Group International, Ltd.

to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Tower. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of Tower Common Stock (other than Buyer and Buyer’s affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Tower or in which Tower might engage or as to the underlying business decision of Tower to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of Tower in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Tower has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Tower, Buyer and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Tower and have received, or in the future may receive, compensation for the rendering of these services, including (i) having acted as joint lead arranger and joint bookrunner for, and a lender under, certain credit facilities of Tower, (ii) having provided or providing certain derivatives trading services to Tower and (iii) having provided or providing certain treasury and trade management services and products to Tower.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Buyer and certain of its affiliates and have received, or in the future may receive, compensation for the rendering of these services, including (i) having acted or acting as manager or underwriter for various debt (including convertible debt) offerings of certain of Buyer’s affiliates, (ii) having acted or acting as lender under certain term loans, letters of credit and credit and/or leasing facilities for certain of Buyer’s affiliates and (iii) having provided or providing certain treasury and trade management services and products to certain of Buyer’s affiliates.

The Board of Directors

Tower Group International, Ltd.

It is understood that this letter is for the benefit and use of the Board of Directors of Tower (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

The Board of Directors

Tower Group International, Ltd.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Tower Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

Annex E

EXECUTION VERSION

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of January 3, 2014, and made by THE MICHAEL KARFUNKEL 2005 GRANTOR RETAINED ANNUITY TRUST (the “Guarantor”), in favor of TOWER GROUP INTERNATIONAL, LTD., a Bermuda exempted company (“Tower”).

WITNESSETH:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Tower, ACP RE, LTD., a Bermuda exempted company (“Parent”) and London Acquisition Company Limited, a Bermuda exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), Parent and Merger Sub have agreed to effect the Merger (as defined in the Merger Agreement) of Merger Sub with and into Tower on the terms and conditions set forth in the Merger Agreement;

WHEREAS, the Guarantor indirectly owns 99.99% of the outstanding capital stock of Parent; and

WHEREAS, to induce Tower to enter into the Merger Agreement, the Guarantor has agreed to execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Merger Agreement and used herein shall have the meanings given to them in the Merger Agreement.

(b) As used herein, “Obligations” shall mean the obligation of Parent to pay the Merger Consideration pursuant to the terms and conditions of the Merger Agreement and the expenses required to be paid by Parent and Merger Sub pursuant to Section 8.13 thereof.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section references are to this Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to Tower the punctual and complete payment by Parent in cash when due of the Obligations. This is a guaranty of payment and not merely of collection. The Guarantor acknowledges and agrees that it is guaranteeing the Obligations as a primary obligor and not merely as surety. In furtherance of the foregoing, the Guarantor acknowledges that its liability hereunder shall extend to the full amount of the Obligations, and that Tower may, in its sole discretion, bring and prosecute a separate action or actions against Guarantor to enforce this Guaranty for such amount, regardless of whether any action is brought against Parent or whether Parent is joined in any such action.

3. Guaranty Absolute and Unconditional.

(a) The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Parent upon this Guaranty or acceptance of this Guaranty, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in material reliance upon this Guaranty; and all dealings between Parent and the Guarantor, on the one hand, and Tower on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Parent or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment; provided that the Guarantor shall be entitled to assert any defense, set-off or counterclaim which may at any time be available to or be asserted by Parent under the Merger Agreement against Tower in respect of the non-payment of any Obligation with respect to which a demand shall be made hereunder. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of Tower, and its successors, endorsees, transferees and assigns, until the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by indefeasible payment in full in cash.

(b) The Guarantor hereby agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, make any agreement with Parent and Merger Sub for any modification of the terms of the Merger Agreement without in any way impairing or affecting the Guarantor’s obligations under this Guaranty (including the Obligations); provided, that nothing contained in this Guaranty is intended to modify or supersede the provisions of the Merger Agreement as between the Company and Parent. No failure on the part of any Person to exercise, and no delay in exercising, any right, remedy or power hereunder against the Guarantor or against Parent under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power hereunder or thereunder preclude any other or future exercise of any right, remedy or power. The Guarantor agrees that the Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (i) the existence of any claim, set-off or other right that the Guarantor may have at any time against any Person, whether in connection with the Obligations or otherwise; (ii) the addition, substitution or release of any Person now or hereafter liable with respect to the Obligations, to or from this Guaranty, the Merger Agreement or any related agreement or document; (iii) any change in the corporate existence, structure or ownership of Parent or any other Person now or hereafter liable with respect to the Obligations; or (iv) the adequacy of any other means available for obtaining payment of the Obligations; provided, in each case, that the Guarantor shall be entitled to assert any defense, set-off or counterclaim which may at any time be available to or be asserted by Parent under the Merger Agreement against Tower in respect of the non-payment of any Obligation with respect to which a demand shall be made hereunder.

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(c) To the fullest extent permitted by applicable Law, the Guarantor hereby unconditionally and irrevocably waives and agrees not to exercise any rights that it may now have or hereafter acquire against Parent that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification, including the right to take or receive from Parent, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Obligations shall have been indefeasibly paid in full in cash, and the Guarantor hereby agrees that any such payment or rights shall be fully subordinated to the payment in full in cash of the Obligations.

(d) The Guarantor hereby agrees that the Obligations shall not be deemed to have been released, dismissed, impaired, reduced, discharged, paid, observed, performed or affected as the result of the bankruptcy, insolvency, disability, dissolution, termination, receivership, reorganization or lack of corporate or other power of Parent, and the Guarantor’s liability in respect thereof shall continue and shall not be discharged; provided, that neither the Company nor any holder of Company Shares will be obligated to file any claim relating to the Obligations in any such proceeding.

4. Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants that:

(a) pursuant to Clause FOURTH of that certain Michael Karfunkel 2005 GRAT Agreement dated June 28, 2005, among Michael Karfunkel, as grantor, and Michael Karfunkel and Leah Karfunkel, as trustees (as amended, the “Trust Agreement”), a true, correct and complete copy of which has been provided to Tower, Leah Karfunkel, as trustee of the Guarantor, has the power and authority and the legal right and capacity to execute and deliver this Guaranty;

(b) the Guarantor has the power and authority and the legal right and capacity to perform its obligations under this Guaranty and has taken all necessary action to authorize its execution, delivery and performance of this Guaranty;

(c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(d) the execution, delivery and performance of this Guaranty will not (i) violate any injunction, judgment, order, decree, ruling or other restriction of any Governmental Authority to which the Guarantor is subject or (ii) conflict with, result in a breach of, constitute a default under, or result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Guarantor is a party or by which it is bound;

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(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required to be made or obtained by the Guarantor in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by the Guarantor;

(f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or assets (1) with respect to this Guaranty or any of the transactions contemplated hereby, or (2) that would reasonably be expected to result in aggregate liabilities of the Guarantor that would be material to the financial condition of the Guarantor;

(g) as of the date hereof Leah Karfunkel is the sole trustee of the Trust. The Trust Agreement will not be amended and will not be subject to any side or other agreements or arrangements among the parties thereto, which in any such case shall cause the Guarantor to be unable to satisfy its obligations hereunder; and

(h) as of the date hereof Guarantor has the financial capacity to pay and perform its obligations under the Guaranty (including the payment of the full amount of the Merger Consideration) and to redeem in full all of the Convertible Notes, and during the period between the date hereof and the Effective Time, the Guarantor will not make distributions or other transfers of its assets if immediately following such distribution it would no longer have the financial capacity to perform its obligations hereunder (including the payment of the full amount of the Merger Consideration) and to redeem in full all of the Convertible Notes.

5. Notices. All notices, requests and demands to or upon Tower or the Guarantor to be effective shall be in writing (or by fax) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax, when sent and receipt has been confirmed, addressed as follows:

(a) if to Tower, to the address or transmission number for notices provided to Tower in the Merger Agreement; and

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(b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below with copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Ernest S. Wechsler

Facsimile: 212-715-8000

and to:

National General Holdings Corp.

59 Maiden Lane, 38th Floor

New York, NY 10038

Attention: Jeffrey Weissmann

Facsimile: 212-380-9498

Tower and the Guarantor may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

6. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7. Integration; Third Party Beneficiaries. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by Tower relative to the subject matter hereof not reflected herein. If the Effective Time occurs, the holders of Company Shares will be express third party beneficiaries of this Guaranty and will be entitled specifically to enforce the obligations of the Guarantor hereunder. Other than as contemplated by the previous sentence, this Guaranty is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

8. Amendments in Writing; No Waiver: Cumulative Remedies. This Guaranty may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Guaranty on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Guaranty shall not be construed as a waiver of any subsequent breach. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by applicable Law.

9. Section Headings. The section headings contained in this Guaranty are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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10. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and the Trustee and their successors and assigns and shall inure to the benefit of Tower and its successors and assigns; provided that the Guarantor may not assign its obligations under this Guaranty without the prior written consent of Tower (which consent may be withheld in Tower’s sole and absolute discretion).

11. Governing Law. This Guaranty shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of Laws (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

12. Submission to Jurisdiction; Waivers; Specific Performance. (a) Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York, sitting in New York, New York, or, if such court does not have jurisdiction, the Supreme Court of the State of New York, County of New York for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each party hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each party hereto also agrees that any final and unappealable judgment against any party in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party hereto agrees that service of process on it by written notice as provided in Section 5 shall be deemed effective service of process on such party.

(b) Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Guaranty. The waivers in Section 12(a) and in this Section 12(b) have been made with the advice of counsel and with a full understanding of the legal consequences thereof and shall survive the termination of this Guaranty.

(c) The parties acknowledge and agree that (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Guaranty and to enforce specifically the terms and provisions hereof in the courts described above without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Guaranty or under applicable Law and (ii) the right of specific enforcement of this Guaranty is an integral part of the Transactions and that, without that right, the Company would not have entered into the Merger Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Guaranty and to enforce specifically the terms and provisions of this Guaranty in accordance with this Section 12(c) shall not be required to provide any bond or other security in connection with any such order or injunction.

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13. No Liability of Trustee of the Guarantor. In no event shall any trustee of the Guarantor be liable to Tower for the representations, warranties and obligations of the Guarantor under this Agreement.

[signatures on next page]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

THE MICHAEL KARFUNKEL 2005 GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Leah Karfunkel
Leah Karfunkel, Trustee

Address for Notices: The Michael Karfunkel 2005 Grantor Retained Annuity Trust 59 Maiden Lane New York, NY 10038
Attention: Leah Karfunkel, Trustee Telephone: 212-380-9500
Facsimile: 212-380-9498

TOWER GROUP INTERNATIONAL, LTD.

By:	/s/ Michael H. Lee
Name:	Michael H. Lee
Title:	Chairman, President and CEO

Address for Notices:

Attention: Telephone: Facsimile:

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Annex F

COMMERCIAL LINES CUT-THROUGH

QUOTA SHARE REINSURANCE AGREEMENT

BY AND AMONG

TOWER INSURANCE COMPANY OF NEW YORK,

CASTLE POINT NATIONAL INSURANCE COMPANY,

TOWER NATIONAL INSURANCE COMPANY,

HERMITAGE INSURANCE COMPANY,

CASTLE POINT FLORIDA INSURANCE COMPANY,

KODIAK INSURANCE COMPANY,

NORTH EAST INSURANCE COMPANY,

YORK INSURANCE COMPANY OF MAINE,

MASSACHUSETTS HOMELAND INSURANCE COMPANY,

PRESERVER INSURANCE COMPANY

AND

CASTLE POINT INSURANCE COMPANY,

as Ceding Companies,

AND

TECHNOLOGY INSURANCE COMPANY, INC.,

as Reinsurer

i

Section 12.10.	Expenses	22
Section 12.11.	Currency	22
Section 12.12.	Separate Agreements	22

ii

COMMERCIAL LINES CUT-THROUGH

QUOTA SHARE REINSURANCE AGREEMENT

THIS COMMERCIAL LINES CUT-THROUGH QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into as of January 3, 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLE POINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLE POINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, KODIAK INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLE POINT INSURANCE COMPANY, an insurance company organized under the laws of New York (the “Ceding Companies” and, each a “Ceding Company”), and TECHNOLOGY INSURANCE COMPANY, INC., an insurance company organized under the laws of New Hampshire (the “Reinsurer”) (collectively, the “Parties”).

WHEREAS, this Agreement is being entered into in connection with that certain Merger Agreement of even date herewith by and between Tower Group International, Ltd. (“Tower”), ACP Re. Ltd. (“ACP Re”) and Merger Sub (the “Merger Agreement”) whereby Merger Sub is merging with and into Tower with Tower surviving such merger and related transactions by which AmTrust Financial Services, Inc. (“AmTrust”) shall acquire the renewal rights to all of Tower’s Commercial Lines Business (as defined herein);

WHEREAS, as more particularly set forth herein, the Ceding Companies and the Reinsurer wish to enter into a quota share arrangement pursuant to which the Reinsurer will reinsure (i) all Losses with respect to the Subject Policies written by the Ceding Companies in accordance with the terms hereof on or after the Effective Time and (ii) Losses occurring on or after the Effective Time with respect to the Included Existing Contracts.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article 1

DEFINITIONS

Section 1.1 Defined Terms.

The following terms shall have the respective meanings specified below throughout this Agreement.

“ACP Re” has the meaning set forth in the Recitals.

“Actual UPR Transfer Amount” has the meaning set forth in Section 3.1(a)(iii).

“Agreement” has the meaning set forth in the first paragraph.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).

“Alternative Accountants” has the meaning set forth in Section 3.1(a)(iv).

“Applicable Law” means any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to the parties hereto, or any of their respective businesses, properties or assets.

“Ceding Commission” means amounts payable to the Ceding Companies by the Reinsurer equal to:

(a) the Commission Percentage of Premiums collected by or remitted to the Reinsurer following the Effective Time, settled up as between the Parties as part of the monthly reporting pursuant to Section 3.4;

(b) with respect to the Unearned Premium Reserve, the Commission Percentage of the Unearned Premium Reserves transferred on the UPR Transfer Date, payable as follows:

(i) on the UPR Transfer Date, the Initial UPR Ceding Commission; and

(ii) following determination of the final Actual UPR Transfer Amount, as determined pursuant to Section 3.1(a)(iv) below, if such final Actual UPR Transfer Amount is greater than the Initial UPR Transfer Amount, the the Commission Percentage of the UPR Adjustment, payable following receipt of the UPR Adjustment Amount from the Ceding Companies; and

(c) the Claims Service Expenses incurred by the Ceding Companies during the term of this Agreement with respect to the Insurance Contracts, not to exceed 4.00% of the sum of Premiums collected following the Effective Time and the Unearned Premium Reserves transferred to the Reinsurer as of the UPR Transfer Date, after giving effect to the UPR Adjustment, settled up as between the Parties as part of the monthly reporting pursuant to Section 3.4.

“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of policyholders, beneficiaries or third party claimants for the payment of Losses and any other amounts due or alleged to be due under or in connection with the Insurance Contracts.

“Claims Service Expenses” means unallocated loss adjustment expenses incurred by the Ceding Company in servicing the Claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts including, but not limited, to, salaries and expenses of claims department employees and office and other overhead expenses.

“Closing Date” means the date hereof.

“Commercial Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions (other than Personal Lines Business and any assumed reinsurance) issued by a Ceding Company.

“Commission Percentage” means (a) twenty percent (20%), or (b) in the event the Merger Agreement is terminated by ACP Re other than for a material breach of the Merger Agreement by Tower, twenty-five percent (25%), with any increase in the Commission Percentage taking effect as to Ceding Commissions with respect to Premiums written on or after such termination.

“Cut-Through Endorsement” means an endorsement in the form of Exhibit B attached hereto.

“Damages” means all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation in connection with any action, suit or proceeding).

“Effective Time” means 12:01 a.m. Eastern Time on January 1, 2014.

“Estimated Existing Contract UPR” has the meaning set forth in Section 3.1(a)(ii).

“Excluded Contracts” means such insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance as set forth or described on a schedule (the “Excluded Contract Schedule”) that will be provided by the Reinsurer to Tower on or before the end of the UPR Review Period.

“Excluded Contract Schedule” has the meaning set forth in the definition of “Excluded Contracts”.

“Existing Contracts” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders and endorsements issued or written in connection therewith and extensions thereto, as to the Commercial Lines Business, in-force as of the Effective Time, issued, renewed, or written by or on behalf of the Company prior to the Effective Time.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.

“Included Existing Contracts” means the Existing Contracts, except for the Excluded Contracts.

“Initial UPR Ceding Commission” means the Commission Percentage of the Initial UPR Transfer Amount.

“Initial UPR Transfer Amount” has the meaning set forth in Section 3.1(a)(ii).

“Insurance Contracts” means the Included Existing Contracts and the Subject Policies.

“Inuring Reinsurance” means all reinsurance agreements, treaties and contracts entered into by the Ceding Companies with respect to the Insurance Contracts to the extent that such reinsurance agreements, treaties and contracts provide reinsurance coverage for the Insurance Contracts.

“Inuring Reinsurance Costs” means any ceded premium or premium deposit paid or payable by a Ceding Company for Inuring Reinsurance.

“Loss Adjustment Expenses” means expenses incurred by or on behalf of the a Ceding Company to Persons not Affiliates of any Ceding Company or employees thereof related to the investigation, appraisal, adjustment, litigation, defense or appeal of Claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts but not including the Ceding Companies’ overhead, however the Ceding Company’s expenses and costs for the employed attorneys and other legal personnel of the Ceding Company or its affiliates when engaged in the defense of claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts shall be included as Loss Adjustment Expenses.

“Loss Fund Account” means a separate bank account described in Article 4(h) and the Loss Fund Account Procedures.

“Loss Fund Account Procedures” shall mean those procedures attached as Exhibit D hereto.

“Losses” shall mean (i) liabilities and obligations to make payments to policyholders, beneficiaries and/or other third party claimants under the Insurance Contracts excluding, for avoidance of doubt, liabilities or assessments arising from a Ceding Company’s participation, if any, in any voluntary or involuntary pools, guaranty funds, or other types of government-sponsored or government-organized insurance funds); (ii) all Loss Adjustment Expenses including, without limitation, in each instance (A) all liabilities for consequential, exemplary, punitive or similar extra contractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits arising under or covered by any Insurance Contract, and (B) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment and (iii) all Claims Servicing Expenses. Notwithstanding the foregoing, “Losses” shall not include any liabilities or obligations incurred by or on behalf of a Ceding Company (x) as a result of any grossly negligent, willful, fraudulent and/or criminal act by the Ceding Company or any of its Affiliates or any of their respective officers, directors, employees or agents following the Effective Time, or (y) under an Existing Policy for a Loss occurring prior to the Effective Time. Losses shall be net of all Inuring Reinsurance paid or payable to or for the benefit of a Ceding Company, whether or not collected by the Ceding Company.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” means the subsidiary of ACP Re that will merge with Tower pursuant to the Merger Agreement.

“MGA Agreement” has the meaning set forth in Section 6.4.

“Parties” has the meaning set forth in the first paragraph.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity.

“Personal Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and personal physical damage, homeowners, personal excess and personal umbrella coverage issued by the Ceding Companies.

“Premium(s)” means all gross written premium(s), considerations, deposits, premium adjustments, fees and similar amounts related to the Insurance Contracts, less cancellation and return premiums.

“Premium Bordereaux” has the meaning set forth in Section 3.4.

“Reinsurer” has the meaning set forth in the first paragraph.

“Subject Policies” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions as to the Commercial Lines Business issued by the Ceding Companies or any Ceding Company following the Effective Time pursuant to the Underwriting Guidelines or pursuant to written consent of the Reinsurer.

“Taxes” (or “Tax” as the context may require) means all United States federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes and import duties), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

“Tower” has the meaning set forth in the Recitals.

“Underwriting Guidelines” means the underwriting and eligibility guidelines and procedures in effect as of the date hereof, without any change unless consented to in writing by the Reinsurer. On and after the date hereof, upon at least five (5) days written notice to Tower, the Reinsurer may make such changes to the Underwriting Guidelines as it shall determine in its sole discretion; provided that no such change shall require the Ceding Companies to issue a new product or to change their existing commission structure.

“Unearned Acquisition Costs” means an amount equal to the actual out-of-pocket expenses incurred by the Ceding Companies, attributable solely to the unearned portion of Premiums paid or payable prior to, on or after the Effective Time on the Included Existing Contracts, to persons who are not Affiliates of the Ceding Companies to acquire the Included Existing Contracts, including all commissions and brokerage payments and any adjustments thereto.

“Unearned In-Force Inuring Reinsurance Costs” means an amount equal to the unearned portion (calculated using the daily pro rata method) of any premium or premium deposit paid or payable by the Ceding Companies prior to, on or after the Effective Time for Inuring Reinsurance attributable to the Included Existing Contracts that shall not have been paid by the Reinsurer or one of its Affiliates.

“Unearned Premium Reserves” means the gross liability as of the Effective Time for the amount of collected Premium corresponding to the unexpired portion of all Included Existing Contracts, less the corresponding Unearned Acquisition Costs and Unearned In-Force Inuring Reinsurance Costs on such collected Premium, in each case calculated using the daily pro rata method in a manner consistent with the Ceding Companies’ quarterly financial statements dated as of September 30, 2013, prepared in accordance with statutory accounting practices and subject to any applicable Premium, commission or brokerage adjustments prior to or after the Effective Time pursuant to the underlying terms and conditions of any Insurance Contract or agent or broker contract related thereto, which adjustments shall be accounted for and settled as between the Parties as part of the monthly reporting pursuant to Section 3.4.

“UPR Review Period” means the period beginning on the Closing Date and ending on 11:59 p.m. on the tenth business day following the Closing Date.

“UPR Transfer Date” has the meaning set forth in Section 3.1(a)(ii)

“UPR True Up Report” has the meaning set forth in Section 3.1(a)(iii).

“UPR Adjustment” has the meaning set forth in Section 3.1(a)(v).

Article 2

BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1 Underwriting of Subject Policies; Identification of Excluded Contracts.

(a) Each Ceding Company agrees that each Subject Policy reinsured hereunder shall be underwritten in all respects in accordance with the Underwriting Guidelines in effect as of the date of issuance of such Subject Policy or approved in writing by the Reinsurer. The Ceding Company shall be entitled to issue a Cut-Through Endorsement (i) on or after the Effective Time, as to each Subject Policy and (ii) following the end of the UPR Review Period, as to each Existing Contract with respect to Losses occurring after the Effective Time. Any interest of the Ceding Companies in renewal rights and expirations relating to the Insurance Contracts shall be retained by the Ceding Companies.

(b) During the UPR Review Period, the Ceding Companies shall provide the Reinsurer access to such records, reports and information with respect to the Unearned Premium Reserve and Existing Contracts for the purpose of determining the Existing Contracts, which are Excluded Contracts. On or before the end of the UPR Review Period, the Reinsurer shall provide the Ceding Companies a list of Excluded Contracts.

Section 2.2 Insurance Contracts.

(a) From and after the Effective Time, each Ceding Company hereby cedes, and the Reinsurer hereby assumes, one hundred percent (100%) of all Losses (a) for which such Ceding Company is liable in respect of the Subject Policies, and (b) occurring following the Effective Time for which such Ceding Company is liable in respect of Included Existing Contracts.

(b) In the event the Reinsurer makes an indemnity payment on behalf of an Ceding Company directly to any policyholder, insured or third party pursuant to any Insurance Contract that pays, in full or in part, a Loss, cost or expense under such Insurance Contract, such payment satisfies and extinguishes any and all obligation of the Reinsurer hereunder to indemnify a Ceding Company for such Loss, cost or expense to the extent of such payment. In no event shall the Reinsurer be obligated hereunder to indemnify with respect to any Loss, cost or expense under an Insurance Contract for an amount in excess of such Loss, cost or expense.

(c) In the event that the unearned premium reserve of the Ceding Companies with respect to the Excluded Contracts is more than forty percent (40%) of the unearned premium reserve of the Ceding Companies with respect to the Existing Contracts, in each case as of the Effective Time and as reasonably determined by the Ceding Companies in accordance with the definition of Unearned Premium Reserves, the Ceding Companies may, upon written notice to the Reinsurer delivered within ten (10) business days of Tower’s receipt of the Excluded Contracts Schedule, elect to exclude all Existing Contracts from this Agreement, in which case there shall be no Included Existing Contracts.

Article 3

PAYMENTS, OFFSET, AND SECURITY

Section 3.1 Premium.

(a) Unearned Premium Reserves and Premiums.

(i) As full premium for the Included Existing Contracts ceded under this Agreement, the Ceding Companies shall transfer to the Reinsurer (A) all of the Unearned Premium Reserves held by the Company relating to such ceded business, net of Ceding Commission, and (B) all Premiums collected by or on behalf of the Ceding Companies on account of the Included Existing Contracts on or after the date hereof, to the extent unearned as of the date hereof.

(ii) Unless an election to exclude Existing Contracts shall have been made pursuant to Section 2.2(c), on the eleventh (11th) business day following the delivery of the Excluded Contract Schedule (the “UPR Transfer Date”), the Ceding Companies shall remit to the Reinsurer by wire transfer of immediately available funds an amount (the “Initial UPR Transfer Amount”) equal to the Ceding Companies’ reasonable estimate of the Unearned Premium Reserves for the Included Existing Contracts as of the Effective Time, net of the Initial UPR Ceding Commission and net of uncollected premium balances due on such Unearned Premium Reserves.

(iii) Within ninety (90) days following the UPR Transfer Date, Tower shall recalculate the amounts specified in Section 3.1(a)(ii) considering the post-UPR Transfer Date information available to the Parties (such calculations resulting in the calculation of the “Actual UPR Transfer Amount”) and, if different from the Initial UPR Transfer Amount, Tower shall send to the Reinsurer its computation of the Actual UPR Transfer Amount together with its work papers used to compute the same (the “UPR True Up Report”). In the event of the failure of Tower to deliver the UPR True Up Report within the time period specified herein, the Reinsurer shall be entitled to prepare and deliver to Tower the UPR True Up Report within one hundred eighty (180) days following the UPR Transfer Date. Tower shall consult with the Reinsurer in the course of preparing the UPR True Up Report and shall afford the Reinsurer and its designees access to the Ceding Companies’ books and records in accordance with Section 3.4(d) until the final Actual UPR Transfer Amount and the UPR Adjustment are finally determined pursuant to this Section 3.1(a).

(iv) Within ten (10) days following Tower’s or the Reinsurer’s, as applicable, receipt of the UPR True Up Report, the Parties shall confer in good faith with regard to the Actual UPR Transfer Amount and, if necessary, an appropriate adjustment shall be made to the amounts due or payable pursuant to this Section 3.1(a) as agreed upon by the Parties. If the Parties are unable to agree on the Actual UPR Transfer Amount within twenty (20) days of Tower’s receipt of the UPR True Up Report, “Alternative Accountants,” whose decision on the matter shall be binding on the Parties, shall be designated by agreement between Tower and the Reinsurer. If the Parties fail to agree on the selection of the Alternative Accountants, the Alternative Accountants shall be selected by mutual agreement of each of Tower’s and the Reinsurer’s outside independent auditors. The Alternative Accountants shall conduct such analysis as they deem appropriate, during a period not to exceed thirty (30) days after they are selected, to determine the amounts which they conclude should have been reflected in the UPR True Up Report and shall issue their decision (which shall be rendered in writing and shall specify the reasons for the decision) within fifteen (15) days after the conclusion of their analysis. The Alternative Accountants’ decision shall include a determination of the Actual UPR Transfer Amount, the amounts which they have determined should be used for the UPR True Up Report and a determination of the UPR Adjustment (as that term is defined in Section 3.1(a)(v)) due to the Reinsurer or the Ceding Companies, as the case may be. Each Party shall make available to the other Party and the Alternative Accountants such work papers as may be reasonably necessary to calculate the Actual UPR Transfer Amount and UPR Adjustment under this Section 3.1(a)(iv). No Party shall have any ex parte discussions or communications, directly or indirectly, with the Alternative Accountants regarding the subject matter of a dispute arising under this Section 3.1(a)(iv), unless the Party seeking such discussions or communications first obtains the other Party’s written consent to such ex parte contact with the Alternative Accountants. For the avoidance of doubt, in the event of any dispute with respect to the UPR True Up Report, such dispute shall be governed by this Section 3.1(a)(iv) and the procedures set forth herein, and not by the provisions of Section 12.4.

(v) On the fifth (5th) business day following the mutual written agreement of Tower and the Reinsurer to, or the determination by the Alternative Accountants of, the final Actual UPR Transfer Amount, if the premium required under this subsection (a) using such final Actual UPR Transfer Amount exceeds the Initial UPR Transfer Amount, the Ceding Companies shall remit funds to the Reinsurer equal to the difference, and if the premium so calculated is less than the Initial UPR Transfer Amount, the Ceding Companies shall be paid such difference by the Reinsurer, net of the Ceding Commission paid on such difference (the amount so transferred being herein called the “UPR Adjustment”).

(b) Subject Policies. As premium for the Subject Policies ceded under this Agreement, each Ceding Company shall pay to the Reinsurer one hundred percent (100%) of the Premiums collected that are attributable to the Subject Policies for coverage following the Effective Time, less Inuring Reinsurance Costs.

(c) Ceding Commission. The Reinsurer shall pay the Ceding Commission with respect to the collected Premium.

Section 3.2 Offset Rights.

Each Party shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Parties arising under this Agreement, and regardless of whether on account of Losses, Premiums, Ceding Commission or Inuring Reinsurance Costs, related to or arising under the Insurance Contracts; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.

Section 3.3 Premiums for Insurance Contracts

(a) The Reinsurer is authorized to collect Premiums for the Insurance Contracts from policyholders and producers of a Ceding Company and may deposit such Premiums directly into one or more accounts designated by, and issued in the name of, the Reinsurer. The Ceding Companies shall direct policyholders and producers to make all Premium payments payable with respect to Insurance Contracts directly to Reinsurer. To the extent any Premiums are collected directly by a Ceding Company, such Ceding Company shall so advise the Reinsurer and shall promptly remit them to the Reinsurer. Provided that the Reinsurer properly funds the Loss Fund Account in accordance with Section 4(h), such remittance shall be without any reduction or offset for any Ceding Commission or Losses due to any Ceding Company or any amount due Tower or any of its Affiliates. The Reinsurer and the Ceding Companies agree to maintain accounting and operational records and books in adequate detail so as to identify the specific Insurance Contracts and policyholders of the Ceding Companies with respect to all collected Premiums and to report Premiums collected in accordance with Section 3.4(a).

(b) The Reinsurer shall: (i) timely pay any return premium, coming due under the Insurance Contracts; or (ii) pursuant to the next monthly settlement pursuant to Section 3.4, reimburse a Ceding Company for any of the foregoing amounts that are instead paid by such Ceding Company, net of the amount of Ceding Commission paid upon any such return premium. Ceding Company shall reimburse the Reinsurer for any Ceding Commission on return premium paid by Reinsurer.

(c) Notwithstanding the foregoing, the Parties recognize that Premium is remitted to the Ceding Companies by producers net of commissions due and that in such case only net Premium shall be remitted to the Reinsurer.

Section 3.4 Reports and Remittances.

(a) The Parties shall conduct monthly settlements based upon monthly bordereaux to be provided by or on behalf of the Ceding Companies evidencing the amount due or to be due in a form, and containing such detail, as is agreed to by the Parties. Each Party shall pay or credit in cash or its equivalent to the other all net amounts for which it may be liable under the terms and conditions of this Agreement within ten (10) days after receipt of each Premium Bordereaux and Inuring Reinsurance report. In connection with such monthly settlement the Ceding Companies shall:

(i) With regard to the Insurance Contracts and Cut-Through Endorsements, furnish to Reinsurer, in an electronic format the following:

(1) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement (the “Premium Bordereaux”) of (a) all Premiums written and Premium adjustments (whether additional or returned), (b) Premiums collected by the Ceding Company, (c) based on information provided by Reinsurer no later than the 10th day of each month (a “Premiums Collection Report”), Premiums collected by Reinsurer, and (c) Ceding Commissions payable, Ceding Commission adjustments and Ceding Commissions paid or collected by the Ceding Companies with respect to all business and transactions effective in that month no later than the 15th day of the subsequent month; provided that if reasonably required by Reinsurer, Ceding Companies shall provide the information described above and the accounts receivable aging described in subsection (ii) more frequently than monthly to the extent it is commercially practicable for them to do so.

(2) The Ceding Companies will provide a monthly account current report (the “Account Current”) to the Company no later than the 15th day of the subsequent month. The Account Current will include the following information on a per Policy basis as of the end of the given month:

a)	Policy Number;

b)	Insured;

c)	Policy Effective Date;

d)	Expiration Date;

e)	Transaction Type;

f)	Written Premium for the month;

g)	Commission respective of the written Premium noted above and payable to agents and producers unaffiliated with the Ceding Companies;

h)	Policy fee payable to persons unaffiliated with the Ceding Companies (if applicable);

i)	Claims paid;

j)	Loss Adjustment Expenses paid;

k)	Surcharges/Tax (if applicable);

l)	Net Amount Due to the Reinsurer;

m)	Outstanding balance owed to the Ceding Companies; and

n)	Installment plan and premium billed (if applicable)

(ii) Based upon the Premium Bordereaux delivered each month, the Ceding Companies will provide the Reinsurer with a monthly accounts receivable aging by Policy with such report to be received by Reinsurer within thirty (30) days of the end of the month for which the report has been prepared.

(iii) The Ceding Companies will provide Reinsurer a monthly report of underwriting activity. Such report shall include:

(1) Total Premium Written;

(2) Policies issued by named insured, including premium;

(3) Cut-Through Endorsements issued by named insured and policy number;

(4) A pricing report split by new and renewal business, including all pricing information; and

(iv) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement (the “Claims Bordereaux”) of all required Claims statistical information including, but not limited to, Claims and Loss Adjustment Expenses paid and outstanding reserves no later than the 15th day of the subsequent month.

(v) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement of premiums ceded pursuant to Inuring Reinsurance, outstanding obligations to pay such ceded premium and such ceded premium paid in each case by assuming reinsurer and treaty or agreement relating to the Inuring Reinsurance, including, if Reinsurer shall provide such information to the Ceding Companies on or before the 10th day of the month, any ceded premium paid by the Reinsurer.

From time-to-time upon reasonable written notice by Reinsurer to the Ceding Companies, Reinsurer may replace, modify or amend the procedures and reporting requirements set forth in (i) through (iv) above in good faith in order to facilitate efficient performance by the Parties of their respective obligations under this Agreement.

(b) The Ceding Companies and the Reinsurer shall furnish each other with such records, reports and information with respect to the Unearned Premium Reserve, the Actual UPR Transfer Amount, Loss Adjustment Expenses, Losses, Claims and the reinsurance contemplated hereby as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Authority, to prepare and complete such Party’s quarterly and annual financial statements or to calculate the final Actual UPR Transfer Amount and any UPR Adjustment.

(c) If any Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Authority, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the Insurance Contracts, such Ceding Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.

(d) Each Party shall have the right, through authorized representatives and upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with (i) the Insurance Contracts and any reinsurance hereunder or claims in connection therewith, (ii) the performance of the claims, underwriting and other administration services pursuant to Article 4, and (iii) the determination of the Actual UPR Transfer Amount and the UPR Adjustment. All such audits or inspections conducted by Reinsurer through its authorized representatives shall include claim systems and imaged document access, both on-site and remote. Reinsurer may appoint any Person it deems necessary to conduct such audits or inspections. Each Party shall treat the other Party’s books, records, and papers in confidence. A Party shall be permitted to conduct such audits relating to subsections (i) and (ii) above no more frequently than semi-annually.

Section 3.5 Collateral for Ceded Losses.

Without limiting the Reinsurer’s other obligations under this Section 3.6, in the event pursuant to Applicable Law of any state of the United States of America or the District of Columbia having jurisdiction over a Ceding Company, such Ceding Company is no longer able to take full reserve credit on its statutory financial statements for the reinsurance ceded to the Reinsurer without qualifying collateral therefor, the Reinsurer shall promptly agree to modifications to this Agreement so that the Reinsurer shall provide collateral for its obligations hereunder in the amount and form necessary for such Ceding Company to take full reserve credit on its statutory financial statements for the reinsurance provided hereunder on terms and conditions reasonably satisfactory to such Ceding Company and Reinsurer and in accordance with Applicable Law.

Article 4

CLAIMS, UNDERWRITING AND OTHER ADMINISTRATION

(a) The Reinsurer may, at any time, assume authority from the Ceding Companies in all matters relating to the administration of the Insurance Contracts and any Claims thereunder, including but not limited to the authority (i) to pay and adjust Claims on behalf of such Ceding Company, (ii) to communicate directly with policyholders and to collect on behalf of such Ceding Company unpaid Premiums that relate solely to the Insurance Contracts, and (iii) to handle the placement, production, underwriting, service and management of the Insurance Contracts, including without limitation the authority to (A) solicit, accept and receive submissions for Insurance Contracts or renewals of Insurance Contracts; (B) secure, at its own expense, reasonable underwriting information through reporting agencies or other appropriate sources relating to each submission; (C) issue, renew and countersign. Insurance Contracts and endorsements related thereto; (D) collect and receipt for the premiums on Insurance Contracts; (E) calculate and pay producer commissions, countersignature fees, inspection fees, loss prevention expenses, and all other expenses directly related to the production, underwriting and administration of the business subject to this Agreement, (F) adjust and settle claims under the Insurance Contracts; (G) set and establish loss reserves for the Insurance Contracts; and (H) any and all other acts or duties that would otherwise be performed by such Ceding Company necessary and appropriate to the Insurance Contracts, to the extent such authority may be granted pursuant to Applicable Law and the Reinsurer, or one or more of the Reinsurer’s Affiliates designated by the Reinsurer, shall perform all such functions as outlined herein. In exercising such authorities, the Reinsurer or any such Affiliate may delegate the performance of any duty described above to a third party; provided that no such delegation shall relieve the Reinsurer of its obligations hereunder. Subject to the forgoing limitation, effective as of the Effective Time, in furtherance of Reinsurer’s right to assume authority for administration of Insurance Contracts, each Ceding Company hereby appoints the Reinsurer as its attorney-in-fact with respect to the rights, duties and privileges and obligations of such Ceding Company in and to the Insurance Contracts, with full power and authority to act in the name, place and stead of such Ceding Company with respect to such contracts, including without limitation, the power to service such contracts, to adjust, defend, settle and to pay all Claims, to recover salvage and subrogation for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement, provided, that the Reinsurer covenants to exercise such authority in a professional manner and to use the same level of care as is used in administering the Reinsurer’s other insurance business. In furtherance of such assumption of authority, each Ceding Company grants full authority to the Reinsurer to adjust, settle or compromise all Losses hereunder, and all such adjustments, settlements and compromises shall be binding on such Ceding Company. In connection with any such assumption of authority, each Ceding Company agrees to cooperate fully with the Reinsurer in any transfer of administration, and the Reinsurer agrees to be responsible for such administration.

(b) On and after the Effective Time, each Ceding Company will provide prompt notice to the Reinsurer or its designee of all Claims (i) described on Exhibit C attached hereto, (ii) in excess of policy limits or (iii) that are extra-contractual in nature (but only to the extent such Claims are not otherwise known or reported to the Reinsurer or any of its Affiliates).

(c) A Ceding Company shall not (i) establish any Claim reserve or (ii) enter into any settlement at or above $100,000 without the written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned.

(d) A Ceding Company shall not issue any coverage declination outside the ordinary course of business to either the named insured or any party who seeks additional insured coverage under the named insured’s policy, unless supported by a coverage opinions with the adjuster’s notice report and the written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned; provided that upon five (5) days written notice from the Reinsurer to a Ceding Company, the Reinsurer may require that all coverage declinations in the ordinary course of business shall be subject to this sentence. All other coverage questions must be reviewed and approved by Reinsurer in writing prior to providing any notification to an insured.

(e) A Ceding Company shall not commence any declaratory judgment action without the prior written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned.

(f) Subject to Paragraph (a) of this Article 4, each Ceding Company or its designated Affiliate will administer, investigate and defend, as applicable, each Claim under any Subject Policy issued by it. At the request of the Reinsurer or such designee, the applicable Ceding Company will jointly associate with the Reinsurer, at the expense of the Reinsurer, in the defense or control of any Claim, suit or proceeding involving this reinsurance, and such Ceding Company shall cooperate with the Reinsurer or such designee in every respect to procure the most favorable disposition of such claim, suit or proceeding.

(g) The Ceding Companies shall maintain sufficient resources and adequate staffing levels of personnel with appropriate experience to administer the Insurance Contracts in a professional manner and shall administer the Insurance Contracts in accordance with all Applicable Laws.

(h) To facilitate the payment of Claims and Loss Adjustment Expenses, the Parties agree to use a Loss Fund Account upon the terms provided in this Agreement and the Loss Fund Account and Data Reporting Procedures set forth on Exhibit D attached hereto (the “Loss Fund Account Procedures”). From time-to-time upon reasonable written notice by Reinsurer to the Ceding Companies, Reinsurer may replace, modify or amend the Loss Fund Account Procedures in good faith in order to facilitate efficient performance by the Parties of their respective obligations under this Agreement. The funds deposited into such account shall at all times remain exclusive property of the Reinsurer. The Loss Fund Account shall be funded exclusively by the Reinsurer. The Ceding Companies shall have no obligation to advance its own funds for the payment of Claims or Loss Adjustment Expenses.

(i) The Ceding Companies shall cancel Policies as to which Premium is overdue pursuant to its customary practices unless otherwise directed in writing by Reinsurer; provided that any such cancellation shall be in accordance with Applicable Law.

(j) Reinsurer may assign employees of Reinsurer or one of its Affiliates to the appropriate offices of any Tower Affiliate for purposes of monitoring claims administration, underwriting of Insurance Contracts and issuance of Cut-Through Endorsements. Tower shall make or cause one of its Affiliates to make space available, including a private office or conference room and, where provided to employees of Tower Affiliates, adequate parking spaces, to such assigned employees as well as internet and phone access, at no cost to Reinsurer.

Article 5

REGULATORY MATTERS

At all times during the term of this Agreement, the Ceding Companies and the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.

Article 6

DUTY OF COOPERATION & INDEMNITY; REINSURANCE; MGA

Section 6.1 Cooperation.

Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

Section 6.2 Indemnity

This Agreement is an agreement for indemnity reinsurance solely between the Ceding Companies and the Reinsurer and, except as otherwise provided in the Cut-Through Endorsements, shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Companies.

Section 6.3 Reinsurance

Without written consent of the Reinsurer (which consent may be withheld in Reinsurer’s sole discretion), the Ceding Companies shall not terminate, modify or acquire Inuring Reinsurance. The Reinsurer may notify in writing the Ceding Companies as to Inuring Reinsurance that (a) it desires to be terminated, modified or acquired by the Ceding Companies and/or (b) under which the Reinsurer desires to become a reinsured with respect to the Subject Business, and the Ceding Companies shall cooperate with the Reinsurer and use commercially reasonable efforts requested by the Reinsurer to so terminate, modify or acquire Inuring Reinsurance and/or cause the Reinsurer to become a reinsured thereunder.

Section 6.4 Substitution of Managing General Agency

The Ceding Companies agree that, at the request of the Reinsurer, the parties shall enter into a managing general agency agreement (the “MGA Agreement”) by which the Ceding Companies or a designated affiliate shall act as the managing general agent for Reinsurer and its affiliates with respect to Subject Business. The MGA Agreement shall provide, to the extent possible, for the payment of a commission to the managing general agent, which provides for equivalent economic benefit as the Ceding Commission provides. The Agreement shall further provide that the managing general agent shall retain the renewal rights to the Subject Business.

Article 7

INSOLVENCY

In the event of the insolvency of a Ceding Company, this reinsurance as to Insurance Contracts issued by such Ceding Company shall be payable directly to such Ceding Company or its liquidator, receiver, conservator or statutory successor on the basis of the amount of the claims allowed in the insolvency proceeding without diminution because of the insolvency of such Ceding Company or because the liquidator, receiver, conservator or statutory successor of such Ceding Company has failed or is unable to pay all or a portion of a claim, except where (a) this Agreement specifically provides another payee of such reinsurance in the event of such Ceding Company’s insolvency, provided that this exception shall only apply to the extent that the reinsurance proceeds due such payee are actually paid by the Reinsurer, or (b) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of such Ceding Company as direct obligations of the Reinsurer to the payees under such policies and in full and complete substitution for the obligations of such Ceding Company to such payees. It is agreed, however, that the liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against such Ceding Company indicating the Subject Policy which involves a possible liability on the part of the Reinsurer within reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to such Ceding Company or its liquidator, receiver, conservator or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to the Court’s approval, against such Ceding Company as part of the expense of the conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to such Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Article 8

REGULATORY APPROVALS

The Ceding Companies and the Reinsurer shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Authorities and other parties which may be required under Applicable Law as a result of the transactions contemplated by, or to perform its respective obligations under, this Agreement. The Parties agree that where formal approval is required by any Governmental

Authority, this Agreement shall not be effective as to any and all Insurance Contracts to be reinsured hereunder in such jurisdiction until such approval is obtained. Notwithstanding the foregoing, this Agreement shall apply to all Insurance Contracts issued or to be issued in a particular jurisdiction to the extent that the Parties have agreed that no such approvals are required (including, specifically, the approval of the issuance of the Cut-Through Endorsements) or such polices are issued by or at the direction or request of the Reinsurer.

Article 9

DURATION

This Agreement shall terminate on the first anniversary of the date hereof and shall not otherwise be subject to termination except (i) by written agreement between Reinsurer and the Ceding Companies on the date indicated by such agreement, after receipt of any required approval from Government Authorities, (ii) by written notice by the Reinsurer to the Ceding Companies following the termination of the Merger Agreement, (iii) upon the execution of the MGA Agreement, (iv) ten (10) days following written notice by Reinsurer to the Ceding Companies, if any Ceding Company shall fail to remit to Reinsurer any Premium collected by such Ceding Company, unless such Premium is remitted within such ten (10) day period, (v) thirty (30) days following written notice by Reinsurer or the Ceding Companies, on the one hand, to the Ceding Companies or Reinsurer, on the other hand, if the Party receiving such notice shall default in the performance of any of its material obligations hereunder (other than the default described in subsection (iv)), unless such default, if curable, is cured within such thirty (30) day period and (vi) upon the expiration of all liability on all Insurance Contracts and the complete performance by Reinsurer and the Ceding Companies of all obligations and duties arising under this Agreement; provided that, unless otherwise agreed by the Parties, following termination of this Agreement pursuant to clauses (ii) through (vi) above, no further Subject Business will be ceded to Reinsurer, no Ceding Company will issue further Cut-Through Endorsements, Reinsurer shall remain liable hereunder with respect to Insurance Contracts issued prior to such termination and Ceding Companies shall remain obligated to service, administer and manage the Insurance Contracts and Claims thereunder in accordance with the terms of this Agreement.

Article 10

FOLLOW THE FORTUNES

The Reinsurer’s liability shall attach simultaneously with that of each Ceding Company and shall be subject in all respects to the same risks, original terms and conditions, interpretations, waivers, and to the same cancellation of the Insurance Contracts as such Ceding Company is subject to, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes and follow the settlements of such Ceding Company.

Article 11

INDEMNIFICATION

Section 11.1 Indemnification.

(a) Subject to the provisions of this Agreement, each Ceding Company agrees to indemnify and hold the Reinsurer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to a breach by such Ceding Company of any covenant or agreement of such Ceding Company in this Agreement and to be performed post-Closing.

(b) Subject to the provisions of this Agreement, the Reinsurer agrees to indemnify and hold each Ceding Company and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to a breach by the Reinsurer of any covenant or agreement of the Reinsurer in this Agreement.

Article 12

MISCELLANEOUS

Section 12.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)	If to a Ceding Company, to:

Tower Group International, Ltd.
120 Broadway (31st fl)
New York, NY 10271
	Attention:	Bill Hitselberger
	Facsimile:	(212) 202-3987
E-mail: bhitselberger@twrgrp.com

or to such other person or address as the Ceding Company shall furnish to the Reinsurer in writing.

(b)	If to the Reinsurer, to:

Technology Insurance Company, Inc.
59 Maiden Lane, 43rd fl
New York, NY 10038
Attn: Stephen Ungar, Esq.
Facsimile No.: (212) 220-7130
E-mail: Steve.Ungar@amtrustgroup.com

or to such other person or address as the Reinsurer shall furnish to the Ceding Companies in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 12.2 Assignment; Parties in Interest.

(a) Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.

(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Except as provided in Section 11.1, nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement (other than pursuant to a Cut-Through Endorsement).

Section 12.3 Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.

Section 12.4 Governing Law; Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in New York, New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 12.1 shall be deemed properly served and accepted for all purposes.

Section 12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.6 Entire Agreement; Merger. This Agreement, and any exhibits, schedules and appendices attached hereto and thereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.

Section 12.7 Exhibits and Schedules. All exhibits, schedules and appendices are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.

Section 12.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 12.9 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.

Section 12.10 Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

Section 12.11 Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.

Section 12.12 Separate Agreements. This Agreement shall be considered to be a separate agreement between each Ceding Company and the Reinsurer, and all accountings and settlements shall be on a Ceding Company-by-Ceding Company basis.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

CEDING COMPANIES:

TOWER INSURANCE COMPANY OF NEW YORK

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT NATIONAL INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

TOWER NATIONAL INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

HERMITAGE INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT FLORIDA INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

Signature Page

KODIAK INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

NORTH EAST INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

YORK INSURANCE COMPANY OF MAINE,

By	/s/ Elliot S. Orol

Title	SVP

MASSACHUSETTS HOMELAND INSURANCE COMPANY,

By	/s/ Elliot S. Orol

Title	SVP

PRESERVER INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT INSURANCE COMPANY,

By	/s/ Elliot S. Orol

Title	SVP

REINSURER:

TECHNOLOGY INSURANCE COMPANY, INC.

By	/s/ Steven Ungar

Title	Senior VP, Secretary and General Counsel

Exhibit A

[Intentionally Omitted]

Exhibit A

Exhibit B

Endorsement No.

CUT-THROUGH ENDORSEMENT

This Endorsement is made by and between Technology Insurance Company, Inc. (the “Reinsurer”) and [Tower Affiliate] (the “Company”) for the benefit of the Insured named below with regard to Policy No.      issued by the Company, to the Insured named below (the “Policy”)

Effective Date of This Endorsement:

Effective Date of Policy:

Name Insured:

The Reinsurer and the Company agree as follows:

In the event that the Company is declared insolvent by a court of competent jurisdiction and is unable to pay a loss(es) under the Policy occurring on or after the Effective Date of this Endorsement (a “Covered Loss”), (A) the Reinsurer will be liable to the Insured for such Covered Loss and will make payment directly to the Insured, subject to the terms, limits and conditions contained in the Policy, (B) the Reinsurer shall be subrogated to all rights of the Insured and the Company to the extent of such payment, and (C) the Insured will have a direct right of action against the Reinsurer for amounts payable under the Policy with respect to such Covered Loss.

New York, NY	New York, NY

This day of , 2014	This day of , 2014

[TOWER AFFILIATE]	TECHNOLOGY INSURANCE COMPANY, INC.

By:	By:

Title:	Title:

Exhibit B

Exhibit C

Reported Claims

Each Ceding Company will provide prompt notice via electronic transmission (or as otherwise directed by Reinsurer) to the Reinsurer or its designee of all Claims where or in connection with:

1. The total loss reserve is $250,000 or greater;

2. amputations requiring a prosthesis;

3. brain damage affecting mentality or central nervous system (such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak, hemiplegia or unconsciousness);

4. blindness;

5. burns (a) of the 3rd degree involving over 30% of body, (b) of the 2nd degree involving 50% of the body or (c) that are electrical and involve any of the following: internal injury, amputations, spinal cord damage and brain injury;

6. multiple fractures involving one or more members or non-union;

7. fracture of both heels (bilateral oscalis fractures);

8. massive internal injury affecting body organs;

9. any injury resulting in permanent total disability;

10. fatalities;

11. any other serious injury;

12. each claim or loss where there is continuous lost time in excess of four (4) years and which has not been previously reported to Reinsurer;

13. receipt of any suit or demand that seeks extra-contractual damages;

14. the following injuries are identified: fatalities, brain injury damage affecting mentality or central nervous system, spinal cord injury involving loss of mobility, significant burns or massive internal injury;

15. such Claims are reported 60 days or longer after the date of Loss;

Exhibit C

16. any reported fire Loss (a) when the total insured value of the structure is more than $5,000,000, (b) when a cause and origin investigator is appointed or (c) when the policy involves financial Losses; and

17. any suspected fraudulent Claim or Loss due to fraud.

Exhibit C-2

Exhibit D

Loss Fund Account Procedures

In addition to the direction expressly set forth in the Agreement, the Ceding Companies (collectively, the “Claims Administrator”) agree to comply with the following procedures (the “Loss Fund Account Procedures”). In the event of any conflict between the Loss Fund Account Procedures and the Agreement, the Agreement shall govern.

Where the following procedure directs Claims Administrator to report to Reinsurer, such report should be directed to a person to be designated in writing by the Reinsurer.

I.	CLAIM LOSS FUND ACCOUNT PROCEDURES

A.	Reinsurer will fund the Claim Loss Fund Account. The Claim Loss Fund Account will be funded in an amount that the Claims Administrator and Reinsurer agree is necessary for the purpose of paying Claims and Loss Adjustment Expenses under the Subject Policy(ies).

B.	The Loss Fund Account will be established by the Claims Administrator in Reinsurer’s name; will be funded by Reinsurer; and will be administered, monitored and maintained by the Claims Administrator at such bank approved from time to time by Reinsurer, said account being exclusively dedicated to purpose described in subsection I.A. immediately preceding. The account name will be “Tower Insurance Claims Fund FBO [Reinsurer Name]”. Reinsurer will be authorized by Claims Administrator to designate up to four Authorized Check Signers on the account. Claims Administrator is responsible for all administration or banking fees charged to the escrow account. The deposits of funds in such bank shall be insured by the Bank Insurance Fund or the Savings Associations Insurance Fund of the Federal Deposit Insurance Corporation.

Claims Administrator shall maintain such account in a fiduciary capacity separate and apart from any operating or other funds of Claims Administrator, and separate and apart from any other funds maintained by Claims Administrator on behalf of any other entity or person. The Claims Administrator shall not change the bank where the Loss Fund Account(s) is maintained without the prior written approval of Reinsurer. The account will be established with Positive Pay unless otherwise approved in writing by Reinsurer.

C.	At the inception of the Policy(ies) and at the beginning of each month, the amount of the Loss Fund Account will equal an amount which represents a good faith estimate by Reinsurer of the number of days and expected paid Claims and Loss Adjustment Expenses. The initial amount of the Loss Fund Account will be determined and deposited by Reinsurer.

D.	Claims Administrator and Reinsurer will review the amount of this Loss Fund Account periodically to determine the adequacy of the fund to cover a good faith estimate of the number of days of expected paid claims (including paid Loss Adjustment Expenses), and Claims Administrator will provide Reinsurer with a quarterly cash flow forecast in a form and manner to be agreed upon. Notwithstanding the procedure above, Reinsurer will also monitor the adequacy of the Claim Loss Fund Account and, when necessary, request to adjust the deposit to maintain the revised indicated needed amount. Reinsurer will advise Claims Administrator when the minimum amount is to be changed.

E.	Claims Administrator will administer and maintain the Claim Loss Fund Account and reconcile the account monthly.

F.	Claims Administrator will provide a report to Reinsurer by the tenth (10) business day of each month which indicates monthly, in arrears, a reconciliation of the claim Loss Fund Account, with the following information:

1.	The previous closing account balance for the Claim Loss Fund Account;

2.	Deposits made to the Claim Loss Fund Account during the month;

3.	Itemization and application of the month’s disbursements by location, check number, claim number and payment amount;

4.	The Claim Loss Fund Account balance to the end of the month; and,

5.	A Reconciliation of the Loss Run Inception-To-Date to the Total Loss Funding and Ending Escrow Claim Loss Fund Account Balance in a format acceptable to Reinsurer.

From time to time, Reinsurer may request Claims Administrator to provide additional summary or detail reports in printout or electronic format.

G.	If the Agreement is terminated Claims Administrator shall monitor and administer the Claim Loss Fund Account until all liabilities under the Policy(ies) have been resolved or completely paid.

H.	Claims Administrator shall have no investment authority, or responsibility to Reinsurer with respect to funds deposited in the Claim Loss Fund Account.

I.	Claims Administrator shall handle all correspondence, transactions and instruments of payment in a manner that complies with all regulations concerning the use of bank accounts. All Claim payments will be made in Claims Administrator’s name, on Reinsurer’s behalf.

II.	LOSS PAYMENT PROCEDURE

A.	Claimants must be paid for covered claims in accordance with regulatory requirements. For purposes of this paragraph A., the term “Claimants” means individuals or organizations that make a Claim under the Policy(ies).

B.	Claims Administrator will establish procedures to make timely payments (within agreed to and statutory time frames) of qualified loss when due, and shall have the authority to commit funds from the Claim Loss Fund Account. Drafts or checks should be issued in a timely manner and in accordance with the applicable rules, regulations and laws applicable of the jurisdiction(s) involved.

C.	Claims Administrator will retain copies of, or facsimile copies of, checks for seven (7) years from the date of bank clearance.

Annex G

PERSONAL LINES CUT-THROUGH

QUOTA SHARE REINSURANCE AGREEMENT

BY AND AMONG

TOWER INSURANCE COMPANY OF NEW YORK,

CASTLE POINT NATIONAL INSURANCE COMPANY,

TOWER NATIONAL INSURANCE COMPANY,

HERMITAGE INSURANCE COMPANY,

CASTLE POINT FLORIDA INSURANCE COMPANY,

KODIAK INSURANCE COMPANY,

NORTH EAST INSURANCE COMPANY,

YORK INSURANCE COMPANY OF MAINE,

MASSACHUSETTS HOMELAND INSURANCE COMPANY,

PRESERVER INSURANCE COMPANY

AND

CASTLE POINT INSURANCE COMPANY,

as Ceding Companies,

AND

INTEGON NATIONAL INSURANCE COMPANY,

as Reinsurer

i

ii

Section 12.10.	Expenses	22
Section 12.11.	Currency	22
Section 12.12.	Separate Agreements	22

iii

PERSONAL LINES CUT-THROUGH

QUOTA SHARE REINSURANCE AGREEMENT

THIS PERSONAL LINES CUT-THROUGH QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into as of January 3, 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLE POINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLE POINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, KODIAK INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLE POINT INSURANCE COMPANY, an insurance company organized under the laws of New York (the “Ceding Companies” and, each a “Ceding Company”), and INTEGON NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of North Carolina (the “Reinsurer”) (collectively, the “Parties”).

WHEREAS, this Agreement is being entered into in connection with that certain Merger Agreement of even date herewith by and between Tower Group International, Ltd. (“Tower”), ACP Re. Ltd. (“ACP Re”) and Merger Sub (the “Merger Agreement”) whereby Merger Sub is merging with and into Tower with Tower surviving such merger and related transactions by which National General Holdings Corporation shall acquire the renewal rights to all of Tower’s Personal Lines Business (as defined herein);

WHEREAS, as more particularly set forth herein, the Ceding Companies and the Reinsurer wish to enter into a quota share arrangement pursuant to which the Reinsurer will reinsure (i) all Losses with respect to the Subject Policies written by the Ceding Companies in accordance with the terms hereof on or after the Effective Time and (ii) Losses occurring on or after the Effective Time with respect to the Included Existing Contracts.

NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Article 1

DEFINITIONS

Section 1.1 Defined Terms.

The following terms shall have the respective meanings specified below throughout this Agreement.

“ACP Re” has the meaning set forth in the Recitals.

“Actual UPR Transfer Amount” has the meaning set forth in Section 3.1(a)(iii).

“Agreement” has the meaning set forth in the first paragraph.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).

“Alternative Accountants” has the meaning set forth in Section 3.1(a)(iv).

“Applicable Law” means any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to the parties hereto, or any of their respective businesses, properties or assets.

“Ceding Commission” means amounts payable to the Ceding Companies by the Reinsurer equal to:

(a) the Commission Percentage of Premiums collected by or remitted to the Reinsurer following the Effective Time, settled up as between the Parties as part of the monthly reporting pursuant to Section 3.4;

(b) with respect to the Unearned Premium Reserve, the Commission Percentage of the Unearned Premium Reserves transferred on the UPR Transfer Date, payable as follows:

(i) on the UPR Transfer Date, the Initial UPR Ceding Commission; and

(ii) following determination of the final Actual UPR Transfer Amount, as determined pursuant to Section 3.1(a)(iv) below, if such final Actual UPR Transfer Amount is greater than the Initial UPR Transfer Amount, the Commission Percentage of the UPR Adjustment, payable following receipt of the UPR Adjustment Amount from the Ceding Companies; and

(c) the Claims Service Expenses incurred by the Ceding Companies during the term of this Agreement with respect to the Insurance Contracts, not to exceed 4.00% of the sum of Premiums collected following the Effective Time and the Unearned Premium Reserves transferred to the Reinsurer as of the UPR Transfer Date, after giving effect to the UPR Adjustment, settled up as between the Parties as part of the monthly reporting pursuant to Section 3.4.

“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of policyholders, beneficiaries or third party claimants for the payment of Losses and any other amounts due or alleged to be due under or in connection with the Insurance Contracts.

“Claims Service Expenses” means unallocated loss adjustment expenses incurred by the Ceding Company in servicing the Claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts including, but not limited, to, salaries and expenses of claims department employees and office and other overhead expenses.

“Closing Date” means the date hereof.

“Commission Percentage” means (a) twenty percent (20%), or (b) in the event the Merger Agreement is terminated by ACP Re other than for a material breach of the Merger Agreement by Tower, twenty-five percent (25%), with any increase in the Commission Percentage taking effect as to Ceding Commissions with respect to Premiums written on or after such termination.

“Cut-Through Endorsement” means an endorsement in the form of Exhibit B attached hereto.

“Damages” means all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation in connection with any action, suit or proceeding).

“Effective Time” means 12:01 a.m. Eastern Time on January 1, 2014.

“Estimated Exising Contract UPR” has the meaning set forth in Section 3.1(a)(ii).

“Excluded Contracts” means such insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance as set forth or described on a schedule (the “Excluded Contract Schedule”) that will be provided by the Reinsurer to Tower on or before the end of the UPR Review Period.

“Excluded Contract Schedule” has the meaning set forth in the definition of “Excluded Contracts”.

“Existing Contracts” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders and endorsements issued or written in connection therewith and extensions thereto, as to the Personal Lines Business, in-force as of the Effective Time, issued, renewed, or written by or on behalf of the Company prior to the Effective Time.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.

“Included Existing Contracts” means the Existing Contracts, except for the Excluded Contracts.

“Initial UPR Ceding Commission” means the Commission Percentage of the Initial UPR Transfer Amount.

“Initial UPR Transfer Amount” has the meaning set forth in Section 3.1(a)(ii).

“Insurance Contracts” means the Included Existing Contracts and the Subject Policies.

“Inuring Reinsurance” means all reinsurance agreements, treaties and contracts entered into by the Ceding Companies with respect to the Insurance Contracts to the extent that such reinsurance agreements, treaties and contracts provide reinsurance coverage for the Insurance Contracts.

“Inuring Reinsurance Costs” means any ceded premium or premium deposit paid or payable by a Ceding Company for Inuring Reinsurance.

“Loss Adjustment Expenses” means expenses incurred by or on behalf of the a Ceding Company to Persons not Affiliates of any Ceding Company or employees thereof related to the investigation, appraisal, adjustment, litigation, defense or appeal of Claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts but not including the Ceding Companies’ overhead, however the Ceding Company’s expenses and costs for the employed attorneys and other legal personnel of the Ceding Company or its affiliates when engaged in the defense of claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts shall be included as Loss Adjustment Expenses.

“Loss Fund Account” means a separate bank account described in Article 4(h) and the Loss Fund Account Procedures.

“Loss Fund Account Procedures” shall mean those procedures attached as Exhibit D hereto.

“Losses” shall mean (i) liabilities and obligations to make payments to policyholders, beneficiaries and/or other third party claimants under the Insurance Contracts excluding, for avoidance of doubt, liabilities or assessments arising from a Ceding Company’s participation, if any, in any voluntary or involuntary pools, guaranty funds, or other types of government-sponsored or government-organized insurance funds); (ii) all Loss Adjustment Expenses including, without limitation, in each instance (A) all liabilities for consequential, exemplary, punitive or similar extra contractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits arising under or covered by any Insurance Contract, and (B) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment and (iii) all Claims Servicing Expenses. Notwithstanding the foregoing, “Losses” shall not include any liabilities or obligations incurred by or on behalf of a Ceding Company (x) as a result of any grossly negligent, willful, fraudulent and/or criminal act by the Ceding Company or any of its Affiliates or any of their respective officers, directors, employees or agents following the Effective Time, or (y) under an Existing Policy for a Loss occurring prior to the Effective Time. Losses shall be net of all Inuring Reinsurance paid or payable to or for the benefit of a Ceding Company, whether or not collected by the Ceding Company.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” means the subsidiary of ACP Re that will merge with Tower pursuant to the Merger Agreement.

“MGA Agreement” has the meaning set forth in Section 6.4.

“Parties” has the meaning set forth in the first paragraph.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity.

“Personal Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and personal physical damage, homeowners, personal excess and personal umbrella coverage issued by the Ceding Companies.

“Premium(s)” means all gross written premium(s), considerations, deposits, premium adjustments, fees and similar amounts related to the Insurance Contracts, less cancellation and return premiums.

“Premium Bordereaux” has the meaning set forth in Section 3.4.

“Reinsurer” has the meaning set forth in the first paragraph.

“Subject Policies” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions as to the Personal Lines Business issued by the Ceding Companies or any Ceding Company following the Effective Time pursuant to the Underwriting Guidelines or pursuant to written consent of the Reinsurer.

“Taxes” (or “Tax” as the context may require) means all United States federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes and import duties), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

“Tower” has the meaning set forth in the Recitals.

“Underwriting Guidelines” means the underwriting and eligibility guidelines and procedures in effect as of the date hereof, without any change unless consented to in writing by the Reinsurer. On and after the date hereof, upon at least five (5) days written notice to Tower, the Reinsurer may make such changes to the Underwriting Guidelines as it shall determine in its sole discretion; provided that no such change shall require the Ceding Companies to issue a new product or to change their existing commission structure.

“Unearned Acquisition Costs” means an amount equal to the actual out-of-pocket expenses incurred by the Ceding Companies, attributable solely to the unearned portion of Premiums paid or payable prior to, on or after the Effective Time on the Included Existing Contracts, to persons who are not Affiliates of the Ceding Companies to acquire the Included Existing Contracts, including all commissions and brokerage payments and any adjustments thereto.

“Unearned In-Force Inuring Reinsurance Costs” means an amount equal to the unearned portion (calculated using the daily pro rata method) of any premium or premium deposit paid or payable by the Ceding Companies prior to, on or after the Effective Time for Inuring Reinsurance attributable to the Included Existing Contracts that shall not have been paid by the Reinsurer or one of its Affiliates.

“Unearned Premium Reserves” means the gross liability as of the Effective Time for the amount of collected Premium corresponding to the unexpired portion of all Included Existing Contracts, less the corresponding Unearned Acquisition Costs and Unearned In-Force Inuring Reinsurance Costs on such collected Premium, in each case calculated using the daily pro rata method in a manner consistent with the Ceding Companies’ quarterly financial statements dated as of September 30, 2013, prepared in accordance with statutory accounting practices and subject to any applicable Premium, commission or brokerage adjustments prior to or after the Effective Time pursuant to the underlying terms and conditions of any Insurance Contract or agent or broker contract related thereto, which adjustments shall be accounted for and settled as between the Parties as part of the monthly reporting pursuant to Section 3.4.

“UPR Review Period” means the period beginning on the Closing Date and ending on 11:59 p.m. on the tenth business day following the Closing Date.

“UPR Transfer Date” has the meaning set forth in Section 3.1(a)(ii)

“UPR True Up Report” has the meaning set forth in Section 3.1(a)(iii).

“UPR Adjustment” has the meaning set forth in Section 3.1(a)(v).

Article 2

BASIS OF REINSURANCE AND BUSINESS REINSURED

Section 2.1 Underwriting of Subject Policies; Identification of Excluded Contracts.

(a) Each Ceding Company agrees that each Subject Policy reinsured hereunder shall be underwritten in all respects in accordance with the Underwriting Guidelines in effect as of the date of issuance of such Subject Policy or approved in writing by the Reinsurer.

The Ceding Company shall be entitled to issue a Cut-Through Endorsement (i) on or after the Effective Time, as to each Subject Policy and (ii) following the end of the UPR Review Period, as to each Existing Contract with respect to Losses occurring after the Effective Time. Any interest of the Ceding Companies in renewal rights and expirations relating to the Insurance Contracts shall be retained by the Ceding Companies.

(b) During the UPR Review Period, the Ceding Companies shall provide the Reinsurer access to such records, reports and information with respect to the Unearned Premium Reserve and Existing Contracts for the purpose of determining the Existing Contracts, which are Excluded Contracts. On or before the end of the UPR Review Period, the Reinsurer shall provide the Ceding Companies a list of Excluded Contracts.

Section 2.2 Insurance Contracts.

(a) From and after the Effective Time, each Ceding Company hereby cedes, and the Reinsurer hereby assumes, one hundred percent (100%) of all Losses (a) for which such Ceding Company is liable in respect of the Subject Policies, and (b) occurring following the Effective Time for which such Ceding Company is liable in respect of Included Existing Contracts.

(b) In the event the Reinsurer makes an indemnity payment on behalf of an Ceding Company directly to any policyholder, insured or third party pursuant to any Insurance Contract that pays, in full or in part, a Loss, cost or expense under such Insurance Contract, such payment satisfies and extinguishes any and all obligation of the Reinsurer hereunder to indemnify a Ceding Company for such Loss, cost or expense to the extent of such payment. In no event shall the Reinsurer be obligated hereunder to indemnify with respect to any Loss, cost or expense under an Insurance Contract for an amount in excess of such Loss, cost or expense.

(c) In the event that the unearned premium reserve of the Ceding Companies with respect to the Excluded Contracts is more than forty percent (40%) of the unearned premium reserve of the Ceding Companies with respect to the Existing Contracts, in each case as of the Effective Time and as reasonably determined by the Ceding Companies in accordance with the definition of Unearned Premium Reserves, the Ceding Companies may, upon written notice to the Reinsurer delivered within ten (10) business days of Tower’s receipt of the Excluded Contracts Schedule, elect to exclude all Existing Contracts from this Agreement, in which case there shall be no Included Existing Contracts.

Article 3

PAYMENTS, OFFSET, AND SECURITY

Section 3.1 Premium.

(a) Unearned Premium Reserves and Premiums.

(i) As full premium for the Included Existing Contracts ceded under this Agreement, the Ceding Companies shall transfer to the Reinsurer (A) all of the Unearned Premium Reserves held by the Company relating to such ceded business, net of Ceding Commission, and (B) all Premiums collected by or on behalf of the Ceding Companies on account of the Included Existing Contracts on or after the date hereof, to the extent unearned as of the date hereof.

(ii) Unless an election to exclude Existing Contracts shall have been made pursuant to Section 2.2(c), on the eleventh (11th) business day following the delivery of the Excluded Contract Schedule (the “UPR Transfer Date”), the Ceding Companies shall remit to the Reinsurer by wire transfer of immediately available funds an amount (the “Initial UPR Transfer Amount”) equal to the Ceding Companies’ reasonable estimate of the Unearned Premium Reserves for the Included Existing Contracts as of the Effective Time, net of the Initial UPR Ceding Commission and net of uncollected premium balances due on such Unearned Premium Reserves.

(iii) Within ninety (90) days following the UPR Transfer Date, Tower shall recalculate the amounts specified in Section 3.1(a)(ii) considering the post-UPR Transfer Date information available to the Parties (such calculations resulting in the calculation of the “Actual UPR Transfer Amount”) and, if different from the Initial UPR Transfer Amount, Tower shall send to the Reinsurer its computation of the Actual UPR Transfer Amount together with its work papers used to compute the same (the “UPR True Up Report”). In the event of the failure of Tower to deliver the UPR True Up Report within the time period specified herein, the Reinsurer shall be entitled to prepare and deliver to Tower the UPR True Up Report within one hundred eighty (180) days following the UPR Transfer Date. Tower shall consult with the Reinsurer in the course of preparing the UPR True Up Report and shall afford the Reinsurer and its designees access to the Ceding Companies’ books and records in accordance with Section 3.4(d) until the final Actual UPR Transfer Amount and the UPR Adjustment are finally determined pursuant to this Section 3.1(a).

(iv) Within ten (10) days following Tower’s or the Reinsurer’s, as applicable, receipt of the UPR True Up Report, the Parties shall confer in good faith with regard to the Actual UPR Transfer Amount and, if necessary, an appropriate adjustment shall be made to the amounts due or payable pursuant to this Section 3.1(a) as agreed upon by the Parties. If the Parties are unable to agree on the Actual UPR Transfer Amount within twenty (20) days of Tower’s receipt of the UPR True Up Report, “Alternative Accountants,” whose decision on the matter shall be binding on the Parties, shall be designated by agreement between Tower and the Reinsurer. If the Parties fail to agree on the selection of the Alternative Accountants, the Alternative Accountants shall be selected by mutual agreement of each of Tower’s and the Reinsurer’s outside independent auditors. The Alternative Accountants shall conduct such analysis as they deem appropriate, during a period not to exceed thirty (30) days after they are selected, to determine the amounts which they conclude should have been reflected in the UPR True Up Report and shall issue their decision (which shall be rendered in writing and shall specify the reasons for the decision) within fifteen (15) days after the conclusion of their analysis. The Alternative Accountants’ decision shall include a determination of the Actual UPR Transfer Amount, the amounts which they have determined should be used for the UPR True Up Report and a determination of the UPR Adjustment (as that term is defined in Section 3.1(a)(v)) due to the Reinsurer or the Ceding Companies, as the case may be. Each Party shall make available to the other Party and the Alternative

Accountants such work papers as may be reasonably necessary to calculate the Actual UPR Transfer Amount and UPR Adjustment under this Section 3.1(a)(iv). No Party shall have any ex parte discussions or communications, directly or indirectly, with the Alternative Accountants regarding the subject matter of a dispute arising under this Section 3.1(a)(iv), unless the Party seeking such discussions or communications first obtains the other Party’s written consent to such ex parte contact with the Alternative Accountants. For the avoidance of doubt, in the event of any dispute with respect to the UPR True Up Report, such dispute shall be governed by this Section 3.1(a)(iv) and the procedures set forth herein, and not by the provisions of Section 12.4.

(v) On the fifth (5th) business day following the mutual written agreement of Tower and the Reinsurer to, or the determination by the Alternative Accountants of, the final Actual UPR Transfer Amount, if the premium required under this subsection (a) using such final Actual UPR Transfer Amount exceeds the Initial UPR Transfer Amount, the Ceding Companies shall remit funds to the Reinsurer equal to the difference, and if the premium so calculated is less than the Initial UPR Transfer Amount, the Ceding Companies shall be paid such difference by the Reinsurer, net of the Ceding Commission paid on such difference (the amount so transferred being herein called the “UPR Adjustment”).

(b) Subject Policies. As premium for the Subject Policies ceded under this Agreement, each Ceding Company shall pay to the Reinsurer one hundred percent (100%) of the Premiums collected that are attributable to the Subject Policies for coverage following the Effective Time, less Inuring Reinsurance Costs.

(c) Ceding Commission. The Reinsurer shall pay the Ceding Commission with respect to the collected Premium.

Section 3.2 Offset Rights.

Each Party shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Parties arising under this Agreement, and regardless of whether on account of Losses, Premiums, Ceding Commission or Inuring Reinsurance Costs, related to or arising under the Insurance Contracts; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.

Section 3.3 Premiums for Insurance Contracts

(a) The Reinsurer is authorized to collect Premiums for the Insurance Contracts from policyholders and producers of a Ceding Company and may deposit such Premiums directly into one or more accounts designated by, and issued in the name of, the Reinsurer. The Ceding Companies shall direct policyholders and producers to make all Premium payments payable with respect to Insurance Contracts directly to Reinsurer. To the extent any Premiums are collected directly by a Ceding Company, such Ceding Company shall so advise the Reinsurer and shall promptly remit them to the Reinsurer. Provided that the Reinsurer properly funds the Loss Fund Account in accordance with

Section 4(h), such remittance shall be without any reduction or offset for any Ceding Commission or Losses due to any Ceding Company or any amount due Tower or any of its Affiliates. The Reinsurer and the Ceding Companies agree to maintain accounting and operational records and books in adequate detail so as to identify the specific Insurance Contracts and policyholders of the Ceding Companies with respect to all collected Premiums and to report Premiums collected in accordance with Section 3.4(a).

(b) The Reinsurer shall: (i) timely pay any return premium, coming due under the Insurance Contracts; or (ii) pursuant to the next monthly settlement pursuant to Section 3.4, reimburse a Ceding Company for any of the foregoing amounts that are instead paid by such Ceding Company, net of the amount of Ceding Commission paid upon any such return premium. Ceding Company shall reimburse the Reinsurer for any Ceding Commission on return premium paid by Reinsurer.

(c) Notwithstanding the foregoing, the Parties recognize that Premium is remitted to the Ceding Companies by producers net of commissions due and that in such case only net Premium shall be remitted to the Reinsurer.

Section 3.4 Reports and Remittances.

(a) The Parties shall conduct monthly settlements based upon monthly bordereaux to be provided by or on behalf of the Ceding Companies evidencing the amount due or to be due in a form, and containing such detail, as is agreed to by the Parties. Each Party shall pay or credit in cash or its equivalent to the other all net amounts for which it may be liable under the terms and conditions of this Agreement within ten (10) days after receipt of each Premium Bordereaux and Inuring Reinsurance report. In connection with such monthly settlement the Ceding Companies shall:

(i) With regard to the Insurance Contracts and Cut-Through Endorsements, furnish to Reinsurer, in an electronic format the following:

(1) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement (the “Premium Bordereaux”) of (a) all Premiums written and Premium adjustments (whether additional or returned), (b) Premiums collected by the Ceding Company, (c) based on information provided by Reinsurer no later than the 10th day of each month (a “Premiums Collection Report”), Premiums collected by Reinsurer, and (c) Ceding Commissions payable, Ceding Commission adjustments and Ceding Commissions paid or collected by the Ceding Companies with respect to all business and transactions effective in that month no later than the 15th day of the subsequent month; provided that if reasonably required by Reinsurer, Ceding Companies shall provide the information described above and the accounts receivable aging described in subsection (ii) more frequently than monthly to the extent it is commercially practicable for them to do so.

(2) The Ceding Companies will provide a monthly account current report (the “Account Current”) to the Company no later than the 15th day of the subsequent month. The Account Current will include the following information on a per Policy basis as of the end of the given month:

a)	Policy Number;

b)	Insured;

c)	Policy Effective Date;

d)	Expiration Date;

e)	Transaction Type;

f)	Written Premium for the month;

g)	Commission respective of the written Premium noted above and payable to agents and producers unaffiliated with the Ceding Companies;

h)	Policy fee payable to persons unaffiliated with the Ceding Companies (if applicable);

i)	Claims paid;

j)	Loss Adjustment Expenses paid;

k)	Surcharges/Tax (if applicable);

l)	Net Amount Due to the Reinsurer;

m)	Outstanding balance owed to the Ceding Companies; and

n)	Installment plan and premium billed (if applicable)

(ii) Based upon the Premium Bordereaux delivered each month, the Ceding Companies will provide the Reinsurer with a monthly accounts receivable aging by Policy with such report to be received by Reinsurer within thirty (30) days of the end of the month for which the report has been prepared.

(iii) The Ceding Companies will provide Reinsurer a monthly report of underwriting activity. Such report shall include:

(1) Total Premium Written;

(2) Policies issued by named insured, including premium;

(3) Cut-Through Endorsements issued by named insured and policy number;

(4) A pricing report split by new and renewal business, including all pricing information; and

(iv) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement (the “Claims Bordereaux”) of all required Claims statistical information including, but not limited to, Claims and Loss Adjustment Expenses paid and outstanding reserves no later than the 15th day of the subsequent month.

(v) The Ceding Companies will prepare and submit to the Reinsurer a detailed and itemized monthly statement of premiums ceded pursuant to Inuring Reinsurance, outstanding obligations to pay such ceded premium and such ceded premium paid in each case by assuming reinsurer and treaty or agreement relating to the Inuring Reinsurance, including, if Reinsurer shall provide such information to the Ceding Companies on or before the 10th day of the month, any ceded premium paid by the Reinsurer.

From time-to-time upon reasonable written notice by Reinsurer to the Ceding Companies, Reinsurer may replace, modify or amend the procedures and reporting requirements set forth in (i) through (iv) above in good faith in order to facilitate efficient performance by the Parties of their respective obligations under this Agreement.

(b) The Ceding Companies and the Reinsurer shall furnish each other with such records, reports and information with respect to the Unearned Premium Reserve, the Actual UPR Transfer Amount, Loss Adjustment Expenses, Losses, Claims and the reinsurance contemplated hereby as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Authority, to prepare and complete such Party’s quarterly and annual financial statements or to calculate the final Actual UPR Transfer Amount and any UPR Adjustment.

(c) If any Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Authority, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the Insurance Contracts, such Ceding Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.

(d) Each Party shall have the right, through authorized representatives and upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with (i) the Insurance Contracts and any reinsurance hereunder or claims in connection therewith, (ii) the performance of the claims, underwriting and other administration services pursuant to

Article 4, and (iii) the determination of the Actual UPR Transfer Amount and the UPR Adjustment. All such audits or inspections conducted by Reinsurer through its authorized representatives shall include claim systems and imaged document access, both on-site and remote. Reinsurer may appoint any Person it deems necessary to conduct such audits or inspections. Each Party shall treat the other Party’s books, records, and papers in confidence. A Party shall be permitted to conduct such audits relating to subsections (i) and (ii) above no more frequently than semi-annually.

Section 3.5 Collateral for Ceded Losses.

Without limiting the Reinsurer’s other obligations under this Section 3.6, in the event pursuant to Applicable Law of any state of the United States of America or the District of Columbia having jurisdiction over a Ceding Company, such Ceding Company is no longer able to take full reserve credit on its statutory financial statements for the reinsurance ceded to the Reinsurer without qualifying collateral therefor, the Reinsurer shall promptly agree to modifications to this Agreement so that the Reinsurer shall provide collateral for its obligations hereunder in the amount and form necessary for such Ceding Company to take full reserve credit on its statutory financial statements for the reinsurance provided hereunder on terms and conditions reasonably satisfactory to such Ceding Company and Reinsurer and in accordance with Applicable Law.

Article 4

CLAIMS, UNDERWRITING AND OTHER ADMINISTRATION

(a) The Reinsurer may, at any time, assume authority from the Ceding Companies in all matters relating to the administration of the Insurance Contracts and any Claims thereunder, including but not limited to the authority (i) to pay and adjust Claims on behalf of such Ceding Company, (ii) to communicate directly with policyholders and to collect on behalf of such Ceding Company unpaid Premiums that relate solely to the Insurance Contracts, and (iii) to handle the placement, production, underwriting, service and management of the Insurance Contracts, including without limitation the authority to (A) solicit, accept and receive submissions for Insurance Contracts or renewals of Insurance Contracts; (B) secure, at its own expense, reasonable underwriting information through reporting agencies or other appropriate sources relating to each submission; (C) issue, renew and countersign. Insurance Contracts and endorsements related thereto; (D) collect and receipt for the premiums on Insurance Contracts; (E) calculate and pay producer commissions, countersignature fees, inspection fees, loss prevention expenses, and all other expenses directly related to the production, underwriting and administration of the business subject to this Agreement, (F) adjust and settle claims under the Insurance Contracts; (G) set and establish loss reserves for the Insurance Contracts; and (H) any and all other acts or duties that would otherwise be performed by such Ceding Company necessary and appropriate to the Insurance Contracts, to the extent such authority may be granted pursuant to Applicable Law and the Reinsurer, or one or more of the Reinsurer’s Affiliates designated by the Reinsurer, shall perform all such functions as outlined herein. In exercising such authorities, the Reinsurer or any such Affiliate may delegate the performance of any duty described above to a third party; provided that no such delegation shall relieve the Reinsurer of its obligations hereunder. Subject to the forgoing limitation, effective as of the Effective Time, in furtherance of Reinsurer’s right to assume authority for administration of Insurance Contracts, each Ceding Company hereby appoints the Reinsurer as its attorney-in-fact with respect to the rights, duties and privileges and obligations of such Ceding Company in and to the Insurance Contracts, with full power and authority to act in the name, place and stead of such Ceding Company with respect to such contracts, including without limitation, the power to service such contracts, to adjust, defend, settle and to pay all Claims, to recover salvage and subrogation for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement, provided, that the Reinsurer covenants to exercise such authority in a professional manner and to use the same level of care as is used in administering the Reinsurer’s other insurance business. In furtherance of such assumption of authority, each Ceding Company grants full authority to the Reinsurer to adjust, settle or compromise all Losses hereunder, and all such adjustments, settlements and compromises shall be binding on such Ceding Company. In connection with any such assumption of authority, each Ceding Company agrees to cooperate fully with the Reinsurer in any transfer of administration, and the Reinsurer agrees to be responsible for such administration.

(b) On and after the Effective Time, each Ceding Company will provide prompt notice to the Reinsurer or its designee of all Claims (i) described on Exhibit C attached hereto, (ii) in excess of policy limits or (iii) that are extra-contractual in nature (but only to the extent such Claims are not otherwise known or reported to the Reinsurer or any of its Affiliates).

(c) A Ceding Company shall not (i) establish any Claim reserve or (ii) enter into any settlement at or above $100,000 without the written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned.

(d) A Ceding Company shall not issue any coverage declination outside the ordinary course of business to either the named insured or any party who seeks additional insured coverage under the named insured’s policy, unless supported by a coverage opinions with the adjuster’s notice report and the written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned; provided that upon five (5) days written notice from the Reinsurer to a Ceding Company, the Reinsurer may require that all coverage declinations in the ordinary course of business shall be subject to this sentence. All other coverage questions must be reviewed and approved by Reinsurer in writing prior to providing any notification to an insured.

(e) A Ceding Company shall not commence any declaratory judgment action without the prior written consent of Reinsurer, which shall not be unreasonably denied, delayed or conditioned.

(f) Subject to Paragraph (a) of this Article 4, each Ceding Company or its designated Affiliate will administer, investigate and defend, as applicable, each Claim under any Subject Policy issued by it. At the request of the Reinsurer or such designee, the applicable Ceding Company will jointly associate with the Reinsurer, at the expense of the Reinsurer, in the defense or control of any Claim, suit or proceeding involving this reinsurance, and such Ceding Company shall cooperate with the Reinsurer or such designee in every respect to procure the most favorable disposition of such claim, suit or proceeding.

(g) The Ceding Companies shall maintain sufficient resources and adequate staffing levels of personnel with appropriate experience to administer the Insurance Contracts in a professional manner and shall administer the Insurance Contracts in accordance with all Applicable Laws.

(h) To facilitate the payment of Claims and Loss Adjustment Expenses, the Parties agree to use a Loss Fund Account upon the terms provided in this Agreement and the Loss Fund Account and Data Reporting Procedures set forth on Exhibit D attached hereto (the “Loss Fund Account Procedures”). From time-to-time upon reasonable written notice by Reinsurer to the Ceding Companies, Reinsurer may replace, modify or amend the Loss Fund Account Procedures in good faith in order to facilitate efficient performance by the Parties of their respective obligations under this Agreement. The funds deposited into such account shall at all times remain exclusive property of the Reinsurer. The Loss Fund Account shall be funded exclusively by the Reinsurer. The Ceding Companies shall have no obligation to advance its own funds for the payment of Claims or Loss Adjustment Expenses.

(i) The Ceding Companies shall cancel Policies as to which Premium is overdue pursuant to its customary practices unless otherwise directed in writing by Reinsurer; provided that any such cancellation shall be in accordance with Applicable Law.

(j) Reinsurer may assign employees of Reinsurer or one of its Affiliates to the appropriate offices of any Tower Affiliate for purposes of monitoring claims administration, underwriting of Insurance Contracts and issuance of Cut-Through Endorsements. Tower shall make or cause one of its Affiliates to make space available, including a private office or conference room and, where provided to employees of Tower Affiliates, adequate parking spaces, to such assigned employees as well as internet and phone access, at no cost to Reinsurer.

Article 5

REGULATORY MATTERS

At all times during the term of this Agreement, the Ceding Companies and the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.

Article 6

DUTY OF COOPERATION & INDEMNITY; REINSURANCE; MGA

Section 6.1 Cooperation.

Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

Section 6.2 Indemnity

This Agreement is an agreement for indemnity reinsurance solely between the Ceding Companies and the Reinsurer and, except as otherwise provided in the Cut-Through Endorsements, shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Companies.

Section 6.3 Reinsurance

Without written consent of the Reinsurer (which consent may be withheld in Reinsurer’s sole discretion), the Ceding Companies shall not terminate, modify or acquire Inuring Reinsurance. The Reinsurer may notify in writing the Ceding Companies as to Inuring Reinsurance that (a) it desires to be terminated, modified or acquired by the Ceding Companies and/or (b) under which the Reinsurer desires to become a reinsured with respect to the Subject Business, and the Ceding Companies shall cooperate with the Reinsurer and use commercially reasonable efforts requested by the Reinsurer to so terminate, modify or acquire Inuring Reinsurance and/or cause the Reinsurer to become a reinsured thereunder.

Section 6.4 Substitution of Managing General Agency

The Ceding Companies agree that, at the request of the Reinsurer, the parties shall enter into a managing general agency agreement (the “MGA Agreement”) by which the Ceding Companies or a designated affiliate shall act as the managing general agent for Reinsurer and its affiliates with respect to Subject Business. The MGA Agreement shall provide, to the extent possible, for the payment of a commission to the managing general agent, which provides for equivalent economic benefit as the Ceding Commission provides. The Agreement shall further provide that the managing general agent shall retain the renewal rights to the Subject Business.

Article 7

INSOLVENCY

In the event of the insolvency of a Ceding Company, this reinsurance as to Insurance Contracts issued by such Ceding Company shall be payable directly to such Ceding Company or its liquidator, receiver, conservator or statutory successor on the basis of the amount of the claims allowed in the insolvency proceeding without diminution because of the insolvency of such Ceding Company or because the liquidator, receiver, conservator or statutory successor of such Ceding Company has failed or is unable to pay all or a portion of a claim, except where (a) this Agreement specifically provides another payee of such reinsurance in the event of such Ceding Company’s insolvency, provided that this exception shall only apply to the extent that the reinsurance proceeds due such payee are actually paid by the Reinsurer, or (b) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of such Ceding Company as direct obligations of the Reinsurer to the payees under such policies and in full and complete substitution for the obligations of such Ceding Company to such payees. It is agreed, however, that the liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against such Ceding Company indicating the Subject Policy which involves a possible liability on the part of the Reinsurer within reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to such Ceding Company or its liquidator, receiver, conservator or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to the Court’s approval, against such Ceding Company as part of the expense of the conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to such Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Article 8

REGULATORY APPROVALS

The Ceding Companies and the Reinsurer shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Authorities and other parties which may be required under Applicable Law as a result of the transactions contemplated by, or to perform its respective obligations under, this Agreement. The Parties agree that where formal approval is required by any Governmental Authority, this Agreement shall not be effective as to any and all Insurance Contracts to be reinsured hereunder in such jurisdiction until such approval is obtained. Notwithstanding the foregoing, this Agreement shall apply to all Insurance Contracts issued or to be issued in a particular jurisdiction to the extent that the Parties have agreed that no such approvals are required (including, specifically, the approval of the issuance of the Cut-Through Endorsements) or such polices are issued by or at the direction or request of the Reinsurer.

Article 9

DURATION

This Agreement shall terminate on the first anniversary of the date hereof and shall not otherwise be subject to termination except (i) by written agreement between Reinsurer and the Ceding Companies on the date indicated by such agreement, after receipt of any required approval from Government Authorities, (ii) by written notice by the Reinsurer to the Ceding Companies following the termination of the Merger Agreement, (iii) upon the execution of the MGA Agreement, (iv) ten (10) days following written notice by Reinsurer to the Ceding Companies, if any Ceding Company shall fail to remit to Reinsurer any Premium collected by such Ceding Company, unless such Premium is remitted within such ten (10) day period, (v) thirty (30) days following written notice by Reinsurer or the Ceding Companies, on the one hand, to the Ceding Companies or Reinsurer, on the other hand, if the Party receiving such notice shall default in the performance of any of its material obligations hereunder (other than the default described in subsection (iv)), unless such default, if curable, is cured within such thirty (30) day period and (vi) upon the expiration of all liability on all Insurance Contracts and the complete performance by Reinsurer and the Ceding Companies of all obligations and duties arising under this Agreement; provided that, unless otherwise agreed by the Parties, following termination of this Agreement pursuant to clauses (ii) through (vi) above, no further Subject Business will be ceded to Reinsurer, no Ceding Company will issue further Cut-Through Endorsements, Reinsurer shall remain liable hereunder with respect to Insurance Contracts issued prior to such termination and Ceding Companies shall remain obligated to service, administer and manage the Insurance Contracts and Claims thereunder in accordance with the terms of this Agreement.

Article 10

FOLLOW THE FORTUNES

The Reinsurer’s liability shall attach simultaneously with that of each Ceding Company and shall be subject in all respects to the same risks, original terms and conditions, interpretations, waivers, and to the same cancellation of the Insurance Contracts as such Ceding Company is subject to, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes and follow the settlements of such Ceding Company.

Article 11

INDEMNIFICATION

Section 11.1 Indemnification.

(a) Subject to the provisions of this Agreement, each Ceding Company agrees to indemnify and hold the Reinsurer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to a breach by such Ceding Company of any covenant or agreement of such Ceding Company in this Agreement and to be performed post-Closing.

(b) Subject to the provisions of this Agreement, the Reinsurer agrees to indemnify and hold each Ceding Company and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to a breach by the Reinsurer of any covenant or agreement of the Reinsurer in this Agreement.

Article 12

MISCELLANEOUS

Section 12.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a) If to a Ceding Company, to:

Tower Group International, Ltd.

120 Broadway (31st fl)

New York, NY 10271

Attention: Bill Hitselberger

Facsimile: (212) 202-3987

E-mail: bhitselberger@twrgrp.com

or to such other person or address as the Ceding Company shall furnish to the Reinsurer in writing.

(b) If to the Reinsurer, to:

c/o National General Management Corp.

59 Maiden Lane, 38th fl

New York, NY 10038

Attn: Jeffrey Weissmann, Esq.

Facsimile No.: (212) 380-9499

E-mail: jeffrey.weissmann@ngic.com

or to such other person or address as the Reinsurer shall furnish to the Ceding Companies in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 12.2 Assignment; Parties in Interest.

(a) Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.

(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Except as provided in Section 11.1, nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement (other than pursuant to a Cut-Through Endorsement).

Section 12.3 Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.

Section 12.4 Governing Law; Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in New York, New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 12.1 shall be deemed properly served and accepted for all purposes.

Section 12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.6 Entire Agreement; Merger. This Agreement, and any exhibits, schedules and appendices attached hereto and thereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.

Section 12.7 Exhibits and Schedules. All exhibits, schedules and appendices are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.

Section 12.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 12.9 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.

Section 12.10 Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

Section 12.11 Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.

Section 12.12 Separate Agreements. This Agreement shall be considered to be a separate agreement between each Ceding Company and the Reinsurer, and all accountings and settlements shall be on a Ceding Company-by-Ceding Company basis.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

CEDING COMPANIES:

TOWER INSURANCE COMPANY OF NEW YORK

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT NATIONAL INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

TOWER NATIONAL INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

HERMITAGE INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT FLORIDA INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

Signature Page

KODIAK INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

NORTH EAST INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

YORK INSURANCE COMPANY OF MAINE

By	/s/ Elliot S. Orol

Title	SVP

MASSACHUSETTS HOMELAND INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

PRESERVER INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

CASTLE POINT INSURANCE COMPANY

By	/s/ Elliot S. Orol

Title	SVP

REINSURER:

INTEGON NATIONAL INSURANCE COMPANY

By	/s/ Michael Weiner

Title	CFO

Exhibit A

[Intentionally Omitted]

[    ]

Exhibit A

Exhibit B

Endorsement No.

CUT-THROUGH ENDORSEMENT

This Endorsement is made by and between [National General Affiliate] Insurance Company (the “Reinsurer”) and [Tower Affiliate] (the “Company”) for the benefit of the Insured named below with regard to Policy No.          issued by the Company, to the Insured named below (the “Policy”)

Effective Date of This Endorsement:

Effective Date of Policy:

Name Insured:

The Reinsurer and the Company agree as follows:

In the event that the Company is declared insolvent by a court of competent jurisdiction and is unable to pay a loss(es) under the Policy occurring on or after the Effective Date of this Endorsement (a “Covered Loss”), (A) the Reinsurer will be liable to the Insured for such Covered Loss and will make payment directly to the Insured, subject to the terms, limits and conditions contained in the Policy, (B) the Reinsurer shall be subrogated to all rights of the Insured and the Company to the extent of such payment, and (C) the Insured will have a direct right of action against the Reinsurer for amounts payable under the Policy with respect to such Covered Loss.

New York, NY	New York, NY

This day of , 2014	This day of , 2014

[TOWER AFFILIATE]	INTEGON NATIONAL INSURANCE COMPANY

By:	By:

Title:	Title:

Exhibit B

Exhibit C

Reported Claims

Each Ceding Company will provide prompt notice via electronic transmission (or as otherwise directed by Reinsurer) to the Reinsurer or its designee of all Claims where or in connection with:

1. The total loss reserve is $250,000 or greater;

2. amputations requiring a prosthesis;

3. brain damage affecting mentality or central nervous system (such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak, hemiplegia or unconsciousness);

4. blindness;

5. burns (a) of the 3rd degree involving over 30% of body, (b) of the 2nd degree involving 50% of the body or (c) that are electrical and involve any of the following: internal injury, amputations, spinal cord damage and brain injury;

6. multiple fractures involving one or more members or non-union;

7. fracture of both heels (bilateral oscalis fractures);

8. massive internal injury affecting body organs;

9. any injury resulting in permanent total disability;

10. fatalities;

11. any other serious injury;

12. each claim or loss where there is continuous lost time in excess of four (4) years and which has not been previously reported to Reinsurer;

13. receipt of any suit or demand that seeks extra-contractual damages;

14. the following injuries are identified: fatalities, brain injury damage affecting mentality or central nervous system, spinal cord injury involving loss of mobility, significant burns or massive internal injury;

15. such Claims are reported 60 days or longer after the date of Loss;

Exhibit C

16. any reported fire Loss (a) when the total insured value of the structure is more than $5,000,000, (b) when a cause and origin investigator is appointed or (c) when the policy involves financial Losses; and

17. any suspected fraudulent Claim or Loss due to fraud.

Exhibit C-2

Exhibit D

Loss Fund Account Procedures

In addition to the direction expressly set forth in the Agreement, the Ceding Companies (collectively, the “Claims Administrator”) agree to comply with the following procedures (the “Loss Fund Account Procedures”). In the event of any conflict between the Loss Fund Account Procedures and the Agreement, the Agreement shall govern.

Where the following procedure directs Claims Administrator to report to Reinsurer, such report should be directed to be designated in writing by the Reinsurer.

I.	CLAIM LOSS FUND ACCOUNT PROCEDURES

A.	Reinsurer will fund the Claim Loss Fund Account. The Claim Loss Fund Account will be funded in an amount that the Claims Administrator and Reinsurer agree is necessary for the purpose of paying Claims and Loss Adjustment Expenses under the Subject Policy(ies).

B.	The Loss Fund Account will be established by the Claims Administrator in Reinsurer’s name; will be funded by Reinsurer; and will be administered, monitored and maintained by the Claims Administrator at such bank approved from time to time by Reinsurer, said account being exclusively dedicated to purpose described in subsection I.A. immediately preceding. The account name will be “Tower Insurance Claims Fund FBO [Reinsurer Name]”. Reinsurer will be authorized by Claims Administrator to designate up to four Authorized Check Signers on the account. Claims Administrator is responsible for all administration or banking fees charged to the escrow account. The deposits of funds in such bank shall be insured by the Bank Insurance Fund or the Savings Associations Insurance Fund of the Federal Deposit Insurance Corporation.

Claims Administrator shall maintain such account in a fiduciary capacity separate and apart from any operating or other funds of Claims Administrator, and separate and apart from any other funds maintained by Claims Administrator on behalf of any other entity or person. The Claims Administrator shall not change the bank where the Loss Fund Account(s) is maintained without the prior written approval of Reinsurer. The account will be established with Positive Pay unless otherwise approved in writing by Reinsurer.

C.	At the inception of the Policy(ies) and at the beginning of each month, the amount of the Loss Fund Account will equal an amount which represents a good faith estimate by Reinsurer of the number of days and expected paid Claims and Loss Adjustment Expenses. The initial amount of the Loss Fund Account will be determined and deposited by Reinsurer.

D.	Claims Administrator and Reinsurer will review the amount of this Loss Fund Account periodically to determine the adequacy of the fund to cover a good faith estimate of the number of days of expected paid claims (including paid Loss Adjustment Expenses), and Claims Administrator will provide Reinsurer with a quarterly cash flow forecast in a form and manner to be agreed upon. Notwithstanding the procedure above, Reinsurer will also monitor the adequacy of the Claim Loss Fund Account and, when necessary, request to adjust the deposit to maintain the revised indicated needed amount. Reinsurer will advise Claims Administrator when the minimum amount is to be changed.

E.	Claims Administrator will administer and maintain the Claim Loss Fund Account and reconcile the account monthly.

F.	Claims Administrator will provide a report to Reinsurer by the tenth (10) business day of each month which indicates monthly, in arrears, a reconciliation of the claim Loss Fund Account, with the following information:

1.	The previous closing account balance for the Claim Loss Fund Account;

2.	Deposits made to the Claim Loss Fund Account during the month;

3.	Itemization and application of the month’s disbursements by location, check number, claim number and payment amount;

4.	The Claim Loss Fund Account balance to the end of the month; and,

5.	A Reconciliation of the Loss Run Inception-To-Date to the Total Loss Funding and Ending Escrow Claim Loss Fund Account Balance in a format acceptable to Reinsurer.

From time to time, Reinsurer may request Claims Administrator to provide additional summary or detail reports in printout or electronic format.

G.	If the Agreement is terminated Claims Administrator shall monitor and administer the Claim Loss Fund Account until all liabilities under the Policy(ies) have been resolved or completely paid.

H.	Claims Administrator shall have no investment authority, or responsibility to Reinsurer with respect to funds deposited in the Claim Loss Fund Account.

I.	Claims Administrator shall handle all correspondence, transactions and instruments of payment in a manner that complies with all regulations concerning the use of bank accounts. All Claim payments will be made in Claims Administrator’s name, on Reinsurer’s behalf.

II.	LOSS PAYMENT PROCEDURE

A.	Claimants must be paid for covered claims in accordance with regulatory requirements. For purposes of this paragraph A., the term “Claimants” means individuals or organizations that make a Claim under the Policy(ies).

B.	Claims Administrator will establish procedures to make timely payments (within agreed to and statutory time frames) of qualified loss when due, and shall have the authority to commit funds from the Claim Loss Fund Account. Drafts or checks should be issued in a timely manner and in accordance with the applicable rules, regulations and laws applicable of the jurisdiction(s) involved.

C.	Claims Administrator will retain copies of, or facsimile copies of, checks for seven (7) years from the date of bank clearance.